As filed with the Securities and Exchange Commission on January 11, 2017     Registration No. 333 -207711

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________________

PRE-EFFECTIVE AMENDMENT NO. 3

TO

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

____________________________

HARTMAN VREIT XXI, INC.

(Exact name of registrant as specified in its governing instruments)

______________________

2909 Hillcroft, Suite 420

Houston, Texas 77057

(713) 467-2222

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

__________________________

 Allen R. Hartman

President

HARTMAN VREIT XXI, INC.

2909 Hillcroft, Suite 420

Houston, Texas 77057

 (713) 467-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston
Alston & Bird
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]    Accelerated filer   [  ]

Non-accelerated filer    [  ] (Do not check if smaller reporting company)  Smaller reporting company   [ x]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JANUARY 11, 2017

Hartman vREIT XXI, Inc.

$269,000,000 Maximum Offering

$1,000,000 Minimum Offering

Hartman vREIT XXI, Inc. (referred to herein as “we,” “us,” “our” or the “company”) is a Maryland corporation formed to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial, and warehouse properties located primarily in Texas. We are externally managed by Hartman XXI Advisors, LLC (“Advisor”), an affiliate of our Sponsor, Hartman Income REIT Management, Inc. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2017.

In this initial public offering we are offering up to $269,000,000 in shares of our common stock, divided into Class A shares and Class T shares, which we refer to collectively as our “common stock”. The share classes have differing selling commissions and the Class T shares are subject to an ongoing distribution and shareholder servicing fee. We are offering any combination of Class A shares and Class T shares up to the maximum offering amount.  We are offering up to $250,000,000 in shares of our common stock to the public which we refer to as the “primary offering,” at an initial price of $10.00 per Class A share and $9.60 per Class T share. We are also offering up to $19,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan (“DRIP”) at an initial price of $9.50 per Class A share and $9.12 per Class T share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our DRIP to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.

Hartman Real Assets Securities, Inc. is the dealer manager for this offering effective January 1, 2017 and is offering our shares on a “best efforts” basis

We are an “emerging growth company” under the federal securities laws. This investment involves a high degree of risk. You should only purchase these securities if you can afford a complete loss of your investment. See “Risk Factors” on pages 34-63.  These risks include, among others:

•

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does our charter ever require that we provide a liquidity event for our shareholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•

We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•

We have no operating history, and because we have not identified any investments to acquire with offering proceeds, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our investments before they are acquired.

•

We are dependent on our Advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•

There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our Advisor, our Sponsor, our affiliates and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•

This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•

We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our Advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment. We will likely pay distributions from return of capital until we are generating operating cash flow.

•

There is no guarantee that we will pay distributions at any particular level, or at all. If distributions are declared and paid, the amount of the distributions paid may decrease or distributions may be eliminated at any time. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment.

•

If we fail to qualify as a REIT, the amount of income available for distributions to be paid to you will be reduced.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Price to	Selling	Dealer	Net Proceeds
	Public(1)(2)	Commissions(1)(3)	Manager	(Before
			Fee(1)(3)	Expenses)(1)(4)
Primary Offering Per Share
Per A Share	10.000	0.700	0.300	9.000
Per T Share	9.600	0.288	0.288	9.024
Total Minimum (5)	1,000,000	50,000	30,000	920,000
Per A Share	10.000	0.700	0.300	9.000
Per T Share (6)	9.600	0.288	0.288	9.024
Total Maximum (5)	250,000,000	12,500,000	7,500,000	230,000,000
Distribution Reinvestment Plan Per Share
Per A Share	9.500	-	-	9.500
Per T Share (6)	9.120	-	-	9.120
Total DRIP Maximum Offering	19,000,000	-	-	19,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)(5)	269,000,000	12,500,000	7,500,000	249,000,000

(1)

Assumes we sell $250,000,000 in shares in the primary offering and $19,000,000 in shares pursuant to the DRIP.

(2)

We reserve the right to reallocate shares being offered between the primary offering and the DRIP.

(3)

No selling commissions or dealer manager fees will be paid on shares issued under the DRIP. Additional discounts are available for certain categories of investors. See “Plan of Distribution.”

(4)

Proceeds are calculated before reimbursing our Advisor for organization and offering expenses from the sale of shares in the primary offering.

(5) The table assumes that 50% of the gross proceeds from the offering are from the sale of Class A shares and 50% of the gross offering proceeds from the offering are from the sale of Class T shares.

(6) Does not include the annual 1% distribution and shareholder servicing fee payable on the Class T shares purchased in the primary offering. Total underwriting compensation payable from whatever source, including the selling commission, dealer manager fee and the distribution and shareholder servicing fee will not exceed 10% of gross proceeds from our primary offering in accordance with FINRA rules.  See Plan of Distribution.

The minimum permitted purchase is $10,000.00 ($5,000 for an IRA). After a stockholder has satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. We expect to sell the shares of our common stock offered in the primary offering through June 24, 2018 (two years from the commencement of this offering) unless extended. We may terminate this offering at any time.

The date of this prospectus is                          , 2017.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. On a limited basis, you may be able to have shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of our shares have either:

•

a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•

gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

In addition to the suitability standards above, which must be satisfied by all investors, the following states have established additional suitability standards applicable to investors in such states:

Alabama—In addition to the general suitability standards, this investment will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and its affiliates.

Idaho—An Idaho investor must have either (a) $85,000 in annual income and a net worth of $85,000, or (b) a liquid net worth of $300,000. In addition, an Idaho investor’s total investment in us must not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as the portion of an investor’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities.

Iowa—Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor’s net worth. Net worth in each case should be determined exclusive of home, auto and home furnishings. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

Kansas—The Kansas Securities Commissioner recommends that Kansas investor limit the investor’s aggregate investment in this offering and other non-traded real estate investment trusts to not more than 10% of the investor’s liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky—Kentucky investors may not invest more than 10% of his or her liquid net worth in us or our affiliates’ non-publicly traded real estate investment trusts. Liquid net worth is defined as the portion of an investor’s total net worth that is comprised of cash, cash equivalents and readily marketable securities.

Massachusetts—Massachusetts investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other illiquid direct participation programs to 10% of such investor’s liquid net worth.

Missouri—A Missouri investor’s investment in us may not exceed 10% of the investor’s liquid net worth.

Nebraska—Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth.  (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.)  Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

New Jersey–New Jersey investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico—A New Mexico investor’s investment in us, our affiliates, and in other non-traded real estate investment trusts may not exceed 10% of the investor’s liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (defined as total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

North Dakota—North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

Ohio—It shall be unsuitable for an Ohio investor’s aggregate investment in our shares, securities of our affiliates, and in other non-traded REIT programs to exceed ten percent (10%) of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon—An Oregon investor’s maximum investment in us and our affiliates may not exceed 10% of such investor’s liquid net worth. “Liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities.

Tennessee—A Tennessee investor’s investment in us may not exceed 10% of the investor’s liquid net worth (exclusive of home, home furnishings and automobiles).

Due to minimum offering requirements, this offering is currently not available to residents of Arkansas, Pennsylvania or Washington. Special minimum offering amount requirements apply with respect to investors in the State of Kansas.  See “Plan of Distribution.”

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our stock, our investment objectives and the relative illiquidity of our shares of common stock, shares of our stock are an appropriate investment for persons who become stockholders. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

Our Sponsor, those selling shares on our behalf and each participating broker-dealer and registered investment advisor recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives and based on information indirectly obtained by a prospective stockholder through such stockholder’s investment adviser, financial adviser or bank acting as a fiduciary. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.”

Purchases of shares of our common stock pursuant to our DRIP may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors who want to purchase shares of our common stock should proceed as follows:

•

Read this entire prospectus and all supplements, if any, accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included as Appendix B to this prospectus.

•

Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to your participating broker-dealer or investment advisor. Your check should be made payable to “Hartman vREIT XXI, Inc.; provided, however, that residents of the State of Kansas should continue to make their checks payable to “UMB Bank, N.A., as escrow agent for Hartman vREIT XXI, Inc.” until such time as the minimum offering requirement applicable to Kansas residents has been met.  Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase price of your subscription.

By executing the subscription agreement and paying the full purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that it meets the minimum income and net worth suitability standards as stated in the subscription agreement. In addition, each investor agrees to promptly notify us if there are any material changes to such investor’s financial condition.

A sale of our shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of IRAs, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form requested from us.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room. See “Additional Information.”

TABLE OF CONTENTS
SUITABILITY STANDARDS	4
HOW TO SUBSCRIBE	6
IMPORTANT INFORMATION ABOUT THIS PROSPECTUS	7
PROSPECTUS SUMMARY	9
RISK FACTORS	35
INVESTMENT RISKS	35
RISKS RELATED TO CONFLICTS OF INTEREST	42
RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE	45
RISKS RELATED TO INVESTMENTS IN REAL ESTATE	50
RISKS ASSOCIATED WITH DEBT FINANCING	58
FEDERAL INCOME TAX RISKS	59
RETIREMENT PLAN RISKS	64
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	65
ESTIMATED USE OF PROCEEDS	66
MANAGEMENT	71
MANAGEMENT COMPENSATION	83
STOCK OWNERSHIP	93
CONFLICTS OF INTEREST	94
INVESTMENT OBJECTIVES, STRATEGY, AND POLICIES	101
OUR REAL ESTATE INVESTMENTS	112
PRIOR PERFORMANCE SUMMARY	114
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	119
FEDERAL INCOME TAX CONSIDERATIONS	124
STATE AND LOCAL TAX CONSIDERATIONS	141
ERISA CONSIDERATIONS	142
DESCRIPTION OF SHARES	146
THE OPERATING PARTNERSHIP AGREEMENT	163
PLAN OF DISTRIBUTION	166
SUPPLEMENTAL SALES MATERIAL	173
LEGAL MATTERS	173
EXPERTS	173
WHERE YOU CAN FIND MORE INFORMATION	173
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
CONSOLIDATED BALANCE SHEET	F-3
NOTES TO CONSOLIDATED BALANCE SHEET	F-4
APPENDIX A	A-1
PRIOR PERFORMANCE TABLES	A-1
TABLE I	A-2
EXPERIENCE IN RAISING AND INVESTING FUNDS	A-2
TABLE II	A-3
COMPENSATION TO SPONSOR	A-3
TABLE III	A-4
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS	A-4
TABLE IV	A-6
RESULTS OF COMPLETED PROGRAMS	A-6
TABLE V	A-7
RESULTS OF SALES OR DISPOSALS OF PROPERTY	A-7
FORM OF SUBSCRIPTION AGREEMENT	B-1
DISTRIBUTION REINVESTMENT PLAN	C-1
INFORMATION NOT REQUIRED IN PROSPECTUS	P-2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Hartman vREIT XXI, Inc. and its subsidiaries; “operating partnership” refers to our operating partnership, Hartman vREIT XXI, Operating Partnership L.P.; “Advisor” refers to Hartman XXI Advisors, LLC, our Advisor; “dealer manager” and “Hartman Real Assets Securities, Inc.” refers to Hartman Real Assets Securities, Inc. our managing broker dealer effective January 1, 2017; “property manager” refers to our property manager Hartman Income REIT Management, Inc.; and “Sponsor” refers to Hartman Income REIT Management, Inc., our Sponsor.

What is Hartman vREIT XXI, Inc.?

We are a recently formed Maryland corporation that intends to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties, located primarily in Texas. We intend to acquire properties in which there is a significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We believe that real estate, and in particular commercial real estate, provides an excellent investment for those investors looking for diversification, income and wealth preservation and growth in their portfolio. We believe that we have significant experience in acquiring and managing these types of properties, largely through our relationships with our Sponsor and other affiliates.

Our principal executive office is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222 or (800) 880-2212. We also maintain an Internet site at http://www.hartmanreits.com where there is additional information about us and our affiliates, provided that the contents of the Internet site are not incorporated by reference in or otherwise as part of this prospectus.

We were incorporated in the State of Maryland on September 3, 2015 and we currently do not own any real estate assets. We intend to qualify as a REIT commencing with our taxable year ending December 31, 2017. We are considered to be a “blind pool” because we have not yet identified any specific assets to acquire.

What is a REIT?

In general, a REIT is a company that:

•

combines the capital of many investors to acquire or provide financing for real estate investments;

•

allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests in the REIT;

•

is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

Under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Why are we offering two classes of our common stock and what are the differences between Class A and Class T Common Stock?

We are offering two classes of our common stock in order to provide investors with more flexibility. Investors can choose to purchase Class A shares or Class T shares in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The primary differences between each class relate to the fees and selling commissions payable in respect of each class and the differing distribution amounts and expense allocations due to the differing ongoing fees and expenses. The following table summarizes the differences in fees and selling commissions between the classes of our common stock. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our Class A and Class T shares.

	Class A Shares	Class T Shares
Initial Offering Price	$10.00	$9.60
Selling Commissions (per share)	7.0%	3.0%
Dealer Manager Fee (per share)	3.0%	3.0%
Annual Distribution and Shareholder Servicing Fee	None	1.0%(1)
Initial Offering Price Under the DRIP	$9.50	$9.12
Initial Redemption Price (per share)	$10.00	$9.60

(1)Each outstanding Class T share issued in the primary offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued. The annual distribution and shareholder servicing fee will be equal to 1.0% of the Class T share purchase price, payable on a monthly basis in arrears. Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the aggregate gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur. Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.

Class A Shares

• A higher front end selling commission, which is a one-time fee charged at the time of purchase of the shares. There are ways to reduce these charges. See "Plan of Distribution" for additional information concerning purchases eligible for reducing selling commissions.

• No annual distribution and shareholder servicing fees. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares, including those issued pursuant to our DRIP, will be reduced by the payment of the distribution and shareholder servicing fees.

Class T Shares

• Lower front end selling commission than Class A shares.

• No volume discounts available.

• Class T shares purchased in the primary offering will pay an annual distribution and shareholder servicing fee for each outstanding Class T share for four years from the date such share is issued or until the Class T shares earlier convert to Class A shares as described in this prospectus.   The distribution and shareholder servicing fees are intended to compensate the dealer manager and participating broker-dealers for ongoing services and expenses related to the marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a distribution and shareholder servicing fee for such services. The distribution and shareholder servicing fees paid in respect of Class T shares will be allocated to the Class T shares as a class-specific expense. Once our board of directors begins calculating our NAV, even though the annual distribution and shareholder servicing fee will only accrue for Class T shares purchased in the primary offering, the fee  will impact the NAV of all Class T shares, including those purchased through our DRIP. The distribution and shareholder servicing fee paid over the anticipated full four year period would be equal to $0.384 per Class T share, assuming a constant per share offering price of $9.60 per Class T share.

•

Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the month following the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (v) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur. Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.

The distribution and shareholder servicing fee will be allocated on a class-specific basis. While the per share distribution amount declared on each of our classes of common stock will be the same, we will adjust the final amounts paid for class-specific expenses, which we expect will result in different final distribution amounts for each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, once we begin calculating our NAV, as a result of the allocation of class-specific expenses, the Class T shares could have a different NAV per share.. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Our dealer manager will be responsible for reviewing the information provided by our transfer agent with respect to the amounts paid as distribution and shareholder servicing fees, and will monitor the balances applicable to each Class T share and provide notice to us and to the shareholder as to the status of each Class T share and the conversion of the Class T share into Class A shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV (or the most recent public offering price per share if a NAV has not yet been determined) for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

What is your investment approach?

The cornerstone of our investment strategy is our Advisor’s discipline in acquiring commercial properties that offer a blend of current and potential income based on in place occupancy plus significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We refer to this strategy as “value-oriented” or the “Hartman Advantage.” We rely upon the value-oriented or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.

We intend to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail industrial and warehouse properties located primarily in Texas.  The commercial properties we intend to acquire may be existing income-producing properties, properties developed by an affiliate of our Advisor, newly constructed properties or properties under development or construction. We intend to target properties that are located in high traffic areas, have adequate parking, have good curb appeal, have occupancy rates of at least 50%, and have a diversified tenant mix or a creditworthy single tenant.

We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million. We intend to target office buildings with occupancy rates of at least 50%, a good tenant mix or creditworthy single tenant(s), good access and adequate parking. We will seek to acquire office properties which we believe we can increase in value through aggressive leasing. We intend to target retail properties located in high traffic residential areas with a mix of local, regional and national credit tenants that are leasing between 40,000 and 200,000 square feet.  The retail properties we target will also have adequate parking and curb appeal and possess strong mix of other tenants such as restaurants, professional service retailers, beauty salons, clothing retailers and other soft goods retailers.  We will seek to acquire light industrial properties in excess of 75,000 square feet, with a diverse tenant mix, which may contain offices, light manufacturing and small warehouse space. We do not intend to target large industrial distribution centers, heavy manufacturing or heavy industrial properties.

We intend to primarily target investments located in Texas, although we may make selective investments in other regions and markets throughout the United States based on our view of existing and future market conditions. We do not intend to make investments in properties located outside of the United States.

Are there any risks involved in an investment in your shares?

Investing in shares of our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. The risks relating to an investment in our shares include the following:

•

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does it ever require that we provide a liquidity event for our shareholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•

We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•

We have no operating history, and because we have not identified any investments to acquire with offering proceeds, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our investments before they are acquired.

•

We are dependent on our Advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us. We are dependent on our dealer manager to promote this offering.

•

There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our Advisor, our dealer manager and their affiliates and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•

This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•

We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•

Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our Advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment. We will likely pay distributions from return of capital until we are generating operating cash flow.

•

There is no guarantee that we will pay distributions at any particular level, or at all. If distributions are declared and paid, the amount of the distributions paid may decrease or distributions may be eliminated at any time. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment.

•

If we fail to qualify as a REIT, the amount of income available for distributions to be paid to you will be reduced.

What are your investment objectives?

Our principal investment objectives are to:

•

preserve, protect and return our stockholders’ capital contribution;

•

pay attractive and stable cash distributions to our stockholders;

•

realize growth in the value of our investments; and

•

enable stockholders to realize a return on their investment through a liquidity event within three to seven years after the termination of our primary offering.

Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all; therefore, we may continue indefinitely. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. See the “Investment Objectives, Strategy, and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We will have three members on our board of directors, two of whom will be independent of our Advisor and its affiliates. Our charter requires that a majority of our directors be independent of our Advisor and its affiliates. Our directors are elected annually by our stockholders. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our Advisor, as well as certain other matters set forth in our charter. Our board of directors will be required to establish an audit committee. For more information on the members of our board of directors, see “Management.”

Who is your Advisor and what are its responsibilities?

Hartman Advisors XXI, LLC is our Advisor and is a newly-formed Texas limited liability company.  It is a wholly-owned subsidiary of an affiliated company, Hartman Advisors LLC, formed in March, 2009, to manage other affiliated REITs. Our Advisor has no operating history. Our Advisor is supported by its parent company, Hartman Advisors LLC and our Sponsor and its personnel, in providing services to us.  Our Advisor will manage our day-to-day operations and our portfolio of real estate investments, and will provide marketing, investor relations and other administrative services on our behalf. Pursuant to an advisory agreement, our Advisor is responsible for the selection, negotiation, financing, portfolio management and disposition of our investments, subject to the limitations of our charter and the supervision of our board of directors.

Our Advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. Our advisory agreement has a one-year term, subject to renewals by the board of directors for an unlimited number of successive one-year periods.

Will your Advisor make an investment in you?

Yes. Hartman Advisors LLC, the parent company of our Advisor, owns 22,100 shares of our Class A common stock for which it paid $200,005 in connection with our initial capitalization.

Who will operate and manage the properties acquired?

We expect to enter into a management agreement with our property manager to provide property management services for the properties we acquire. Our property manager may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.

What is the experience of your Sponsor?

Our Sponsor, Hartman Income REIT Management, Inc., was formed as a Texas corporation on March 9, 2009.  Our Sponsor is controlled by Allen R. Hartman, our chief executive officer and chairman of the board.  Our Sponsor is a wholly owned subsidiary of Hartman Income REIT, Inc., a Maryland corporation which Mr. Hartman owns approximately 15% of the voting common stock, with the remainder of the voting common stock owned by 1032 outside investors as of September 18, 2015.  Our Sponsor has sponsored four privately offered real estate programs and two public non-traded program since its formation, none of which disclosed a date or time period in which the program might be liquidated and none of which have liquidated.  Mr. Hartman and his affiliates have closed more than 90 commercial real estate transactions totaling over $500 million and has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse real properties.  Mr. Hartman has assembled a team of real estate professionals who have been through multiple real estate cycles and have hands-on experience in acquisitions; asset, property and portfolio management; dispositions; development and leasing.  Since 1983, Mr. Hartman and his affiliates have:

•

Sponsored three publicly offered real estate programs (including this offering);

•

Sponsored 18 privately offered real estate programs;

•

raised over $350 million of equity in publicly and privately offered real estate programs; and

•

acquired over 90 value-oriented, commercial office, retail, light industrial and warehouse real estate properties.

Does your Sponsor also Sponsor any other public, non-listed REITs or other investment programs?

As described in  the section of this prospectus entitled “Prior Performance Summary,” affiliates of our Advisor have sponsored or co-sponsored six other real estate programs (collectively, “Hartman Programs”). One of the

Hartman Programs is Hartman Short Term Income Properties XX, Inc., or “Hartman XX”, a public, non-traded REIT engaged in a public offering of its shares. Hartman XX has a similar investment strategy and investment objectives to our own, and as a result we may compete with Hartman XX for investment opportunities.  We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliates, including Hartman XX.

As of the date of this prospectus, none of the six Hartman Programs are currently raising funds and only Hartman XX is currently seeking acquisitions for investment.  The Hartman XX offering has raised $181,336,480 as of September 30, 2016. Hartman XX owns 16 commercial real estate properties comprising 2,561,892 square feet located in Houston, San Antonio, Richardson, Arlington and Dallas Texas. Hartman XX is not competing for investor funds, as it was closed to new investors effective March 31, 2016.

As the date of this prospectus, Hartman XX has approximately $30,000,000 available for investment.  As set out in the section, “Certain Conflict Resolution Measures- Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities” our Advisor does not anticipate any investment opportunity conflict between Hartman XX and this offering after due consideration is given to the investment objectives of each program, the cash requirements of each program, the diversification of each program’s portfolio, the anticipated cash flow of the property, the income tax effect of the acquisition, the size of the investment, the amount of funds available to each program and the length of time such funds are available for investment. If all of these factors are substantially similar between two or more programs of our Sponsor or its affiliates, our Advisor will first offer to us those properties in which the purchase price is less than $15 million and those whose purchase price is $15 million or more would be offered first to other Hartman programs. Hartman XX may however, change its investment policies or objectives and as a result may compete with us for certain investment opportunities.

See “Conflicts of Interest-Our Affiliates’ Interests in Other Real Estate Programs” for additional discussion of Hartman XX and other programs sponsored by our Sponsor.

Who is Hartman Real Assets Securities, Inc.?

Hartman Real Assets Securites, Inc. is a wholly-owned subsidiary of Hartman Income REIT, Inc., an affiliate.  Hartman Real Assets Securities, Inc. was formed to act as a managing broker dealer for our Sponsor’s offerings, and has been approved for membership in FINRA as a broker dealer.  Hartman Real Assets Securites, Inc. will take over all of the managing broker dealer functions on January 1, 2017 from D.H. Hill Securities LLLP.

Will you use leverage?

We intend to finance a portion of the purchase price of our investments by borrowing funds on either a secured or on an unsecured basis, such as a line of credit. Although there is no limit in our Charter on the amount we can borrow to acquire a single real estate investment, we are prohibited by our Charter from incurring debt financing such that our borrowings would be in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Additionally, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our real property assets unless substantial justification exists that borrowing a greater amount is in our best interests. This policy limitation, however, does not apply to individual real property assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real property assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and to conduct our operations through our operating partnership, Hartman vREIT XXI Operating Partnership L.P. We are the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. Our wholly owned subsidiary, Hartman vREIT XXI Holdings, LLC, which we refer to as our “limited partner,” and Hartman vREIT XXI SLP, LLC, which we refer to as the “special interest limited partner,” are the initial limited partners of our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as “limited partnership interests” and “special limited partnership interests.” We will present our financial statements on a consolidated basis with our operating partnership. Because we plan to conduct substantially all of our operations through our operating partnership, we are organized in what is referred to as an UPREIT structure.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock.

Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

What is an “emerging growth company” and what is its impact on us?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and as a result we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable.

An emerging growth company is not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and is eligible for certain reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. However, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our Advisor, we do not expect to be subject to executive compensation disclosure requirements or be required to seek stockholder approval of executive compensation or “golden parachute” compensation arrangements pursuant to the Exchange Act.

We will remain an “emerging growth company” for up to five years, although we will lose that status on the earliest of (1) the last day of the fiscal year in which our annual gross revenues exceed $1 billion, (2) the date upon which  we have issued more than $1 billion in non-convertible debt during the preceding three-year period or (3) the date on which the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year.

What conflicts of interest will your Advisor and your dealer manager face?

Our Advisor, our dealer manager and their affiliates, including our executive officers, our non-independent directors and our key real estate professionals, may experience conflicts of interest in connection with the management of our business and the other businesses of our Sponsor, including Hartman XX, a public, non-listed REIT also sponsored by our Sponsor with a similar investment strategy to our own. Some conflicts of interest will face include the following:

•

the directors, officers and key personnel of our Advisor must allocate their time between advising us and managing our Sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved, including Hartman XX;

•

the compensation payable by us to our Advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and investment management fees payable to our Advisor are based upon the cost of assets we acquire and are generally payable regardless of the performance of the investments we make, and thus may create an incentive for the Advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;

•

the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us;

•

our property manager is an affiliate of our Advisor and, as a result, may benefit from our Advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets;

•

the real estate professionals acting on behalf of our Advisor must determine which investment opportunities to recommend to us and other entities affiliated with our Sponsor, including Hartman XX, which could reduce the number of potential investments presented to us;

•

other real estate programs sponsored by our Sponsor and offered through our dealer manager, including Hartman XX, may conduct offerings concurrently with this offering, and our Sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital;

•

our dealer manager may sell the shares of our affiliates and if the fees that we pay to the dealer manager are lower than those paid by such other affiliates, or if investors have a greater appetite for their shares than our shares, our dealer manager may be incentivized to sell more shares of such other affiliates and thus may devote greater attention and resources to their selling efforts than to selling our shares; and

•

our dealer manager is an affiliate and may experience a conflict of interest in carrying out its due diligence obligations. The due diligence investigation of us by our affiliated dealer manager cannot be considered to be an independent review of the terms of this offering, and therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to an investment in our shares, as well as the procedures that we have established to mitigate certain of these potential conflicts.

What is the ownership structure of the company and the affiliated entities that perform services for the company?

The following chart shows the relationships among the various Hartman entities that perform or are likely to perform important services for us as of the date of this prospectus.

What fees will you pay to the Advisor and its affiliates?

We have no paid employees. Our Advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our Advisor and its affiliates and our dealer manager, including amounts to reimburse their costs in providing services. These fees can be increased without shareholder consent. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and fees we will pay. The allocation of amounts between the Class A shares and Class T shares in the table below assumes that 50% of the shares sold in our primary offering are Class A shares and 50% are Class T shares. The 50%/50% allocation assumption is based upon our experience and polling of members of the broker dealer community.  There can be no assurance that this assumption will prove to be accurate.

We will cease paying all underwriting compensation related to this offering, including selling commissions, the dealer manager fee, the distribution and shareholder servicing fees and any other underwriting compensation payable from whatever source, when total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds from the primary portion of this offering.

.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Minimum/ Maximum Dollar Amount
Organization and Offering Stage
Selling Commissions – Dealer Manager

We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares in the primary offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the primary offering.

All selling commissions may be re-allowed to participating broker-dealers.

We will not pay selling commissions with respect to shares of either class sold pursuant to our DRIP.

Minimum: $35,000 For Class A shares and $15,000 For Class T shares)/ Maximum: $8,750,000 For Class A shares and $3,750,000 For Class T shares)
Dealer Manager Fee – Dealer Manager

We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares in the primary offering.

 Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers.

 We will not pay dealer manager fees in connection with shares of either class sold pursuant to our DRIP.

Minimum: $15,000 For Class A shares and $15,000 For Class T shares)/ Maximum:$3,750,000 For Class A shares and $3,750,000 For Class T shares)
Distribution and Shareholder Servicing Fee – Dealer Manager

Annual fee that accrues daily with respect to our Class T shares. We will begin accruing and paying the distribution and shareholder servicing fee during our organization and offering stage, once we have outstanding Class T shares. The distribution and shareholder servicing fee will continue to be paid during our operational stage. See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the payment of the distribution and shareholder servicing fee.

See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the estimated amount of the distribution and shareholder servicing fee.
Reimbursement of Other Organization and Offering Expenses –Advisor and its affiliates

We will reimburse our Advisor and its affiliates for organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) incurred on our behalf, but only to the extent that such reimbursement would not cause the selling commissions, dealer manager fees, distribution and shareholder servicing fees  and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 1.5% of the gross offering proceeds. If we raise only the minimum amount in the primary offering (and nothing pursuant to the DRIP), we expect that organization and offering expenses (other than selling commissions,  dealer manager fees and distribution and shareholder servicing fees) will be approximately 3% of the gross proceeds received. As of September 30, 2016, our Advisor has incurred $460,312 of organization and offering costs on our behalf.

$30,000/ $3,750,000
Operational Stage
Acquisition and Advisory Fees –Advisor or its affiliates

We will pay our Advisor or its affiliates 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.

$22,250/$5,656,250 (assuming no debt financing to purchase assets) $89,000/ $22,625,000 (assuming debt financing equal to 75% of the aggregate value of our real property assets)
Distribution and Shareholder Servicing Fee-Dealer Manager

Annual fee for each outstanding Class T share purchased in our primary offering for four years from the date such share is issued equal to 1.0% of the share purchase price per share for Class T shares. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous four years of such date. We will not pay a distribution and shareholder servicing fee with respect to Class T shares sold under our DRIP, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our DRIP. We pay the distribution and shareholder servicing fee monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers.

 Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur.

$5,000 annually, and $20,000 in total assuming sales of $500,000 of Class T shares; all fees may be re-allowed. If we sell $125,000,000 of Class T shares, fees would be $1,250,000 annually and $5,000,000 in total.

Acquisition Expenses –Advisor or its affiliates

In addition to the acquisition fees payable to our Advisor and its affiliates, we will reimburse our Advisor and its affiliates for all actual expenses incurred in connection with the acquisition or development of a property, whether or not the asset is ultimately acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs. In no event will the total of all acquisition fees (including debt financing fees) and acquisition expenses relating to the purchase of an investment exceed 6.0% of the contract purchase price of the investment, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time.
Debt Financing Fee –Advisor or its affiliates

We will pay our Advisor or its affiliates a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to our Advisor . Our Advisor will use some or all of this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt obtained and therefore cannot be determined at the present time.
Development Fee – Property Manager

If our property manager provides development services, we will pay our property manager a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee if a majority of our board of directors, including a majority of our independent directors, determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time
Property Management and Leasing Fees – Property Manager

We will pay our property manager property management fees equal to 5.0% of the Effective Gross Revenues (as defined below) of retail, industrial and warehouse properties under management. We will pay our property manager property management fees equal to (i) 4.0% of the Effective Gross Revenues of office properties under management with less than 100,000 square feet or with gross annual revenues under $1,000,000 and (ii) 3.0% of the Effective Gross Revenues of office properties under management with more than 100,000 square feet and/or gross annual revenues of $1,000,000 or more.  “Effective Gross Revenues” for these purposes means all payments actually collected from tenants and occupants of properties under management, exclusive of (i) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (ii) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants.  In the event that we contract directly with a third-party property manager to manage a property, we will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.

In addition to the property management fees or oversight fees, if our property manager provides leasing services with respect to a property, we will pay our property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property; provided, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.

Our property manager may subcontract the performance of its property management and leasing duties to third parties and our property manager will pay a portion of its property management, oversight or leasing fees, as applicable, to any third parties with whom it subcontracts.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — Property Manager

If our property manager provides construction management services related to the improvement or finishing of tenant space in our real estate properties, we will pay our property manager a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a construction management fee if a majority of our board of directors, including a majority of our independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.
Asset Management Fee –Advisor or its affiliates

We will pay our Advisor or its affiliates a monthly fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of each property we acquire. For these purposes, the cost of a property will equal the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of the property, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition), and the value of a property will be the value established by the most recent independent valuation report with respect to such property, if any, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Operating Expenses –Advisor

We will reimburse our Advisor for all actual expenses paid or incurred by our Advisor in connection with the services provided to us, including our allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our Advisor or its affiliates for employee costs in connection with services for which our Advisor or its affiliates receive acquisition, disposition, debt financing, or asset management fees or for the personnel costs our Advisor pays with respect to persons who serve as our executive officers.

Actual amounts are dependent upon expenses paid or incurred and the limitations on total operating expenses set forth in our charter, and therefore cannot be determined at the present time
Liquidation Stage
Disposition Fee —Advisor or affiliates

If our Advisor or  affiliate provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset; provided, however, in no event may the aggregate of the disposition fees paid to our property manager and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Actual amounts are dependent upon the sales price of specific investments and therefore cannot be determined at the present time.

Special Limited Partnership Interest — Hartman vREIT XXI SLP, LLC

 The holder of the special limited partnership interests, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our sales proceeds from the disposition of assets, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder is entitled to a payment upon the redemption of its special limited partnership interests. The special limited partnership interests will be redeemed upon: (1) the listing of our common stock on a national securities exchange; or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement other than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause.   In the event of the listing of our shares of common stock or a termination of the advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive, as described above, if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering redemption.  Payment of the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note.  If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership will be calculated taking into account the average share price of our shares for a specified period.  If the event triggering the redemption is an underwritten public offering of our shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering, If the triggering event of the redemption is the termination or non-renewal

Actual amounts depend on future liquidity events, and therefore cannot be determined at this time.

of our advisory agreement other than by us for cause for any other reason, the fair market value of the assets of our operating partnership will be calculated based on an appraisal or valuation of our assets.  In the event of the termination or nonrenewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.

How does the payment of fees and expenses affect my invested capital?

We will pay sales commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our Advisor for organizational and offering expenses and we will pay our Advisor and its affiliate’s acquisition, disposition, debt financing and other fees for services provided to us, as described in this prospectus. In addition, we will pay our property manager property management and other fees. The payment of these fees and expenses will reduce the funds available to us for investment in real estate assets. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

How many real estate investments do you currently own?

We currently own an interest in one property through a joint venture with Hartman XX Limited Partnership, one of our affiliates, which we refer to as Hartman XX LP. For additional information regarding our current investment, see the section of this prospectus entitled “Our Real Estate Investments.” Because we have not yet identified any specific additional assets to acquire, we are still considered to be a “blind pool.” We intend to continue to acquire, develop and own a diversified portfolio of value-oriented commercial properties located primarily in Texas. As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including significant property acquisitions and dispositions, by means of supplements to this prospectus.

Will you acquire properties or other assets in joint ventures?

We may acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our Advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our Advisor or with third parties.

If I buy shares, will I receive distributions and how often?

We have not paid any distributions as of the date of this prospectus. We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize and we will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital. We may also fund distributions from third-party borrowings or from advances from our Advisor or Sponsor or from our Advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets and your overall return may be reduced. Further, to the extent cash distributions are in excess of our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

Our board of directors may authorize and we may declare distributions to be paid in our common stock, in addition to or in place of some or all of our cash distributions for any particular period.

May I reinvest my distributions in additional shares?

Yes. We have adopted a distribution reinvestment plan, or DRIP. You may participate in our DRIP by checking the appropriate box on your subscription agreement or by filling out an enrollment form we will provide to you at your request. The initial purchase price for shares of common stock purchased under the DRIP will be $9.50 per Class A share and $9.12 per Class T share.

No selling commissions or dealer manager fees will be payable on shares sold under our DRIP. We may amend, suspend or terminate the DRIP for any reason at any time upon 30 days’ written notice to the participants, which may be (a) in a Current Report on Form 8-K or in our annual or quarterly reports, as publicly filed with the SEC, or (b) in a separate mailing to participants. For more information regarding the DRIP, see “Description of Shares—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our DRIP will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the DRIP at a discount to fair market value. As a result, participants in our DRIP may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that exceeds our current and accumulated earnings and profits is not subject to tax immediately, is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Will I receive a stock certificate?

No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces offering costs.

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our offering to acquire, develop and own a diversified portfolio of value-oriented commercial properties, including office, retail industrial and warehouse properties located primarily in Texas.  These properties may be existing properties, income producing properties developed by an affiliate of our Sponsor, newly constructed properties, or properties consisting of undeveloped raw land or properties otherwise under development or construction. As of the date of this prospectus, we own an interest in one property through a joint venture with Hartman XX LP.

We estimate that we will use approximately 87.33% of the gross proceeds from the primary offering (if we raise the maximum amount under this offering) to fund our investments. We intend to use the remainder of the gross offering proceeds to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and to pay fees and expenses to our Advisor and its affiliates.

For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”

What kind of offering is this? What happens if you don’t raise at least $1,000,000 in gross offering proceeds?

We are offering up to $269,000,000 in shares of our common stock in this offering. We are offering any combination of Class A shares and Class T shares up to the maximum offering amount and we may reallocate shares of our common stock between our DRIP and our primary offering. We are offering up to $250,000,000 in shares of our common stock to the public in our primary offering at an initial price of $10.00 per Class A share and at an initial price of $9.60 per Class T share and up to $19,000,000 in shares of our Class A and Class T shares of common stock to our stockholders pursuant to our DRIP at an initial price of $9.50 per Class A share and at an initial price of $9.12 per Class T share. This is a “best efforts” offering, meaning that our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares of common stock, but have no firm commitment or obligation to sell any specific number or dollar amount of our shares of common stock or purchase any shares of our common stock.

We commenced this offering on June 24, 2016. Pursuant to the terms of this offering, we were required to deposit all subscription proceeds in escrow until the date we received subscription proceeds aggregating at least $1,000,000 (including shares purchased by our Advisor and its affiliates and our directors and executive officers). As of December 1, 2016, we had received subscriptions aggregating $1,195,400, and the subscription proceeds held in escrow were released to us.  Subscription payments received from Kansas residents will be held in the escrow account until we have an aggregate of $5,000,000 in subscriptions (including sales made to residents of other states).

What is the offering price per share and how was it determined?

The initial offering price for the shares of our common stock sold in the primary offering is $10.00 per Class A share and $9.60 Per Class T share. The initial price per share of our common stock sold pursuant to our DRIP is $9.50 per Class A share and $9.12 Per Class T share. We established the initial offering price of our shares of common stock in this offering on an arbitrary basis.

Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our DRIP to reflect changes in our estimated net asset value per share, changes in applicable law and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly.

How long will this offering last?

The termination date of our primary offering will be June 24, 2018 (two years from the date of this prospectus), unless extended by one year to June 24, 2019 (three years from the date of this prospectus). Should we determine to register a follow-on public offering of ours shares of common stock, subject to the satisfaction of certain conditions we may extend this offering up to an additional 180 days beyond June 24, 2019, as permitted by the rules of the SEC. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional public offerings upon the termination of this offering. Our charter does not restrict our ability to conduct public offerings in the future.

Who can buy shares?

An investment in our shares of common stock is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. These minimum net worth and investment levels may be higher in certain states. See “Suitability Standards.”

Our Advisor and its affiliates and our directors and executive officers may purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates.

Who might benefit from an investment in our shares?

An investment in our shares of common stock may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to receive current income, seek to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares of common stock will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $10,000 ($5,000 for IRA and other ERISA plans). After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions which prohibit the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.  See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on benefit plan investors, such as individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP plan or other tax-deferred account. In making these investment decisions, you should consult with your own counsel and consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as an appendix) and pay for the shares at the time of your subscription. See “How to Subscribe.”

If I buy shares in this offering, how may I later sell them?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In order to provide stockholders with the benefit of limited liquidity, our board of directors has adopted a share redemption program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share redemption program are more flexible in cases involving the death or disability of a stockholder.

Redemptions of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We will limit the number of shares redeemed during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31 of the previous calendar year. In addition, we are only authorized to redeem shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

We will redeem shares of our common stock pursuant to our share redemption program at a price equal to, or at a discount from the amount by which (a) the lesser of (1) the average gross price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any distribution and shareholder servicing fees, stock dividends, combinations, splits, recapitalizations, and the like with respect to our shares of common stock) or (2) the offering price of like shares in our most recent primary offering, or (3) the net asset value per like share as determined and reported by the Board as of the date closest preceding the redemption request exceeds (b) the aggregate amount of net sales proceeds per like share if any, distributed to investors prior to the redemption date as the result of the sale of one or more of our investments.  See the section of this Prospectus captioned, “Description of Shares-Share Redemption Program”.

The discount will vary based upon the length of time that a stockholder has held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price Per Share
1 year or more	90.0%
2 years or more	92.5%
3 years or more	95.0%
4 years or more	97.5%
5 years or more	100.0%

We will redeem shares of our common stock at a price as calculated above, without regard for the discount period noted above in the event of the death or qualified disability of a stockholder.

The share redemption program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share redemption program at any time and from time to time upon notice to our stockholders and amend or terminate the share redemption program at any time upon 30 days’ prior written notice to our stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for redemptions. For additional information on our share redemption program, see “Description of Shares—Share Redemption Program.”

Will you provide stockholders with information concerning the estimated value of their shares of common stock?

Subject to any revisions to the current rules and regulations governing valuations, from and after 150 days following the second anniversary of breaking escrow in this offering, our Advisor or another firm we choose for that purpose will establish an estimated value per share of our common stock based upon independent appraisals of our assets that we will publicly disclose in a report under the Securities Exchange Act of 1934, as amended, and in each annual report thereafter.

When will the company seek to provide its stockholders with a liquidity event?

We may provide our stockholders with a liquidity event or events by pursuing one or some combination of the following: listing our shares for trading on a national securities exchange; liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various other liquidity strategies, including adopting a more expansive share redemption program (subject to the restrictions of applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. We expect that our board will evaluate such events within three to seven years after we terminate this primary offering, subject to then prevailing market conditions.

If we elect to liquidate our assets, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate our assets, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

There is no requirement that we provide a liquidity event for our shareholders.

What are the Investment Company Act considerations?

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our Advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our Advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Will I be notified of how my investment is doing?

Yes, we will provide periodic updates on the performance of your investment in us, including:

•

an annual report;

•

supplements to the prospectus, provided periodically; and

•

three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•

U.S. mail or other courier;

•

facsimile;

•

electronic delivery; or

•

posting on our web site at www.hartmanreits.com.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about this offering?

If you have more questions about this offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Hartman vREIT XXI, Inc.

2909 Hillcroft, Suite 420

Houston, Texas 77057

(713) 467-2222

RISK FACTORS

An investment in our common stock involves substantial risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date, nor does it ever require that we provide a liquidity event for our shareholders. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no current public market for our shares, and our charter does not require us to seek stockholder approval to liquidate our assets or list our shares on an exchange by any specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding capital stock or 9.8% in number of shares of our outstanding common stock unless exempted prospectively or retroactively by our board of directors. These restrictions may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program without stockholder approval upon 30 days’ written prior notice. We describe these restrictions in “Description of Shares—Share Redemption Program.” It will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. You should purchase our shares only as a long-term investment because of their illiquid nature.

Because this is a “blind-pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

As of the date hereof, we have acquired an interest in only one property. Because we have not yet identified any additional investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific additional properties or other investments that we may acquire. We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of specific real estate assets before we invest in them, you will have to rely entirely on the ability of our Advisor and board of directors to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate positive returns.

The initial offering price of our shares in this offering was established arbitrarily; the actual value of our shares may be substantially less than the purchase price in this offering.

We established the initial offering price of our shares on an arbitrary basis. This price bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the initial offering price is not based upon any valuation (independent or otherwise), the price is likely to be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the sale of our shares in this offering and any distribution and shareholder servicing fees required of the Class T shares. Our board of directors may, from time to time, in its sole and absolute discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our DRIP to reflect changes in our estimated value per share, changes in applicable law and other factors that our board of directors deems relevant.

We have no prior operating history which makes our future performance difficult to predict.

We are a recently formed company and we have no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our Sponsor or the parent of our Sponsor. Our lack of an operating history increases the risk and uncertainty that you face in making an investment in our shares.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our Advisor in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations.

If we make distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future, the proceeds from borrowings or the waiver or deferral of fees otherwise owed to our Advisor to pay distributions. It is likely that in our initial years of operation, any distributions declared will be paid from our offering proceeds, which would constitute a return of your capital. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount we can fund distributions from sources other than from our current and accumulated earnings and profits.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to sell any number or dollar amount of shares of our common stock or purchase any shares of our common stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the location, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Our ability to raise funds may be adversely affected if any of our affiliated programs engage in a liquidity event and list their shares on a public stock exchange

Our ability to raise substantially more than the minimum offering amount may also be negatively affected by the potential liquidity event and listing of the shares on a national securities exchange of any of our affiliated entities as disclosed in their offering documents. Investors may view the ability to readily liquidate their investment in the listed company, or the larger size of the merged company to be an advantage when comparing investments in Hartman-sponsored programs, since the companies use similar investment objectives and personnel. This could negatively affect the amount of funds we are able to raise now or in the future. Further, the listed price of securities in our affiliate merged company will fluctuate with the market for those securities.  Since the listed company has similar management and similar investment objectives, with a difference in liquidity options for investors and a larger size providing greater diversification of properties that can be purchased or sold, some investors may view that company as a more advantageous investment for their portfolios.  A price for those shares less than the selling price of the shares of this company could negatively affect our ability to attract that capital that would otherwise be invested in our company as investors seek a lower share price for similar investments.

Because we are dependent upon our Advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our Advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our Advisor to manage our operations and our portfolio of real estate assets. Our Advisor does not have any operating history and it will depend largely upon the fees that it will receive from us in connection with the purchase, management and sale of assets, as well as fees it collects from other affiliates, to conduct its operations. Any adverse changes in the financial condition of our Advisor or our relationship with our Advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our Advisor. Our Advisor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our Advisor’s revenues and operating results impacts the financial condition and performance of our Advisor, our results of operations and financial condition could also suffer.

Terminating our Advisor, even for poor performance, other than a termination of our Advisor for “cause,” will result in less funds available for distributions or investing in properties because it will trigger a significant one-time payment to the holder of the special limited partnership interests.

Other than a termination of our Advisor for “cause,” as defined in the advisory agreement with our Advisor, terminating our Advisor will trigger the redemption of the special limited partnership interests in our operating partnership held by Hartman vREIT XXI SLP LLC, a wholly owned subsidiary of the parent company of our Advisor, for a redemption price payable in the form of a promissory note, shares of our common stock, or limited partnership units in our operating partnership. This means that less cash would be available for distributions or to acquire properties, and may act as a deterrent to the termination of the Advisor.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

Hartman Real Assets Securities, Inc. is the dealer manager for this offering, effective January 1, 2017. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers for this offering, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we are unable to find suitable investments or we experience delays in doing so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from other entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of sellers of the types of properties we seek to purchase. Additionally, disruptions and dislocations in the credit markets may materially impact the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to originate and purchase commercial real estate debt investments. We can give no assurance that our Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our Advisor makes investments on our behalf, our objectives will be achieved. If we, through our Advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our Advisor to locate suitable investments for us at times when the management of our Advisor may be simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

We are not required to disclose an estimated NAV per share of our common stock until 150 days after the second anniversary of the date we satisfy the minimum offering requirement and the purchase price you pay for shares of our common stock in this offering may be higher than such estimated NAV. The estimated NAV per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

To assist members of FINRA and their associated persons that participate in our offering, pursuant to applicable FINRA rules, we will annually disclose a per share estimated value of our common stock, an explanation of the method by which the estimated per share value was developed and the date of the data used to develop the estimated per share value. For this purpose, we intend to use the price paid to acquire a share of our common stock in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as our estimated per share value until 150 days following the second anniversary of the date we satisfy the minimum offering requirement in this offering. This approach to establishing a per share estimated value may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Pursuant to the requirements of FINRA regulations that took effect in April 2016, no later than 150 days following the second anniversary of the date we satisfy the minimum offering requirement in this offering, or the NAV pricing date, we expect to disclose an estimated per share value of our shares based on a valuation of our assets and liabilities performed by, or with the material assistance or confirmation of, a third-party valuation expert or service.

Although our initial offering price of $10.00 per Class A share and $9.60 per Class T share represents the price at which most investors will purchase shares in our primary offering, these prices and any subsequent estimated per share values are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and costs and distribution and shareholder servicing fees; (iii) the estimated per share value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated per share value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated per share value. When determining the estimated value per share on the NAV pricing date and annually thereafter, our Advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

The value of a share of our common stock may be diluted if we pay a stock dividend.

Our board of directors may authorize and we may declare special stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share to our then existing stockholders.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we currently do not expect to change the initial value per share public offering prices during this offering until the NAV pricing date and the Board determines to change the purchase price of the shares. Therefore, if our board authorizes a stock dividend early in this offering, investors who purchase shares early in the offering will receive more shares for the same cash investment than investors who purchase later in the offering as a result of the stock dividend. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology, or IT, networks and related systems.

We will face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations (including managing our building systems), and, in some cases, may be critical to the operations of certain of our tenants. There can be no assurance that our efforts to maintain the security and integrity of these types of IT networks and related systems will be effective or that attempted security breaches or disruptions would not be successful or damaging. A security breach or other significant disruption involving our IT networks and related systems could adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Changes to FINRA rules and regulations may have a material impact on our ability to raise capital in this offering.

Amendments to FINRA rules regarding customer account statements have been approved by the SEC and became effective on April 11, 2016. These amendments significantly affect the manner in which we and all other public, non-listed REITs market securities and raise capital. These amendments may also cause a significant reduction in capital raised by public, non-listed REITs, which may cause a material negative impact on our ability to successfully conduct this offering and implement our business strategy.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

We may change our targeted investments, our policies and our operations without stockholder consent.

Although we expect to invest in office, retail, industrial, and warehouse properties located primarily in Texas, we may also invest in other real estate asset classes located throughout the United States. Except as described in this prospectus, we are not restricted as to the percentage of our offering proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in other investments, each of which may be leveraged and will have differing risks and profit potential. Further, we are not limited with respect to the percentage of our offering proceeds that may be invested in any one investment. The greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable.

We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

We will pay substantial fees and expenses to our Advisor and its affiliates.  These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties, and may reduce cash available for investment.

A portion of the offering price from the sale of our shares will be used to pay fees and expenses to our Advisor and its affiliates. These fees were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. In addition, because the full offering price paid by stockholders will not be invested in assets. Stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

We will reimburse our Advisor for amounts it pays in connection with the acquisition or development of a property whether or not we ultimately acquire the asset.

We rely on our Advisor to locate and acquire properties on our behalf.  To the extent that we reimburse our Advisor for expenses incurred and a property is not acquired, there will be less funds available for investment in other properties.  The failure to close on an acquisition of a property will mean that expenses have been incurred without the ability to recoup those expenses from the operation of the property and could reduce the distributions you may receive.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redemptiond by us at a price equal to or at a discount from the purchase price of the shares of our common stock being reedeemed.  We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed to no more than (1) 5.0% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRIP in the prior calendar year plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and such additional funds as may be reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time upon 30 days’ notice without stockholder. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions, some or all of our distributions will be paid from other sources, such as from the proceeds of our public offerings, cash advances to us by our Advisor, cash resulting from a waiver of fees by our Advisor, and borrowings.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our Advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our Advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our Advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our Advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our Advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our Advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.  In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend in defending against such litigation would reduce the amount of funds available for investment by us in properties or other investments and the amount of funds available for distributions to stockholders.

If we were to internalize our management or if another investment program, whether sponsored by our Sponsor or otherwise, hires the employees of our Advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by affiliates and the parent company of our Advisor to manage our day-to-day operations. If we were to effectuate an internalization of our Advisor, we may not be able to retain all of the employees of the parent or affiliates of our Advisor or to maintain a relationship with our Sponsor. In addition, some of the employees of our parent advisor and affiliates provide services to one or more other investment programs, including Hartman XX. These programs or third parties may decide to retain some or all of parent advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our parent company and its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our dealer manager is newly formed and has no experience in public offerings, which may affect the amount of funds it raises in this offering.

The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents. Our dealer manager effective as of January 1, 2017, Hartman Real Assets Securities, Inc., is newly formed and has not conducted any other public or private offerings. There is therefore no assurance that it will be able to sell a sufficient number of shares to allow us to have adequate funds to make our investments. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives.

Risks Related to Conflicts of Interest

Our Advisor, our dealer manager and their affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our Advisor, our dealer manager and their affiliates will receive substantial fees from us. These fees could influence our Advisor’s advice to us as well as the judgment of our dealer manager and other affiliates of our Advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement  and the property management agreements we expect to enter into with our property manager;

•

offerings of equity by us, which will likely entitle our Advisor to increased acquisition, asset management and disposition fees;

•

acquisitions of properties, which entitle our Advisor to acquisition and asset management fees, and, in the case of acquisitions or investments from programs sponsored by our Sponsor or its affiliates, might entitle affiliates of our Advisor to disposition fees in connection with its services for the seller;

•

borrowings to acquire properties and other investments, which will increase the acquisition, debt financing  and asset management fees payable to our Advisor;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the holder of the special limited partnership interests to have its interests in our operating partnership redeemed; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our Advisor to disposition fees.

The asset management fees our Advisor receives in connection with the acquisition and management of our assets are based on the cost of the investment, and not based on the value of the investment or the quality of the services rendered to us. This may influence our Advisor to recommend riskier transactions to us. Our Advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation.  Payment of fees and expenses to our Advisor and our dealer manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our Advisor can influence when we satisfy the minimum offering amount for this offering.

Purchases of common stock by our officers, directors or Advisor or its affiliates will count toward satisfaction of the minimum offering amount of $1,000,000. As a result, our Advisor can influence when we reach the minimum offering amount and have access to investors’ funds to make investments as described in this prospectus. Therefore, if our Advisor or its affiliates make an investment in us sufficient to reach the minimum offering amount, we may immediately use the funds raised from third-party investors in this offering to make investments. There is no assurance, however, that we will be successful in raising additional funds in this offering. If we are unsuccessful in raising additional funds, we may be unable to diversify our portfolio, and our operating expenses as a percentage of our gross offering proceeds will be higher.

We may compete with affiliates of our Sponsor, including Hartman XX, for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with affiliates of our Sponsor, including Hartman XX, for opportunities to acquire or sell properties. We may also buy or sell properties at the same time as affiliates of our Sponsor. In this regard, there is a risk that our Sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage properties in geographical areas in which we expect to own multifamily properties. As a result of our potential competition with affiliates of our Sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

Our Advisor will face conflicts of interest relating to joint ventures that we may form with its affiliates, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by our independent directors, we may enter into joint venture agreements with other programs sponsored by our Sponsor or its affiliates for the acquisition, development or improvement of properties or other investments. Our Advisor and the advisors to other Hartman-sponsored programs have the same executive officers and key employees; and these persons will face conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Hartman-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Hartman-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Hartman-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus be either to our and your benefit or detriment.

Our Advisor, the real estate professionals assembled by our Advisor and their affiliates and officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on the parent company to our Advisor, the real estate professionals our Advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Our Advisor, its real estate professionals and affiliates, including our officers, have interests in other programs sponsored by our Sponsor and its affiliates and engage in other business activities. As a result of their interests in such other programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, our Advisor and such other programs and other business activities in which they are involved. Should our Advisor breach its fiduciary duty to us and our stockholders by inappropriately devoting insufficient time or resources to our business due to the competing demands of other programs, our operations, the returns on our investments, and therefore our profitability, may suffer.

Our executive officers and some of our directors face conflicts of interest related to their positions with our Advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our Advisor and other entities affiliated with our Sponsor, including Hartman XX. Their loyalties to these other entities could result in actions or inactions that breach their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because other real estate programs sponsored by our Sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our Sponsor and dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Other future programs that our Sponsor may decide to sponsor may seek to raise capital through public or private offerings conducted concurrently with this offering. As a result, our Sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment opportunities. If the fees that we pay to the dealer manager are lower than those paid by such other affiliates, or if investors have a greater appetite for their shares than our shares, our dealer manager may be incentivized to sell more shares of such other affiliates and thus may devote greater attention and resources to their selling efforts than to selling our shares. Our Sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our Sponsor will be raising capital and which might compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares.

The dealer manager's affiliation with our Advisor and our Sponsor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

Hartman Real Assets Securities, Inc., our dealer manager effective as of January 1, 2017, will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Hartman Real Assets Securities, Inc. has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. The ownership structure of our affiliates and the ownership of Hartman Real Assets Securities, Inc. by Hartman Income REIT, Inc., an affiliate, may cause a conflict of interest for Hartman Real Assets Securities, Inc. in carrying out its due diligence obligations. The due diligence investigation of us by our dealer manager cannot be considered to be an independent review of the terms of this offering, and therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.  Accordingly, you will need to rely on your own broker-dealer to make an independent review of the terms of this offering.  If your broker-

dealer does not conduct such review, you will not have the benefit of an independent review of the terms of this offering. The absence of an independent due diligence review by Hartman Real Assets Securities, Inc. may increase the risk and uncertainty you face as a potential investor in our common stock.

Our dealer manager may experience conflicts in managing competing offerings for us.

Our dealer manager may experience conflicts in fundraising for us and possibly other future affiliates at the same time. If the fees that we pay to the dealer manager are lower than those paid by such other affiliates, or if investors have a greater appetite for their shares than our shares, our dealer manager may be incentivized to sell more shares of such other affiliates and thus may devote greater attention and resources to their selling efforts than to selling our shares.

Our dealer manager is expected to limit its activities to only offer securities by us or our affiliates, so its success of failure is dependent solely on its ability to generate fees from our offerings or offerings of our affiliates.

Our dealer manager effective as of January 1, 2017, Hartman Real Assets Securities, Inc., is not expected to offer securities of any non-affiliated companies. The offerings of our dealer manager are thus limited and the success of our dealer manager is entirely dependent on fees generated for this offering or the offerings of our affiliates. To the extent that the expenses of our dealer manager exceed its income from the fees generated from us or our affiliates, our dealer manager will need to rely on capital infusions from its parent (Hartman Income REIT, Inc.) to remain commercially viable. There is no commitment from Hartman Income REIT Inc. to make such capital infusions and if the dealer manager fails, we may not be able to raise adequate proceeds through this offering or we may be delayed in raising funds pending the appointment of a replacement managing dealer, such that we may not be able to implement our investment strategy within the time periods we anticipate or even at all.

Risks Related to Our Organizational Structure

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our Advisor and its affiliates for loss or liability suffered by them or hold our directors or our Advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock or convertible stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock, convertible stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock, convertible stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock or convertible stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 950,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of capital stock are classified as common stock, par value $0.01 per share, 850,000,000 of which are classified and designated as Class A common stock (“Class A Shares”) and 50,000,000 of which are classified and designated as Class T common stock (“Class T Shares”), and (ii) 50,000,000 shares which are classified as preferred stock, par value $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series. If we ever create and issue preferred stock or convertible stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock or convertible stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities and the removal of incumbent management.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later exchanges his or her limited partnership interests for shares of our common stock. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our operating partnership may issue limited partner interests in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, the special limited partnership interest holder is an affiliate of our Advisor and, as the special limited partner in our operating partnership, may be entitled to: (1) receive certain distributions upon the disposition of certain of our operating partnership’s assets; or (2) a one-time payment in the form of cash, interests in our operating partnership or shares in connection with the redemption of the special limited partnership interests upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The special limited partnership interest holder will only become entitled to the compensation after stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special limited partnership interests would reduce the overall return to stockholders to the extent such return exceeds 6.0%.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership nor any of our subsidiaries intend to register as an investment company under the Investment Company Act of 1940. Our operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act of 1940, we intend to engage, through our operating partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.

Section 3(a)(1)(A) of the Investment Company Act of 1940 defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act of 1940 defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act of 1940 as we intend to invest primarily in real property, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act of 1940. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act of 1940 because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act of 1940. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act of 1940, will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act of 1940 or further guidance from the SEC staff may cause us to lose our exclusion from the definition of ‘investment company’ or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act of 1940 status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act of 1940, including the nature of the assets that qualify for purposes of the exclusion. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act of 1940.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act of 1940, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act of 1940. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership nor any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of ‘investment company’ or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act of 1940, see “Investment Strategy, Objectives and Policies – Investment Company Act Considerations.”

Although we have opted out of certain anti-takeover provisions of Maryland law, our board of directors could opt into these protections in the future, which may make it more difficult for us to be acquired and may prevent stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•

any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

Another anti-takeover statute under Maryland law, the Control Share Acquisition Act, provides that the holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares, except to the extent approved a vote of two-thirds of the votes entitled to vote generally in the election of directors, excluding votes cast by the acquiror, by officers or by directors who are employees of the corporation.  Should our board of directors opt into these provisions of Maryland Law in the future, it may discourage offers from third parties to acquire us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing business combinations and control share acquisitions, see the sections of this prospectus captioned “Description of Shares-Business Combinations” and “Description of Shares –Control Share Acquisitions.”

We may become subject to certain other anti-takeover provisions of Maryland law that would make it harder for stockholders to change the composition of our board of directors and may prevent stockholders from receiving a premium price for their shares in connection with an unsolicited takeover.

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or the MGCL, or Subtitle 8, permits the board of directors of a Maryland corporation that has a class of securities registered under the Exchange Act and that has at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to certain additional antitakeover provisions, which would allow for, among other things, the classification of our board without stockholder approval and the imposition of a two-thirds vote requirement for removing a director; and require that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred, and a majority vote for the calling of a stockholder-requested special meeting of stockholders. We have elected by a provision in our charter that, at such time, if ever, as we are eligible to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.  We have not elected to be subject to the other provisions of Subtitle 8, and as discussed above, to do so we must have a class of equity securities registered under the Exchange Act and at least three independent directors.  While we expect to meet the first of these requirements, we have only two independent directors at this time, and we have no current plan to add a third, although that may change.  Accordingly, our board of directors may in the future elect, at such time as we are eligible to make a Subtitle 8 election and without stockholder approval, to classify our board or to become subject to any of the other provisions of Subtitle 8.  Any of these provisions could make it more difficult and more time consuming for stockholders to change the composition of our board of directors and could prevent stockholders from receiving a premium price for their shares in connection with an unsolicited takeover. See the section of this prospectus captioned “Description of Shares- Subtitle 8”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Risks Related to Investments in Real Estate

A decrease in demand for office or retail space may have a material adverse effect on our financial condition and results of operations.

We expect that our portfolio of properties will consist primarily of office, retail, industrial, and warehouse properties. A decrease in the demand for office or retail space may have a greater adverse effect on our business and financial condition than if we owned a more diversified real estate portfolio. If parts of our properties are leased within a particular sector, a significant downturn in that sector in which the tenants’ businesses operate would adversely affect our results of operations.

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•

downturns in national, regional and local economic conditions;

•

competition;

•

adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•

vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•

changes in the supply of or the demand for similar or competing properties in an area;

•

changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•

changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•

periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

Global and U.S. market, political and economic conditions may adversely affect our liquidity and financial condition and those of our tenants.

While recent economic data reflects moderate economic growth in the United States, the cost and availability of credit may continue to be adversely affected by governmental budget and global economic factors. Concern about continued stability of the economy and credit markets generally, and the strength of counterparties specifically, has led many lenders and institutional investors to reduce or, in some cases, cease to provide funding to borrowers. Volatility in the U.S. and international capital markets and concern over a return to recessionary conditions in global economies may adversely affect the liquidity and financial condition of our tenants and us. If these market conditions continue, they may limit our ability to timely refinance maturing liabilities and access the capital markets to meet liquidity needs. Further instability in foreign countries caused by political upheaval or real or threatened armed conflicts could adversely affect the U.S. and local economies, trading markets, jobs, interest rates and lending practices and may adversely affect our liquidity and financial condition as well as the ability of our tenants to pay rent.

Market trends and other conditions outside of our control could decrease the value of our investments and weaken our operating results.

Our performance and the value of our portfolio are subject to risks associated with our investments in real estate assets and with trends in the real estate industry. Our economic performance and the value of our investments are subject to the risk that our properties may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Events and conditions applicable to owners and operators of real estate that are beyond our control and could impact our economic performance and the value of our portfolio may include:

•

local oversupply or reduction in demand for commercial space of the type we own or are purchasing, which may result in decreasing rental rates and greater concessions to tenants;

•

inability to collect rent from tenants;

•

vacancies or inability to rent space on favorable terms or at all;

•

inability to finance property development and acquisitions on favorable terms or at all;

•

increased operating costs, including insurance premiums, utilities, and real estate taxes;

•

costs of complying with changes in governmental regulations;

•

the relative illiquidity of real estate investments;

•

changing submarket demographics;

•

changes in space utilization by our tenants due to technology, economic conditions and business culture;

•

the development of harmful mold or other airborne toxins or contaminants that could damage our properties or expose us to third-party liabilities; and

•

property damage resulting from seismic activity, flood, or other natural disasters.

An additional downturn in oil demand or continued weakening of the oil and gas markets could adversely affect our financial condition, results of operations, and our ability to borrow funds.

Our investment strategy relies heavily on locating and operating properties in Dallas, Houston and San Antonio,  The economies of these cities rely on the exploration, production and processing of oil, natural gas and petrochemicals.  A prolonged weakening in the price of oil could make oil exploration and related industries unprofitable for certain companies, forcing them out of the business or forcing them to downsize their operations.  To the extent that we lease space to oil and gas companies or companies that support the oil and gas industry, our operations could be negatively impacted by the loss of tenants or less demand for space in our buildings.

To the extent that oil producers have borrowed from lending institutions and are no longer able to repay their debt, lending practices in Texas could be negatively impacted, making funds more difficult to borrow or more expensive to borrow.

The loss or downsizing of a significant tenant in a property could adversely affect our financial condition, results of operations, ability to borrow funds and cash flows.

Our financial condition, results of operations, ability to borrow funds, and cash flows would be adversely affected if any of our significant tenants in a property fails to renew its lease, renews its lease on terms less favorable to us, renews for less space due to economic conditions or more efficient use of space or becomes bankrupt or insolvent or otherwise unable to satisfy its lease obligations and we are unable to re-lease the space.

If we enter into long-term leases with our tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

Downturn in our tenants’ businesses may reduce our revenues and cash flows.

We expect to derive substantially all of our revenues from continuing operations from rental income and tenant reimbursements. A tenant may experience a downturn in its business or may never generate positive results of operations, which may weaken its financial condition and result in its failure to make timely rental payments or result in defaults under our leases. For tenants that operate pursuant to capital investments, an acceleration of losses may result in a faster than expected use of available cash. In the event of default by a tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

The bankruptcy or insolvency of a major tenant also may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under federal bankruptcy law, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might permit the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid and future rent could be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. Therefore, our claim for unpaid rent would likely not be paid in full. Any losses resulting from the bankruptcy of any of our existing tenants could adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

We are subject to governmental regulations that may affect the renovations to, and use of, our properties.

Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990 (the “ADA”), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons, and state and local laws addressing earthquake, fire and life safety requirements. Although we believe that our properties will substantially comply with requirements under applicable governmental regulations, it is possible that any of our properties could be audited or investigated for compliance by any regulatory agency. If we were not in compliance with material provisions of the ADA or other regulations affecting our properties, we might be required to take remedial action, which could include making modifications or renovations to properties. Federal, state, or local governments may also enact future laws and regulations that could require us to make significant modifications or renovations to our properties. If we were to incur substantial costs to comply with the ADA or any other regulations, our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

We will compete with developers, owners and operators of office and retail properties and other commercial real estate, many of which own properties similar to the properties that we expect to acquire, in the same submarkets in which our properties are located, but which have lower occupancy rates than our properties. Therefore, our competitors have an incentive to decrease rental rates until their available space is leased. If our competitors offer space at rental rates below the rates currently charged by us for comparable space, we may be pressured to reduce our rental rates below those currently charged in order to retain tenants when our tenant leases expire. As a result, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders may be adversely affected.

In order to maintain the quality of our properties and successfully compete against other properties, we must periodically spend money to maintain, repair and renovate our properties, which reduces our cash flows. If our properties are not as attractive to current and prospective tenants in terms of rent, services, condition, or location as properties owned by our competitors, we could lose tenants or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain the competitiveness of our properties. There can be no assurances that any such expenditure would result in higher occupancy or higher rental rates, or deter existing tenants from relocating to properties owned by our competitors.

We may be unable to complete acquisitions and successfully operate acquired properties.

Our ability to acquire properties on favorable terms and successfully operate them is subject to various risks, including the following:

•

we may potentially be unable to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded and private REITs, institutional investment funds and other real estate investors;

•

even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

•

even if we enter into agreements for the acquisition of a desired property, we may be unable to complete such acquisitions because they remain subject to customary conditions to closing, including the completion of due diligence investigations to management’s satisfaction;

•

we may be unable to finance acquisitions on favorable terms or at all;

•

we may spend more than the budgeted amount in our operations, particular in the making of necessary improvements or renovations to acquired properties;

•

we may be unable to lease acquired, developed, or redeveloped properties at projected economic lease terms or within budgeted timeframes;

•

we may acquire properties that are subject to liabilities for which we may have limited or no recourse;

•

we may be unable to complete an acquisition after making a nonrefundable deposit and incurring certain other acquisition-related costs;

•

we may not complete or redevelop properties on schedule or within budgeted amounts;

•

we may expend funds on and devote management’s time to acquisition or redevelopment of properties that we may not complete;

•

we may encounter delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, and building, occupancy, and other required governmental permits and authorizations;

•

we may encounter delays, refusals, unforeseen cost increases, and other impairments resulting from third-party litigation; and

•

we may fail to obtain the financial results expected from properties we acquire or redevelop.

If one or more of these events were to occur in connection with our acquired properties, we could be required to recognize an impairment loss. These events could also have an adverse impact on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies through either the expiration or the continued default of a tenant lease. Long-term vacancies would reduce our revenues and the cash available for distributions. In addition, because the value of a property’s lease has a significant impact on that property’s market value, the resale value of properties with high or prolonged vacancies could suffer, further reducing the value of your investment.

We may own certain properties subject to ground leases and other restrictive agreements that limit our uses of the properties, restrict our ability to sell or otherwise transfer the properties and expose us to the loss of the properties if such agreements are breached by us, terminated or not renewed.

We may acquire properties that we lease individually on a long-term basis. These ground leases and other restrictive agreements may impose significant limitations on our uses of the subject property, restrict our ability to sell or otherwise transfer our interests in the property or restrict our leasing of the property. These restrictions may limit our ability to timely sell or exchange the properties, impair the properties’ value or negatively impact our ability to find suitable tenants for the properties. In addition, if we default under the terms of any particular lease, we may lose the ownership rights to the property subject to the lease. Upon expiration of a lease, we may not be able to renegotiate a new lease on favorable terms, if at all. The loss of the ownership rights to these properties or an increase of rental expense could have an adverse effect on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Real estate assets are illiquid, and we may not be able to sell our properties when we desire.

Our investments in our properties are relatively illiquid, limiting our ability to sell our properties quickly in response to changes in economic or other conditions. In addition, the Internal Revenue Code generally imposes a 100% prohibited transaction tax on profits derived by REITs from sales of properties held primarily for sale to customers in the ordinary course of business, which effectively limits our ability to sell properties other than on a selected basis. These restrictions on our ability to sell our properties could have an adverse effect on our financial condition, results of operations, cash flow, the quoted trading price of our securities, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Future terrorist activity or engagement in war by the United States may have an adverse effect on our financial condition and operating results.

Terrorist attacks in the United States and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction, or loss, and the availability of insurance for these acts may be less, and cost more, which could adversely affect our financial condition. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.

Terrorist acts and engagement in war by the United States also may adversely affect the markets in which our securities trade and may cause further erosion of business and consumer confidence and spending and may result in increased volatility in national and international financial markets and economies. Any one of these events may cause a decline in the demand for our office leased space, delay the time in which our new or renovated properties reach stabilized occupancy, increase our operating expenses, such as those attributable to increased physical security for our properties, and limit our access to capital or increase our cost of raising capital.

From time to time, we may be involved in legal proceedings, lawsuits and other claims. Unfavorable resolution of litigation matters and disputes could have a material adverse effect on our financial condition.

We may be named as defendants in lawsuits allegedly arising out of our actions or the actions of our operators and tenants. An unfavorable resolution of litigation could have an effect on our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay dividends and distributions to our security holders. Regardless of its outcome, litigation may result in substantial costs and expenses and significantly divert the attention of our management. There can be no assurance that we will be able to prevail in, or achieve a favorable settlement of, litigation. In addition, litigation, government proceedings or environmental matters could lead to increased costs or interruption of our normal business operations.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures or other co-ownership arrangements with other Hartman programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•

the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•

the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•

that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•

the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•

that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Because we will rely on our Advisor, its affiliates and third party sub-managers to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. In order to increase or maintain adequate occupancy levels, we may have to offer inducements, such as free rent, to compete for tenants. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should our property manager, its affiliates or third party sub-managers fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities and contractors may cause unforeseen delays and increase costs to renovate properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to or be required to incur substantial capital obligations to renovate or reposition existing properties that we acquire. Our Advisor and its key real estate professionals will do their best to estimate these costs prior to acquisition but may not be able to ascertain all hidden defects or problems. There could be unknown and excessive costs, expenses and delays associated with a property’s renovations and interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with permits and approvals required by governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager, which may be one of our affiliates, if new capital improvements are required. If we are unable to increase rental rates or sell a property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of renovating a property, the return on your investment may suffer.

We may be required to make rent or other concessions and significant capital expenditures to improve our properties in order to retain and attract tenants, which could adversely affect our financial condition, results of operations and cash flow.

In order to retain existing tenants and attract new clients, we may be required to offer substantial rent abatements, tenant improvements and early termination rights or accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers, which could adversely affect our results of operations and cash flow. Additionally, if we need to raise capital to make such expenditures and are unable to do so, or such capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could adversely affect our financial condition, results of operations and cash flow.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold or asbestos that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds and asbestos has been increasing as the public becomes aware that exposure to mold and asbestos can cause a variety of health effects and symptoms, including allergic reactions, cancer and even death. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold or that buildings containing asbestos encased so as to render the asbestos non-health threatening will remain that way. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold and/or asbestos will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and/or asbestos and such properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism or catastrophes could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism or catastrophes as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout Texas and the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment.

We may be limited in our ability to diversify our investments, making us more vulnerable economically than if our investments were diversified.

Our ability to diversify our portfolio may be limited both as to the number of investments owned and the geographic regions in which our investments are located. While we seek to diversify our portfolio by geographic location, we focus on our specified target markets that we believe offer the opportunity for attractive returns and, accordingly, our actual investments may result in concentrations in a limited number of geographic regions. As a result, there is an increased likelihood that the performance of any single property, or the economic performance of a particular region in which our properties are located, could materially affect our operating results.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the U.S.

Fluctuations in manufacturing activity in the U.S. may adversely affect our industrial tenants and therefore the demand for and profitability of any industrial properties we acquire. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

Risks Associated with Debt Financing

Our use of debt will reduce cash available for distributions and may expose us to the risk of default under our debt obligations.

Payments of principal and interest on our borrowings may leave us with insufficient cash resources to operate our properties or to pay in cash the distributions necessary to qualify and maintain our REIT qualification. Our level of debt and the limitations imposed by our debt agreements may have substantial consequences, including the following:

•

we may be unable to refinance our indebtedness at maturity, or the refinancing terms may be less favorable than the terms of our original indebtedness;

•

cash flows may be insufficient to meet required principal and interest payments;

•

we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•

we may default on our obligations, and the lenders or mortgagees may foreclose on our properties that secure the loans and receive an assignment of rents and leases; and

•

our default under one mortgage loan could result in a default on other indebtedness with cross default provisions.

If one or more of these events were to occur, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay distributions to our stockholders could be adversely

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

        If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including credit facilities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Hartman XXI Advisors, LLC as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets and our board of directors has adopted a policy that our debt financing will be approximately 50% of the aggregate costs of our investments but we may exceed this limit with the approval of the independent directors of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We intend to qualify as a REIT commencing with the taxable year ending December 31, 2017. In order for us to qualify and maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations that may be dependent on various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, or IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a

REIT. Alston & Bird LLP, our tax counsel, has rendered its opinion that we will be organized in conformity with the requirements for qualification as a REIT commencing with the taxable year ending December 31, 2017, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Alston & Bird LLP’s opinion is based upon our representations as to the manner in which we will be owned, invest in assets and operate, among other things. Our qualification as a REIT, however, will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of the various tests imposed by the Internal Revenue Code, the requirements to be taxed as a REIT under the Internal Revenue Code and Treasury Regulations. Alston & Bird LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. In addition, Alston & Bird LLP’s opinion will represent its legal judgment based on the law in effect as of the date of this prospectus and will not be binding on the IRS or the courts. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If we fail to qualify as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gains), we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding any net capital gain) To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income (including net capital gains). In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid any income or excise tax liability.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing investor return.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operation in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% (20% after 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” See “Federal Income Tax Considerations—REIT Qualification Tests—Asset Test.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. In order to meet the REIT asset tests, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) an existing hedging position after a portion of the hedged indebtedness or property is disposed of, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—REIT Qualification Tests—The 75% Gross Income Test” and “Federal Income Tax Considerations—REIT Qualification Tests—The 95% Gross Income Test.” As a result of these rules, we may limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT after our initial REIT year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons and certain other entities including private foundations. To preserve our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the aggregate, of the outstanding shares of our capital stock or 9.8% in value of the aggregate of our outstanding shares of common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% (20% after 2017) of the value of a REIT’s assets may consist of securities (including stock) of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the limitation on ownership of taxable REIT subsidiary securities on an ongoing basis so as to maintain REIT status or that we will be able to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to liability, including penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•

your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•

your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•

your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•

your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•

your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•

you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•

your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC.

This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.  The forward-looking statements included herein are based on current beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•

the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•

our ability to successfully raise capital in this offering and effectively deploy the proceeds raised in this offering;

•

our future operating results;

•

changes in our investment strategy;

•

our levels of debt and the terms and limitations imposed on us by our debt agreements;

•

availability of qualified personnel;

•

changes in our industry, interest rates, the debt securities market or the general economy;

•

changes in governmental regulations, tax rates and similar matters;

•

availability of investment opportunities in real estate and real estate-related assets;

•

the degree and nature of our competition;

•

the adequacy of our cash reserves and working capital;

•

changes to generally accepted accounting principles, or GAAP; and

•

the timing of cash flows, if any, from our investments.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

 ESTIMATED USE OF PROCEEDS

The following tables set forth information (shown separately with respect to Class A and Class T shares) about how we intend to use the proceeds raised in this offering assuming we sell: (i) $250,000,000 in shares of our common stock, the maximum offering amount in our primary offering, and no shares pursuant to our DRIP, assuming that 50% of the shares sold (i.e., $125,000,000) are Class A shares and 50% of the shares sold (i.e., $125,000,000) are Class T shares based on an initial offering price of $10.00 per Class A share and $9.60 per Class T share; (ii) $125,000,000 in shares of our common stock, the mid-point offering amount in our primary offering, and no shares pursuant to our DRIP, assuming that 50% of the shares sold (i.e., $62,500,000) are Class A shares and 50% of the shares sold (i.e., $62,500,000) are Class T shares based on an initial offering price of $10.00 per Class A share and $9.60 per Class T share; and (iii)  $1,000,000 in shares of our common stock, the minimum offering amount in our primary offering, and no shares pursuant to our DRIP, assuming that 50% of the shares sold (i.e., $500,000) are  Class A shares and 50% of the shares sold (i.e., $500,000) are Class T shares, based on an initial offering price of $10.00 per Class A share and $9.60 per Class T share. Class A shares will be offered in our primary offering initially at a price of $10.00 per share, with discounts available for certain categories of investors. Shares of our Class T common stock will be offered in our primary offering initially at a price of $9.60 per share and there are no discounts available. We are also offering up to $19,000,000 in shares of our common stock pursuant to our DRIP at an initial price of $9.50 per Class A share and at an initial price of $9.12 per Class T share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the DRIP. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire amounts set forth in the table. Raising less than the full $250,000,000 in the primary offering will alter the amounts of commissions, fees and expenses set forth below.

Certain of the amounts set forth below represent our management’s best estimates since they cannot be precisely calculated at this time. The amounts in the tables below assume that the full fees and selling commissions, but no distribution and shareholder servicing fees, are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Generally, our policy is to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our Advisor in its sole discretion. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. To the extent offering proceeds are used to pay distributions, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. The fees, compensation and expense reimbursements described below payable to our Advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

Before we substantially invest the net proceeds of this offering, our distributions are likely to exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, without limitation, which would reduce the amount of public offering proceeds available for investment or require us to repay such borrowings, both of which could reduce your overall return.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Maximum Sale of		Sale of $62,500,000		Minimum Sale of
	$125,000,000		in Class A Shares		$500,000
	in Class A Shares		in the Offering		in Class A Shares
	in the Offering		(Mid-Point Offering)		in the Offering
	Amount ($)	Percent of	Amount ($)	Percent of	Amount ($)	Percent of
		Public Offering		Public Offering		Public Offering
		Proceeds		Proceeds		Proceeds
Gross Public Offering Proceeds	125,000,000	50.00%	62,500,000	50.00%	500,000	50.00%
Less Public Offering Expenses
Selling Commissions	8,750,000	7.00%	4,375,000	7.00%	35,000	7.00%
Dealer Manager Fee	3,750,000	3.00%	1,875,000	3.00%	15,000	3.00%
Other Organization and Offering Expenses(1)	1,875,000	1.50%	937,500	1.50%	157,500	1.50%

Total Organization and Offering Expenses(2)	14,375,000	11.50%	7,187,500	11.50%	57,500	11.50%

Amount of Public Offering Proceeds Available for Investment	110,625,000	88.50%	55,312,500	88.50%	442,500	88.50%

Acquisition Fees(3)	2,765,625	2.21%	1,382,813	2.21%	11,063	2.21%
Acquisition Expenses(4)	562,500	0.45%	281,250	0.45%	2,250	0.45%

Total Proceeds to be Invested	107,296,875	85.84%	53,648,437	85.84%	429,187	85.84%

(1)

"Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the "Other Organization and Offering Expenses" are not determinable at this time.

(2)

The total underwriting compensation in connection with this offering payable from whatever source, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, cannot exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. The non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers will be paid from or reduce the dealer manager fee. Such non-cash compensation items include gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager's FINRA counsel. The "Total Organization and Offering Expenses" for both the Class A shares and Class T Shares, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering. In addition, our Advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap.

(3)

We will pay to our Advisor acquisition fees in the amount of 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.  The presentation in the table is based on the assumption that we will not borrow any funds to make investments.

(4)

"Acquisition Expenses" in the table above are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. "Acquisition Expenses" do not include acquisition fees. The presentation in the table is for illustrative purposes and assumes that all investments are purchased on an unlevered basis. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the amount of our leverage.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares.

	Maximum Sale of		Sale of $62,500,000		Minimum Sale of
	$125,000,000		in Class T Shares		$500,000
	in Class T Shares		in the Offering		in Class T Shares
	in the Offering		(Mid-Point Offering)		in the Offering
	Amount ($)	Percent of	Amount ($)	Percent of	Amount ($)	Percent of
		Public Offering		Public Offering		Public Offering
		Proceeds		Proceeds		Proceeds
Gross Public Offering Proceeds	125,000,000	50.00%	62,500,000	50.00%	500,000	50.00%
Less Public Offering Expenses
Selling Commissions	3,750,000	3.00%	1,875,000	3.00%	15,000	3.00%
Dealer Manager Fee	3,750,000	3.00%	1,875,000	3.00%	15,000	3.00%
Other Organization and Offering Expenses(1)	1,875,000	1.50%	937,500	1.50%	7,500	1.50%

Total Organization and Offering Expenses(2)	9,375,000	7.50%	4,687,500	7.50%	37,500	7.50%

Amount of Public Offering Proceeds Available for Investment	115,625,000	92.50%	57,812,500	92.50%	462,500	92.50%

Acquisition Fees(3)	2,890,625	2.31%	1,445,313	2.31%	11,563	2.31%
Acquisition Expenses(4)	562,500	0.45%	281,250	0.45%	2,250	0.45%

Total Proceeds to be Invested	112,171,875	89.74%	56,085,937	89.74%	448,687	89.74%

(1)  "Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the "Other Organization and Offering Expenses" are not determinable at this time.

(2)  The total underwriting compensation in connection with this offering payable from whatever source, including selling commissions, the dealer manager fee and the distribution and shareholder servicing fee, cannot exceed 10.0% of the gross proceeds of the primary offerings as of the termination of the offering, as required by the rules of FINRA. The non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers will be paid from or reduce the dealer manager fee. Such non-cash compensation items include gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities and legal expenses paid to our dealer manager's FINRA counsel. The total distribution and shareholder servicing fee is equal to one percent (1%) of the Class T share purchase price per year (up to a maximum of 4% total per share) and is estimated to be approximately $5,000,000 overall, as described in "Management Compensation — Operational Stage — Distribution and Shareholder Servicing Fee." The distribution and shareholder servicing fee is not included in the table above because it will be paid over a period of years and is generally expected to be offset by distributions we pay on the Class T Shares. The "Total Organization and Offering Expenses" for both the Class A and Class T Shares, including selling commissions, distribution and shareholder servicing fee, and the dealer manager fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering. In addition, our advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap.

(3)   We will pay to our Advisor acquisition fees in the amount of 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.  The presentation in the table is based on the assumption that we will not borrow any funds to make investments.

(4)

"Acquisition Expenses" in the table above are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. "Acquisition Expenses" do not include acquisition fees. The presentation in the table is for illustrative purposes and assumes that all investments are purchased on an unlevered basis. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the amount of our leverage.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for the management and control of our affairs. Our board of directors has retained our Advisor to manage our day-to-day operations and the implementation of our investment strategy, subject to our board’s supervision and approval.

We currently have three directors, two of whom are independent of us, our advisor and our respective affiliates. Our charter provides that a majority of our directors must be independent directors. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, other than us, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors”.

Each director has been elected for a one year term and will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Directors may be elected to an unlimited number of successive terms. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if such majority is less than a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the committee of the board, which we describe below, our directors will hold at least four regular board meetings each year. Although we have no present intent to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

The general terms of our investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Responsibilities of Directors

The responsibilities of our board of directors include:

•

approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•

approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions;

•

approving and overseeing our debt financing strategies;

•

approving and monitoring the relationship between our operating partnership and our Advisor;

•

approving joint ventures, limited partnerships and other such relationships with third parties;

•

approving a potential liquidity event;

•

determining our distribution policy and authorizing distributions from time to time; and

•

approving amounts available for redemptions of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our directors will meet quarterly or more frequently as necessary.

Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our Advisor to assure that such policies are carried out. Any change in our investment objectives as set forth in our prospectus must be approved by our common stockholders.

Because of the conflicts of interest created by the relationship among us, our Advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. Our charter has been ratified by a majority vote of the directors, including a majority of the independent directors. In addition, the independent directors have determined and will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our Advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our Advisor and review the compensation we pay our Advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our Advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. The independent directors will also be responsible for reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our Sponsors, our Advisor or any of our affiliates.

As part of their review of our Advisor’s compensation, the independent directors consider factors such as:

•

the quality and extent of the services and advice furnished by our Advisor;

•

the amount of fees paid to our Advisor in relation to the size, composition and performance of our investments;

•

the success of our Advisor in generating investment opportunities that meet our investment objectives;

•

rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•

additional revenues realized by our Advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•

the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•

the quality of our real estate assets relative to the investments generated by our Advisor for its own account.

The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors.

Name	Age	Positions
Allen R. Hartman	64	Chief Executive Officer, President and Chairman of the Board
Louis T. Fox III	56	Chief Financial Officer and Treasurer
Mark T. Torok	58	Secretary & General Counsel
James A. Cardwell	84	Independent Director
John G. Ostroot	80	Independent Director

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Allen R. Hartman, age 64, is our CEO and Chairman of our Board of Directors as well as President of the parent company of our Advisor, Hartman Advisors LLC, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Over the next 24 years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas. In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT), now known as Whitestone REIT. He served as CEO and Chairman of the Board of HCP REIT until October, 2006. In April, 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT. Mr. Hartman has acquired over 90 commercial real estate properties, raised over $300 million of investor equity and acquired more than $500 million in commercial real estate assets in various private and public real estate investment programs.  Currently Mr. Hartman oversees a staff of 112 full and part time employees who manage 44 commercial properties encompassing over 4.4 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.

Louis T. Fox, III, age 56, is our Chief Financial Officer and Treasurer. Mr. Fox also serves as Chief Financial Officer for our Advisor and our property manager. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to joining Hartman Management (now, HIR Management) in March, 2007, Mr. Fox served as Chief Financial Officer of Legacy Brands, a restaurant group from April, 2006 until January, 2007. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries from January, 2004 until April, 2006. He also served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Mr. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.

Mark T. Torok, age 58, has served as our General Counsel and Secretary since April 2016. Mr. Torok also serves as General Counsel for both our advisor and our property manager. In this capacity, Mr. Torok manages our advisor’s in-house legal department and is responsible for all legal matters affecting our company and its affiliates, including our advisor and our property manager. Prior to joining our property manager in June, 2015, Mr. Torok practiced law from 2006 to May 2015, as the founder of The Torok Law Firm P.C., where his practice focused on real estate, securities, and business law. In addition he served as a fee attorney and provided escrow agent services for Providence Title Insurance Company.  Prior to founding The Torok Law Firm in 2006, from 1989 to 1991, Mr. Torok served as a Hearings Officer for the Pennsylvania Insurance Department. From 1991 to 2000 he served as Assistant General Counsel and Assistant Secretary of the various companies of the Erie Insurance Group, a property and casualty insurance company. From 2000 to 2002 he served as Assistant General Counsel and Assistant Secretary for the United Services Automobile Association (USAA), a property and casualty insurance company. From 2002 to 2004 he served as Assistant General Counsel and Chief Compliance Officer for the companies of the Argonaut Group, a commercial property and casualty insurance company. He subsequently returned to USAA from 2004 to 2006 to serve as Director of Regulatory Compliance before founding his own law firm. Mr. Torok holds the insurance designations of Chartered Property Casualty Underwriter (CPCU) and Associate in Reinsurance (ARe). Mr. Torok holds an inactive real estate agent’s license in Texas and an inactive escrow agent’s license in Texas and is a member of the Texas Bar Association. Mr. Torok earned a Bachelor of Arts degree in Economics from Gettysburg College and a Juris Doctor degree from Willamette University College of Law. Mr. Torok holds series 7 and 24 FINRA licenses.

James A. Cardwell, age 84, has served as one of our independent directors since February 2016. Since October, 2010, Mr. Cardwell has served as a director of Hartman Short Term Income Properties, XIX, Inc. Mr. Cardwell founded Petro Stopping Centers and served as its President, CEO and Chairman of the Board until he sold the truck stop retail chain in 2007. As president, CEO and Chairman of the Board, he actively supervised the principal accounting officer and audit committee functions of the Board of Directors of Petro Stopping Centers and was responsible for overseeing and assessing the performance of companies and public accountants in the preparation, audit and evaluation of financial statements on behalf of the company.  Mr. Cardwell opened his first Petro Stopping Center in 1975 in El Paso introducing the concept of the modern travel plaza with a wide range of amenities that reshaped the entire truck stop industry. Mr. Cardwell served as Chairman of the National Association of Truckstop Operators (“NATSO”) from 1982 to1983 and served as Chairman of its fundraising branch, the NATSO Foundation.  In 1996, NATSO bestowed their Distinguished Member Award upon him.  Mr. Cardwell has been honored by the National Conference of Christian and Jews as their 1993 Humanitarian of the Year and was honored by the Rotary Club of El Paso with their 2004 Distinguished Service Award.  In 2007, Mr. Cardwell was honored by the El Paso Community Foundation for all his outstanding contributions to the El Paso community.  Mr. Cardwell has served on a number of local and national boards including State National Bancshares, Archstone Smith and he is Director Emeritus of El Paso Electric Company.  Mr. Cardwell is past Chairman of the Board of El Paso International Airport and El Paso Industrial Development Corporation.  Mr. Cardwell currently sits on the Board of Borderplex Community Trust.

John G. Ostroot, age 80, has served as one of our independent directors since February, 2016. Since January, 2008 Mr. Ostroot has served as a director of Hartman Income REIT, Inc. and since July, 2009 Mr. Ostroot has served as an independent director of Hartman Short Term Income Properties XIX, Inc. He was president of EGC Corporation and 3P USA Inc., subsidiaries of Plastic Omnium, Inc., a French-owned global leader in the processing of fluoropolymers and other high-performance resins plastics, from September 1994 until he retired in January 2000.  As president of these companies, he actively supervised the principal accounting officers and was responsible for overseeing and assessing the performance of companies and public accountants in the preparation, audit and evaluation of financial statements on behalf of the company.  After his retirement at 3P USA, Mr. Ostroot assumed a leadership role with the Fluoropolymers Division of the Society of Plastics Industries, a trade organization, consisting of processors and suppliers of fluoropolymer resin, headquartered in Washington, D.C.  Presently, Mr. Ostroot is serving on the Fluoropolymers Division Executive Committee as Past Chairman.  In April 2005, Mr. Ostroot received the Whitney Bro Lifetime Achievement Award from the DuPont Company for his more than 45 years in the Fluoropolymer industry.  Mr. Ostroot holds a Bachelor’s degree in Chemical Engineering from the University of Minnesota.

Board Committees

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee.

Audit Committee

Our board of directors has established an audit committee, which will consist of our two independent directors. One of our independent director nominees, Mr. Cardwell, will serve as the chair of the audit committee and will be designated as the audit committee financial expert.  The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (1) any non-audit services provided by an independent auditor and (2) certain non-audit services provided by an independent auditor to our Advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our Advisor and will receive compensation for his or her services, including services performed on our behalf, from our Advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our Advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our Advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our Advisor, although we do not currently intend to grant any such awards.

Any member of our board of directors who is also an employee of our Advisor or other affiliate will not receive additional compensation for serving on our board of directors.

Each independent director will receive an annual retainer of $10,000.  We will also pay our independent directors the following fees for attending board and committee meetings:

•

$1,000 in cash for each board meeting attended; and

•

$500 in cash for each committee meeting attended.

We have adopted an independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan (described below) pursuant to which each of our independent directors will be entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 3,000 restricted shares of Class A common stock when we have raised the minimum of $1,000,000 in gross offering proceeds. Each subsequent independent director that joins our board of directors will receive an initial grant of 3,000 restricted shares of Class A common stock upon his or her election to our board of directors. In addition, on the date following an independent director’s reelection to our board of directors, he or she will receive an additional grant of 3,000 restricted shares of Class A common stock upon each of the first four annual meetings of stockholders when he or she is reelected to our board of directors. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (1) the termination of the independent director’s service as a director due to death or disability, or (2) we experience a change in control. All directors receive reimbursement of reasonable out-of-pocket travel and other expenses incurred in connection with attending meetings of the board of directors.

Directors serving on more than one entity sponsored by our Sponsor or its affiliates, including Hartman XX, will only receive one annual retainer, stock and compensation as if they were serving on a single board.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates’ selected by the board of directors for participation in our long-term incentive plan. Stock options and shares of restricted stock granted or awarded under the long-term incentive plan and independent directors’ compensation plan will not exceed, in the aggregate an amount equal to 5.0% of the outstanding shares of our common stock as of the date of grant or award of any such stock options or restricted stock grants, as applicable. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 2,500,000 Class A shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and Advisor and our Advisor’s affiliates. In addition, we have obtained directors’ and officers’ liability insurance.

The MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•

an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services; or

•

with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

The MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our Advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•

our directors and our Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•

our directors and our Advisor or its affiliates were acting on our behalf or performing services for us;

•

in the case of affiliated directors and our Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•

in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•

the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Additionally, we have agreed to indemnify and hold harmless our Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitations set forth above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•

there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•

such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our Advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•

the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•

the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification provides us with a written agreement to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

Our Advisor is Hartman XXI Advisors, LLC, a limited liability company formed in Texas on September 3, 2015 as a wholly owned subsidiary of Hartman Advisors LLC, which was formed on March 9, 2009. Our Advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement. All of our officers and some of our directors are also officers and managers of our Advisor.

The officers and managers of our Advisor and its affiliates are as follows:

Name	Age	Positions
Allen R. Hartman	64	Chief Executive Officer and Chairman of the Board
Richard J. Vitale, CFA	49	President
Louis T. Fox III	56	Chief Financial Officer and Treasurer
Mark T. Torok	58	Secretary & General Counsel
Ross Donahue	65	Chief Operating Officer and Executive Vice President
David Wheeler	54	Executive Vice President-Acquisitions

For biographical information on Messrs. Hartman, Fox, and Torok, see “Management—Executive Officers and Directors” above.

Richard J. Vitale, CFA, age 49, serves as President of both our Advisor and Hartman Advisors LLC. Mr. Vitale joined the Property Manager effective March 2, 2015.  Mr. Vitale has over 24 years of commercial real estate and alternative investment products experience.  Mr. Vitale served as President and a director of United Realty Trust, Inc. (“URT”) and as President of United Realty Advisors from October 2013 to February 2015.  Prior to joining URT, Mr. Vitale worked for and ultimately co-owned AEI Capital Corporation (“AEI”), one  of the country’s oldest Sponsors of non-traded real estate funds and 1031 tax-deferred property exchange offerings from June 1992 to February 2013.  While at AEI, he was Executive Vice President of Strategic Business Development where he oversaw all aspects of that firm’s Sponsorship, management and distribution of non-traded real estate funds and 1031 tax-deferred property investment offerings.  He has extensive expertise in the areas of SEC registered and Regulation D private placement investment product development and distribution. From January 1990 to May 1992, Mr. Vitale was employed by Burlington Northern Railroad where he held positions as Treasury Analyst, Equipment Leasing Analyst, and Economic Analyst.  Mr. Vitale graduated magna cum laude from the University of St. Thomas in 1989 with a Bachelor’s degree in both finance and economics. Mr. Vitale holds the Chartered Financial Analyst (“CFA”) designation which was granted in 1999. Mr. Vitale  holds Series 7, 24 and 79 FINRA licenses.

Ross Donahue, age 65, serves as the Executive Vice President & Chief Operating Officer of both HIR Management and Hartman Advisors.  Mr. Donahue jointed Hartman Management (now HIR Management) as a senior property manager in 2003 and served in that capacity from 2003 to October 2006 before being promoted to his current position.  He has over 31 years of experience in the management of office buildings, retail centers, and office warehouse space.  Mr. Donahue has extensive experience in commercial real estate capital improvement s well as oversight and management of construction for tenant build-out and improvements. His responsibilities include the direction of daily operations of HIR Management and Hartman Advisors.  Before joining Hartman, Mr. Donahue previously served as a Regional Manager at PM Realty Group and worked as a manager for Gerald Hines Interest.  He is a graduate of Clarion State University and also holds the designation of Certified Property Manager.

David Wheeler, age 54, serves as Executive Vice President and Chief Investment Officer for both HIR Management and Hartman Advisors.  Mr. Wheeler joined Hartman Management (now HIR Management) in January 2003 as an acquisition manager, following a 16-year tenure with CBRE.  Mr. Wheeler worked as an acquisition manager until August 2006, when he assumed his current position.  He has almost thirty years of experience in the acquisition, disposition, financing and leasing commercial real estate investments.  Mr. Wheeler’s responsibilities range from sourcing investment opportunities, including shopping centers, office buildings, and warehouses, to closing, ownership transition and asset management.  At CB Richard Ellis, Mr. Wheeler was a Vice President in the Investment Services Division, where he successfully completed the sale of over $400 million in commercial real estate comprising over 9 million square feet throughout the South Central U.S. Prior to CB Richard Ellis, Wheeler was a Project Engineer and Cost Estimator with HB Zachary for two years on numerous civil and site development projects including the Legacy business Park in Plano Texas for EDS.  Wheeler holds an MBA with a concentration in Real Estate from Southern Methodists University and a B.S. in Civil Engineering with an option in Construction Management from Texas A&M University.

The Advisory Agreement

Our Advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Under the terms of the advisory agreement, our Advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our Advisor will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•

finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•

making certain investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•

structuring the terms and conditions of our investments, sales and joint ventures;

•

acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•

arranging for financing and refinancing of properties and our other investments;

•

entering into leases and service contracts for our real properties;

•

supervising and evaluating our property manager’s performance;

•

reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•

assisting us in obtaining insurance;

•

generating an annual budget for us;

•

reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•

performing investor-relations services;

•

maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•

engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•

performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our Advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our Advisor, its affiliates or third parties. See “Management Compensation” for a detailed discussion of the fees payable to our Advisor under the advisory agreement and our obligation to reimburse our Advisor for certain expenses.

The advisory agreement has a one-year term from the commencement date of this offering, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our Advisor and us. It will be the duty of our board of directors to evaluate the performance of our Advisor before entering into or renewing an advisory agreement. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. Additionally, the advisory agreement may be terminated:

•

immediately by us or our operating partnership for “cause,” or upon the bankruptcy of our Advisor;

•

without cause by a majority of our independent directors upon 60 days’ written notice; or

•

with “good reason” by our Advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure to obtain a satisfactory agreement from any successor to assume and agree to perform our or our operating partnership’s obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our Advisor or a material breach of the advisory agreement by our Advisor.

In the event of the termination of the advisory agreement, our Advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of our advisory agreement for any reason, including for cause, our Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Additionally, the special limited partnership interest holder may be entitled to a one-time payment upon redemption of the special limited partnership interests (based on an appraisal or valuation of our portfolio) in the event that the special limited partnership interest holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Our Advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our Advisor must devote sufficient resources to our business to discharge its obligations to us. Our Advisor may assign the advisory agreement to an affiliate upon the approval of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

Holdings of Shares of Common Stock, Limited Partnership Interests and Special Limited Partnership Interests

We issued 22,100 shares of our Class A common stock to the parent of our Advisor and subsidiary of our Sponsor, Hartman Advisors, LLC, for $200,005 in cash.  Hartman Advisors, LLC may not sell these shares for so long as one of its affiliates serves as our advisor. The initial limited partner of our operating partnership contributed $1,000 to our operating partnership in exchange for limited partnership interests in our operating partnership, and the special limited partnership interest holder contributed $1,000 to our operating partnership in exchange for special limited partnership interests. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Property Manager

HIR Management is our affiliated property manager. Our officers are also officers of our property manager. Our property manager will manage our properties pursuant to a property management agreement. Our property manager was organized and commenced active operations in March 2009 to lease and manage real estate projects, including projects owned by other investment programs sponsored by our Sponsor and its affiliates, and there is no limit on the number of other investment programs with which HIR Management may work. As of the date of this prospectus, our property manager and its affiliates managed in excess of 4.4 million square feet of office buildings, retail centers and office warehouse buildings.

Our property manager may subcontract some on-site property management duties to other management companies with experience in the applicable markets. These property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our board. Our property manager will closely supervise any subcontracted managers of the properties. Our property manager will also be responsible for paying such subcontractors’ fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and our property manager otherwise agree in writing.

In addition, HIR Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent HIR Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the management of the property is subcontracted, HIR Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. HIR Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity. HIR Management will continuously consider alternatives to provide the most efficient property management services to us.

Our property management agreement with HIR Management has a term of one year that may be renewed for an unlimited number of successive one year periods.  The current term of the property management agreement will expire one year from the date of execution, and is subject to successive one-year renewals unless we or HIR Management provide written notice of our intent to terminate thirty (30) days’ prior to the expiration of the renewal term. Either party may terminate the agreement without cause upon sixty (60) days prior written notice to the other party or upon thirty (30) days’ notice in the event of default by the other party if such default is not cured within said thirty (30) day period. In addition, we may immediately terminate the agreement upon thirty (30) days’ written notice to HIR Management in the event of its fraud, gross malfeasance, gross negligence or willful misconduct.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HIR Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HIR Management leasing fees to the extent that such leasing services are required to be provided by a third party.

The principal office of our property manager is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057.

For information on the property management and other fees we expect to pay to our property manager, see “Management Compensation.”

Management Decisions

Our Advisor and its team of real estate professionals, including Messrs. Hartman, Fox, Donahue, Wheeler and Torok have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our Advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees, including reimbursement of expenses, we will pay to our Advisor and its affiliates and our dealer manager, in connection with our organization, this offering and our operations. The selling commissions and the dealer manager fee may vary for certain categories of purchasers and our share classes are subject to differing selling commissions and fees.  See the “Plan of Distribution” Section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The allocation of amounts between the Class A shares and Class T shares in the table below assumes that 50% of the shares sold in our primary offering are Class A shares and 50% are Class T Shares. There can be no assurance that this assumption will prove to be accurate. We will cease paying all underwriting compensation related to this offering, including selling commissions, the dealer manager fee, distribution and shareholder servicing fees and any other underwriting compensation payable from whatever source, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of this offering.

Compensation/ Reimbursement and Recipient	Description and Method of Computation	Estimated Minimum/ Maximum Dollar Amount (1)
Organization and Offering Stage
Selling Commissions – Dealer Manager (2)

We will pay selling commissions of up to 7.0% of gross offering proceeds from the sale of Class A shares in the primary offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the primary offering. All selling commissions may be re-allowed to participating broker-dealers.

We will not pay selling commissions with respect to shares sold pursuant to our DRIP.

The total amount of all items of compensation from any source payable to our dealer manager and the soliciting dealers will not exceed 10% of the gross proceeds from our primary offering.

Minimum: $50,000 ($35,000 For Class A Shares and $15,000 For Class T Shares)/ Maximum:$12,500,000 ($8,750,000 For Class A Shares and $3,750,000 For Class T Shares)
Dealer Manager Fee – Dealer Manager (2)

We will pay a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares in the primary offering.

Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers.

We will not pay dealer manager fees in connection with shares of either class sold pursuant to our DRIP.

Minimum: $30,000 ($15,000 For Class A Shares and $15,000 For Class T Shares)/ Maximum:$7,500,000 ($3,750,000 For Class A Shares and $3,750,000 For Class T Shares)

Distribution and Shareholder Servicing Fee – Dealer Manager

Annual fee that accrues daily with respect to our Class T shares. We will begin accruing and paying the distribution and shareholder servicing fee during our organization and offering stage, once we have outstanding Class T shares. The distribution and shareholder servicing fee will continue to be paid during our operational stage. See “Operational State – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the payment of the distribution and shareholder servicing fee.

See “Operational Stage – Distribution and Shareholder Servicing Fee – Dealer Manager” below for details regarding the estimated amount of the distribution and shareholder servicing fee.
Reimbursement of Organization and Offering Expenses –Advisor or its affiliates (3)

We will reimburse our Advisor and its affiliates for organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) incurred on our behalf, but only to the extent that such reimbursement do not exceed actual expenses incurred and would not cause the aggregate selling commissions, dealer manager fees and distribution and shareholder servicing fees other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 1.5% of the gross offering proceeds. If we raise only the minimum amount in the primary offering (and nothing pursuant to the DRIP), we expect that organization and offering expenses will (other than selling commissions, dealer manager fees and distribution and shareholder servicing fees) will be approximately 3% of the gross proceeds received. As of September 30, 2016, our Advisor has incurred $460,312 of organization and offering costs on our behalf.

$30,000/ $4,035,000

Operational Stage

Acquisition Fees –Advisor or its affiliates (4)

We will pay our Advisor or its affiliates 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.

$22,250/$5,646,875 (assuming no debt financing to purchase assets) $89,000/ $21,413,050 (assuming debt financing equal to 75% of the aggregate value of our real property assets)

Distribution and Shareholder Servicing Fee- Dealer Manager

Annual fee for each outstanding Class T share purchased in our primary offering for four years from the date such share is issued equal to 1.0% of the share purchase price per share for Class T shares. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous four years of such date. We will not pay a distribution and shareholder servicing fee with respect to Class T shares sold under our DRIP, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our DRIP. We pay the distribution and shareholder servicing fee monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers.

Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur.

5,000 annually, and $20,000 in total assuming sales of $500,000 of Class T Shares at a purchase price of $9.60 per share; all fees may be re-allowed. If we sell $125,000,000 of Class T Shares, fees would be $1,250,000 annually and $5,000,000 in total at a purchase price of $9.60 per share

Acquisition Expenses –Advisor or its affiliates(4)

In addition to the acquisition fees payable to our Advisor and its affiliates, we will reimburse our Advisor and its affiliates for all actual expenses incurred in connection with the selection, acquisition or development of a property, whether or not the asset is ultimately acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time.

Debt Financing Fee –Advisor or its affiliates (4)

We will pay our Advisor or its affiliates a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to our Advisor. Our Advisor will use some or all of this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt obtained and therefore cannot be determined at the present time.

Development Fee – Property Manager

If our property manager provides development services, we will pay our property manager a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee if a majority of our board of directors, including a majority of our independent directors, determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Property Management and Leasing Fees – Property Manager

We will pay our property manager property management fees equal to 5.0% of the Effective Gross Revenues (as defined below) of retail, industrial and warehouse properties under management. We will pay our property manager property management fees equal to (i) 4.0% of the Effective Gross Revenues of office properties s under management with less than 100,000 square feet or with gross annual revenues under $1,000,000 and (ii) 3.0% of the Effective Gross Revenues of office properties under management with more than 100,000 square feet and/or gross annual revenues of $1,000,000 or more.  “Effective Gross Revenues” for these purposes means all payments actually collected from tenants and occupants of properties under management, exclusive of (i) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (ii) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants. In the event that we contract directly with a third-party property manager to manage a property, we will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.

  Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

In addition to the property management fees or oversight fees, if our property manager provides leasing services with respect to a property, we will pay our property manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property; provided, that such fees shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fees are fair and reasonable in relation to the services being performed.

Our property manager may subcontract the performance of its property management and leasing duties to third parties and our property manager will pay a portion of its property management, oversight or leasing fees, as applicable, to any third parties with whom it subcontracts.

Our property manager or its affiliates may be hired to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services will be provided at market rates and will generally not be material to the management of the property.

We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Construction Management Fee — Property Manager

If our property manager provides construction management services related to the improvement or finishing of tenant space in our real estate properties, we will pay our property manager a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided however, that we will only pay a construction management fee if a majority of our board of directors, including a majority of our independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent on amounts spent on future tenant improvements and cannot be determined at this time.

Asset Management Fee –Advisor or its affiliates (5)

We will pay our Advisor or its affiliates a monthly fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of each property we acquire. For these purposes, the cost of a property will equal the amount actually paid or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of the property, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition), and the value of a property will be the value established by the most recent independent valuation report with respect to such property, if any, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Operating Expenses –Advisor (6)

We will reimburse our Advisor for all actual expenses paid or incurred by our Advisor in connection with the services provided to us, including our allocable share of the Advisor’s overhead, such as rent, personnel costs, utilities and IT costs; provided, however, that we will not reimburse our Advisor or its affiliates for employee costs in connection with services for which our Advisor or its affiliates receive acquisition, disposition, debt financing, or asset management fees or for the personnel costs our Advisor pays with respect to persons who serve as our executive officers.

Actual amounts are dependent upon expenses paid or incurred and the limitations on total operating expenses set forth in our charter, and therefore cannot be determined at the present time
Disposition Fee — Advisor or Affiliates (7)

                           Liquidation Stage

If our Advisor or affiliate provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset; provided, however, in no event may the aggregate of the disposition fees paid to our property manager and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture

Actual amounts are dependent upon the sales price of specific investments and therefore cannot be determined at the present time.

Special Limited Partnership Interest — Hartman vREIT XXI SLP, LLC (8)

The holder of the special limited partnership interests, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The holder of special limited partnership interests will be entitled to receive distributions equal to 15.0% of our net sales proceeds from the disposition of assets, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, the special limited partnership interest holder is entitled to a payment upon the redemption of its special limited partnership interests. The special limited partnership interests will be redeemed upon: (1) the listing of our common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement other than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause. In the event of the listing of our shares of common stock or a termination of the advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive, as described above, if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment of the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership will be calculated taking into account the average share price of our shares for a specified period. If the event triggering the redemption is an underwritten public offering of our shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event of the redemption is the termination or non-renewal of our advisory agreement other than by us for cause for any other reason, the fair market value of the assets of our operating partnership will be calculated based on an appraisal or valuation of our assets. In the event of the termination or non-renewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.

Actual amounts depend on future liquidity events, and therefore cannot be determined at this time.

(1)

The estimated minimum dollar amounts are based on the sale of the minimum of $1,000,000 in shares to the public and the sale of no shares pursuant to our DRIP.  The estimated maximum dollar amounts are based on the sale to the public of $250,000,000 in shares, and the sale of $19,000,000 in shares pursuant to our DRIP.

(2)

The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our DRIP.

(3)

These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, charges of our transfer agent, charges of our Advisor for processing subscription agreements, reimbursement of bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our Advisor and its affiliates for the salaries of their employees and other costs incurred in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our Advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our Advisor to attend such seminars.

After raising at least $1,000,000 in gross offering proceeds, including from directors, officers, our Advisor and their respective affiliates, we expect to begin incurring some organization and offering expenses directly.

(4)

In no event will the total of all acquisition fees (including debt financing fees) and acquisition expenses relating to the purchase of an investment exceed six percent (6%) of the contract purchase price of the investment unless such excess is approved by a majority of our board of directors, including an majority of independent directors.

(5)

For purposes of calculating the asset management fee, the cost of a property will be based on amounts actually expended by us plus any amounts budgeted to develop, construct or improve the property. For example, if we purchase a property that costs $2 million initially with the plan to invest another $1 million in the property to renovate it, the total cost of this property, for purposes of calculating the asset management fee, would be $3 million.

(6)

At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. Any such determination and the reasons supporting such determination will also be recorded in the minutes of the meetings of our board of directors. For purposes of these limits, (1)“average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues less our total expenses excluding depreciation, reserves for bad debts or other similar non-cash reserves, and (3) “total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) reasonable incentive fees based on the gain in the sale of our assets; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)

Our charter limits the maximum amount of the disposition fees payable to the Advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.

(8)

Except for this potential payment and as described in “Management Compensation,” the special limited partnership interest holder shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our Advisor or a material breach of the advisory agreement by our Advisor.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of December 1, 2016 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Unless otherwise indicated below, each person or entity has the following address: c/o Hartman vREIT XXI, 2909 Hillcroft, Suite 420, Houston Texas.

Name of Beneficial Owner	Amount of Shares Beneficially Owned (1)

	Number(2)	Percentage
Hartman Advisors, LLC	22,100	14.7%
Allen R. Hartman (3)	22,100	14.7%
Louis T. Fox, III	-	-
Mark T. Torok	-	-
James A. Cardwell (4)	123,656	82.2%
John Ostroot	-	-
All Officers and Directors as a group	145,756	96.9%

*

Represents less than 1% of the outstanding common stock.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options warrants and similar rights held by the respective person or group which may be exercised within 60 days following December 31, 2015. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Class A shares.

(3)

Includes 22,100 Class A shares owned by our Advisor, which is directly and indirectly owned and controlled by Mr. Hartman.

(4)   Includes 107,527 Class A shares owned by Mr. Cardwell and 16,129 Class A shares owned by family members of Mr. Cardwell.  By resolution of the board of directors, Mr. Cardwell is an “excepted holder” until December 31, 2017.  An “excepted shareholder is a holder of more than 9.8% of the issued and outstanding common shares of the Company

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Advisor, our property manager, other affiliates and other affiliates, some of whom serve as our executive officers and directors. These conflicts include (i) the compensation arrangements between us and our Advisor and its affiliates, (ii) conflicts with respect to the allocation of the time of our Advisor and its key personnel, and (iii) conflicts with respect to the allocation of investment opportunities. Our agreements and arrangements with our Advisor and its affiliates are not the result of arm’s-length negotiations. See “Management – Management Compensation.” In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our Advisor and its officers, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other programs sponsored by our Sponsor and its affiliates. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our Advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Our Affiliates’ Interests in Other Real Estate Programs

General

Most of our executive officers, some of our directors and other key real estate professionals acting on behalf of our Advisor are also officers, directors, managers or key professionals of our Sponsor, and other affiliated entities. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate investment programs in the future.

As described in the “Prior Performance Summary,” affiliates of our Advisor have sponsored or co-sponsored the following real estate programs (“Hartman Programs”):

1.

Hartman Commercial Properties REIT (now known as Whitestone REIT);

2.

Hartman Short Term Income Properties XX, Inc.;

3.

Hartman Short Term Income Properties XIX, Inc.

4.

Hartman Income REIT Inc.;

5.

Hartman Development Fund LLC; and

6.

Hartman Retail I, DST.

All of these programs (except Hartman Retail I, DST, which is a single tenant, 1031 exchange, Delaware Statutory Trust) have investment objectives similar to ours in that they were formed to acquire and lease similar types of commercial real estate, so we anticipate conflicts of interest to arise with respect to those programs. We share the same dealer manager with Hartman Short Term Income Properties XX, Inc. or “Hartman XX”, so we may compete with it for capital, to the extent both programs are open for investment simultaneously, such as for example, if Hartman XX were to determine to do a follow-on offering to its previous offerings.. We may also compete with future programs sponsored by our Sponsor or with other programs formed by our Sponsor in the future, which may invest in similar properties for capital and acquisition opportunities.

As of the date of this Prospectus, none of the Hartman programs are currently raising funds.  The equity capital of Hartman Retail I, DST has been fully subscribed and has closed.  Hartman Retail I DST has received capital of $4.025 million.  The Hartman Retail I, DST offering consists of only one property, which has already been purchased.

The Hartman XX offering raised $181,336,480 as of September 30, 2016. Hartman XX owns 16 commercial real estate properties comprising 2,561,892 square feet located in Houston, San Antonio, Richardson, Arlington and Dallas Texas.

The Hartman XX offering closed to new investors on March 31, 2016.  As of its closing, Hartman XX had approximately $30,000,000 available for investment.  Hartman XX does not expect to invest in further commercial real estate properties with acquisition costs of less than $15 million. Based on this expectation, our Advisor does not anticipate any investment opportunity conflict between Hartman XX and this offering; provided, however, that Hartman XX may change its investment policies or objectives and as a result may compete with us for certain investment opportunities.

Our executive officers and our Advisor and its affiliates will experience potential conflicts of interest as they simultaneously perform services for us and other Hartman-sponsored programs.

In the event that we, or any other Hartman program or other entity formed or managed by our Advisor or its affiliates, are in the market for investments similar to those we intend to make, our Advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Hartman program will purchase such properties or make or invest in such mortgage loans or other investments. Our conflict resolution guidelines present standards for the Advisor to follow to determine which of the affiliated REITs will have the first opportunity to purchase, finance or sell a particular property or to negotiate with a prospective tenant. See “Certain Conflict Resolution Procedures.”

Our Advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “Certain Conflict Resolution Procedures.”

Allocation of Our Officers’ and Affiliates’ Time

We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Hartman-sponsored programs, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities. To the extent that the merging and underwritten offering(s) of other Hartman-sponsored affiliates will take substantial time and efforts of management, it is likely that those professionals involved will be able to devote less time to this program.

We also rely on our Advisor, its affiliates and its key real estate professionals for the day-to-day operation of our business. Our Advisor, its affiliates and its key real estate professionals have interests in other Hartman-sponsored programs, and they have engaged in and they will continue to engage in other business activities. As a result, our Advisor and its affiliates and key employees will face conflicts of interest in allocating their time among us and other Hartman-sponsored programs and activities in which they are involved, and there is no limit on the number of programs and ventures in which they may be involved. However, our Advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Hartman-sponsored programs and ventures in which they are involved.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Hartman-sponsored programs for the acquisition, development or improvement of properties or other investments, so long as a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us, on terms and conditions not less favorable to us than those available from unaffiliated third parties and on substantially the same terms and conditions as those received by other joint ventures. Our Advisor and the advisors to the Hartman-sponsored programs and affiliated entities have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Hartman-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Hartman-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Hartman-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our Advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our Advisor’s advice to us, as well as the judgment of affiliates of our Advisor, some of whom also serve as our executive officers and directors and the key real estate professionals acting on behalf of our Advisor, particularly due to the fact that such fees will generally be payable to our Advisor and its affiliates regardless of the quality of the properties acquired or the services provided by us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•

the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the advisory agreement and the property management agreement;

•

fees payable to the Advisor on the purchase of a property and asset-based fees payable to the Advisor could influence the Advisor to retain rather than dispose of our properties;

•

the amount of the acquisition fee is based on the amount of the purchase price of the property, which could influence our Advisor to select higher priced properties when advising us on potential acquisitions;

•

the amount of the asset management fee that we pay our Advisor is based on the higher of the cost of our properties and the property values requiring us to pay our Advisor regardless of whether the value of our properties is less than the cost of such properties to us;

•

public offerings of equity by us, which will likely entitle our Advisor to increased acquisition and asset management fees;

•

property sales, which might entitle our Advisor to disposition fees.

•

property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our Advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•

borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our Advisor as well as entitle the Advisor to a debt financing fee;

•

whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the holder of the special limited partnership interests to receive a one-time payment in connection with the redemption of its special limited partnership interests; and

•

whether and when we seek to sell the company or its assets, which sale could entitle our Advisor or HIR Management, our property manager to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible preferred stock.

Each transaction we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Affiliated Dealer Manager

Our dealer manager effective as of January 1, 2017, Hartman Real Assets Securities, Inc, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Athough our dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation and you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Our dealer manager may also distribute the securities of other issuers, including our affiliates and other issuers with investment objectives similar to our own. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Affiliated Property Manager

Since properties we acquire will likely be managed by HIR Management, to the extent we retain HIR Management, we will not have the benefit of negotiating fees with an independent property manager. HIR Management also serves as property manager for properties owned by other Hartman-sponsored programs, some of which may compete with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. In addition, the property manager will receive a market-based fee for supervising the construction of tenant improvements. It is conceivable that the property manager could find itself in a position where it would stand to earn a higher fee by agreeing to higher costs and expenses. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management- Property Manager” and “Management – Management Compensation.”

Certain Conflict Resolution Measures

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

Investment opportunities that are suitable for us may also be suitable for other programs sponsored by our Sponsor or its affiliates. Additionally our investment strategy is similar to the investment strategy of Hartman XX. Our Advisor and its affiliates share the same executive officers and key real estate professionals. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our Sponsor and its affiliates are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity. In connection with determining whether an investment opportunity is suitable for one or more Hartman-sponsored programs, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:

•

the investment objectives and criteria of each program;

•

the cash requirements of each program;

•

the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•

the policy of each program relating to leverage;

•

the anticipated cash flow of the property or asset to be acquired;

•

the income tax effects of the purchase on each program;

•

the size of the investment; and

•

the amount of funds available to each program and the length of time such funds have been available for investment.

Following the completion of suitability determinations, these real estate professionals have the authority, in their sole discretion, to direct the investment opportunity to the program for which such investment opportunity would be the most suitable. In the event that an investment opportunity becomes available that is equally suitable, under all of the factors considered by these real estate professionals, for both us and one or more other public or private programs sponsored by our Sponsor and its affiliates, or managed by these real estate professionals, then we will be offered those properties in which the purchase price of the property is less than $15 million, and properties with a purchase price of $15 million or more will be offered to other affiliated companies.  If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.

Notwithstanding the foregoing, if circumstances warrant, an investment opportunity may be allocated among us and another suitable program in proportion to the relative amounts of the investment sought by each entity. Our co-investment rights, and the final allocation proportions, would be subject to the availability of investment capital, as well as economic or market inefficiencies, regulatory constraints or other applicable considerations.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many provisions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•

the amount of the fees paid to our Advisor in relation to the size, composition and performance of our assets;

•

whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•

the success of our Advisor in generating appropriate investment opportunities;

•

rates charged to other REITs and to investors other than REITs, by advisors performing similar services;

•

additional revenues realized by our Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•

the quality and extent of service and advice furnished by our Advisor and its affiliates;

•

the performance of our investment portfolio; and

•

the quality of our portfolio relative to the investments generated by our Advisor for its own account and for their other clients.

Term of Advisory Agreement. Each contract for the services of our Advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors may terminate our advisory agreement with our Advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our Sponsor, our Advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent appraisers selected by our independent directors (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. As of the date of this prospectus, we do not intend to purchase investments from other Hartman-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Hartman-sponsored programs or other affiliates if an attractive opportunity presents itself and our independent directors approve the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans to our Sponsor, our Advisor, our directors or officers or any of their affiliates, unless an independent appraiser, selected by our independent directors, appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest held by our Sponsor, our Advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our Sponsor, our Advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.

Limitation on Operating Expenses. At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our capital stock to our Advisor, our Sponsor, our directors, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our Advisor, our directors, our Sponsor and their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Stock options and shares of restricted stock granted or awarded under the long-term incentive plan and independent directors’ compensation plan will not exceed, in the aggregate, an amount equal to 5% of the outstanding shares of our common stock as of the date of grant or award of any such stock options or restricted stock grants, as applicable.

Redemption of Our Shares. Our charter prohibits us from paying a fee to our Sponsor, our Advisor or our directors or officers or any of their affiliates in connection with our redemption of shares of our common stock.

Loans. We will not make any loans to the Sponsor, our Advisor or our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above or loans to wholly owned subsidiaries). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our Advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•

financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•

the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliates of our Advisor by us or third parties doing business with us during the year;

•

our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•

a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our Advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and bylaws were reviewed and ratified by a vote of our board of directors, including a majority of our independent directors.

INVESTMENT OBJECTIVES, STRATEGY, AND POLICIES

Investment Objectives

Our principal investment objectives are to:

•

preserve, protect and return stockholders’ capital contribution;

•

pay attractive and stable cash distributions to stockholders;

•

realize growth in the value of our investments; and

•

enable you to realize a return of your investment through a liquidity event within three to seven years after the termination of this primary offering.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors. Our board of directors reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of directors.

Investment Strategy

The cornerstone of our investment strategy is our Advisor’s discipline in acquiring commercial properties that offer a blend of current and potential income based on in place occupancy plus significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. We refer to this strategy as “value-oriented” or the “Hartman Advantage.” We rely upon the value-oriented or Hartman Advantage strategy to evaluate numerous potential commercial real estate acquisition and investment opportunities per each completed acquisition or investment.

We intend to acquire, develop and operate a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties located primarily in Texas.  The commercial properties we intend to acquire may be existing income-producing properties, properties developed by an affiliate of our Advisor, newly constructed properties or properties under development or construction. We intend to target properties that are located in high traffic areas, have adequate parking, have good curb appeal, have occupancy rates of at least 50%, and have a diversified tenant mix of creditworthy tenant(s).

We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.

Value Commercial Real Estate

We intend to acquire properties identified by us as value-oriented investments that we believe provide the potential for material value enhancement based upon property-specific characteristics or market characteristics. For instance, properties that may benefit from unique repositioning opportunities or from additional leasing, renovation, development or redevelopment activities, or that are located in markets with high growth potential, or that are available from distressed or motivated sellers, may present appropriate value-oriented investments for us.  We further define value-oriented investments as properties which (1) have occupancy at the time of acquisition of 50 – 75% of gross leasable area; (2) generate annual Modified Funds from Operations (“MFFO”) of 5 – 10% based on the property’s acquisition price at the time of acquisition; (3) our Advisor reasonably estimates that the specific property is likely to generate annual MFFO of 10 – 15% based on the property’s acquisition price plus the costs of any improvements and increase in operating expenses (which will vary with each prospective property acquisition)

where occupancy is at 90% of gross leasable area; (4) our Advisor reasonably believes may increase in value at a rate of 5 – 6% per year as a percentage of the property’s acquisition price plus the cost of any improvements; and, (5) our Advisor reasonably expects a total annual return of 13 – 14% which is the sum of the property’s average annual MFFO expressed as a percentage of property acquisition price plus the costs of any improvements, and the average annual increase in the property’s value expressed as a percentage of the property’s acquisition price plus the cost of any improvements. We define MFFO, which is a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measures for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. As defined by the IPA, Funds From Operations is a non-GAAP supplemental financial performance measure that excludes certain items such as real estate-related depreciation and amortization and the impact of certain non-recurring items such as realized gains and losses on sales of real estate and items classified as extraordinary items under GAAP. MFFO additionally excludes items such as acquisition-related costs, straight-line rent and amortization of above- and below-market lease intangibles. MFFO is determined net of interest expense. MFFO may not be comparable to MFFO reported by other non-listed REITs or traded REITs, and MFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of performance. MFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity; it should be considered in conjunction with reported net income and cash flows from operations computed in accordance with GAAP, as presented in the financial statements. For purposes of the foregoing, we assume that leverage, which is mortgage or bank indebtedness, will be approximately 50% of the property acquisition price. There can be no assurance that our goal of creating value through value-oriented property acquisitions will be successful or that we will achieve the intended results.

Knowing the key differences between types of commercial real estate can help investors make better informed investment decisions and help them choose the product best suited for their particular investment needs, goals and risk tolerances. Two primary commercial real estate property types are core and value. Core properties typically are high-quality assets with stabilized occupancies and cash flow. They are generally; (1) located in prime locations, (2) leased by high quality credit tenants, (3) often in high demand, and (4) usually have a relatively higher cost basis compared to value properties. One potential risk of core real estate properties, as compared to other types of commercial real estate, is that they may exhibit greater price sensitivity to changes in interest rates, primarily due to their longer lease terms and limited opportunity to grow their net operating income over time. Comparatively, value properties are often; (1) properties with lower investor demand, (2) properties with a relatively lower cost basis, (3) properties that provide the potential for a moderate level of income, and (4) properties that are primarily purchased with a meaningful focus on their appreciation potential, not solely income generation. Value properties are typically acquired with occupancy levels below 85% and at a point in time that they are not operating at peak performance. Because they are generally purchased in recognition of their ability to offer opportunities for repositioning, renovation, re-leasing, and net operating income enhancement, value properties tend to be purchased with a greater focus on appreciation potential as compared to core properties.  For the same reasons, value-oriented commercial properties may exhibit a relatively lower price sensitivity to changes in interest rates, when compared to core commercial properties. Investors should recognize that all non-guaranteed investments are affected by changes in interest rates.

Property Purchase Price

We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million, although we are not limited with respect to the amount that we may invest in any single property of any type. We believe that individual properties with an acquisition cost greater than $15 million dollars attract a larger proportion of institutional investors such as pension funds, insurance companies and endowment programs.  Those institutional investors, generally speaking, are often willing pay elevated prices for properties, which may result in lower earnings and/or longer required property holding periods.  We further believe, properties priced under $5 million dollars tend to be occupied by lower-quality tenants that may not exhibit the financial strength, operational efficiencies and stability we desire, and that there is greater competition for those properties from individual investors wishing to complete tax-motivated property exchange transactions under section 1031 of the Code.   At a per property acquisition cost of between $5-$15 million dollars, we believe there is less competition for property purchases, a higher-quality universe of potential tenants, and more opportunity to potentially grow value for our investors. There can be no assurance these objectives will be achieved.

Texas Focus

For commercial real estate investors, the economic strength and stability of the geographic location of any potential property acquisition is an important consideration.

We anticipate that the majority of our investments will be made in major metropolitan markets located in Texas. We may also selectively invest in other regions and markets throughout the United States based on our views of existing and future market conditions, and to the extent that we believe such opportunities may help us meet our investment objectives. We do not intend to make investments outside of the United States.

Since 1983, each of the more than 90 commercial real estate properties acquired by our Advisor and its affiliates has been located in the state of Texas. This offering has as one of its objectives the continuation of this important investment orientation.  Based on our continued research, as well as the following information, we believe that Texas may provide a relatively attractive environment in which to do business and purchase commercial real estate properties when compared to other states across the nation.

•

Texas has no corporate income tax and no individual income tax.

•

As of June 30, 2015, Texas boasts a labor force of 13 million people, the second largest in the country.

•

As of June 30, 2015, Texas leads the nation with $289 billion in exports.

•

In 2014, Texas led the nation in job creation with 457,900 new jobs added to the economy.

•

Texas’ annual real GDP growth rate has exceeded the nation’s real GDP growth rate for each of the past ten years.

•

According to the Texas Economic Development Organization as of June 30, 2015, based on data from the International Monetary Fund and the U.S. Bureau of Economic analysis, if the state of Texas was a stand-alone country, it would have the 12th largest GDP in the world, just below that of Canada, and above the countries of Australia, Korea, Spain and Mexico.

•

As of June 30, 2015, Texas is home to 54 Fortune 500 companies, including American Airlines, ExxonMobil, JC Penney, and Dr. Pepper/Snapple.

It is generally recognized that capital goes where it is welcome.  Many people believe that the economic philosophy of Texas produces a positive economic and regulatory environment that is friendly to businesses of all size. According to the Texas Workforce Commission, the most cited reasons behind Texas achieving that recognition is 1) its relatively low taxes, 2) its regulatory climate that is perceived as being reasonable and predictable, 3) its legal system that is similarly considered fair, and 4) its generally skilled workforce.

(Sources: www.texaswideopenforbusiness.com,http://gov.texas.gov/files/ecodev/IfTXWereANation.pdf)

Target Properties

With the proceeds from this offering, we intend to target for acquisition, value-oriented commercial properties, including office, retail, industrial and warehouse properties, We expect that the properties we acquire will generally have a purchase price of between $5 and $15 million, although we are not limited with respect to the amount that we may invest in any single property of any type.

We intend to focus our acquisition activities on properties which exhibit some or all of the following characteristics:

•

an occupancy rate of at least 50%;

•

the opportunity to increase the property value through aggressive leasing and operational efficiencies;

•

a diverse tenant mix of creditworthy tenant(s);

•

good access, curb appeal, and adequate parking;

•

located in high traffic commercial and residential areas;

•

for office properties, generally, mid-rise suburban, 5 – 15 story properties, comprising up to 400,000 square feet of gross leasable area;  and

•

for retail properties, generally, 40,000 to 200,000 square feet of gross leasable area properties, with a mix of local, regional and national credit tenant(s); and

•

a diverse mix of non-anchor tenants such as restaurants, professional service retailers, beauty salons, clothing retailers and other soft goods retailers.

Investment Process

Our Advisor will perform a diligence review on each property that we purchase or are considering purchasing. We will generally seek to condition our obligation to complete the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:

•

any current or prior code violations;

•

bank or other financial institution statements with bank deposit receivables for the last six months;

•

government and business licenses, license fees, permits and permit bills;

•

at least a two year capital expenditure history through the current year to date, including detail of any exterior work;

•

copies of any documents regarding roof, foundation work and any bonds and warranties for such work;

•

certificates of occupancy;

•

contracts and service agreements, including equipment leases;

•

copies of any leasing commission agreements;

•

correspondence with federal, state or municipal government offices, branches or agencies;

•

detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate and an aging report detailing current payment delinquencies of any tenants;

•

Billing information for tenant expense reimbursement (common area maintenance, taxes, insurance, etc.) for two years prior;

•

environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•

leases;

•

general ledger for the past 12 months;

•

historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•

income tax returns with income schedules for the last three years;

•

insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last three years;

•

list of any pending litigation affecting either the property or the tenants;

•

occupancy reports for the past two years;

•

personal property inventory;

•

personnel list, wages and benefits;

•

plans and specifications, including as-built, architectural drawings and soil compaction studies;

•

surveys;

•

tax bills and assessment notices for the property and any personalty for the current and previous two years, including any correspondence relating to tax appeals and reassessments;

•

tenant and vendor correspondence files;

•

termite and other pest inspections reports;

•

title commitment and recorded documents;

•

unexpired guarantees and warranties; and

•

utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our Advisor will typically obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical and electrical, plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others matters. We will generally not purchase any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property. In the event that we are unable to gain access to a property when buying real estate debt secured by such property to conduct a new Phase I environmental assessment, we will review the most recent Phase I environmental assessment provided by the seller and review publicly available environmental records. In certain instances where it is not feasible to obtain a Phase I environmental site assessment, we will endeavor to obtain as much environmental information as necessary to make an informed decision.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will review the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant.

Other Possible Investments and Activities

Although we intend to focus our investments in commercial properties as described above, we may also make selective equity investments in REITs and other real estate companies that hold real estate assets; provided that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We may make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly. We expect that our total investments in REITs and other real estate companies will be a substantially smaller proportion of our overall portfolio than our direct investments in commercial properties. However, we are not specifically limited with respect to the percentage of the net proceeds from this offering that we may invest in the securities of other companies.

We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers.

We do not intend to invest in any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our Advisor, or investors in existing or new real estate investment programs sponsored by our Advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Tenant-in-Common Interests in Properties (TICs)

Our Sponsor and its affiliates have no current intention of syndicating tenant-in-common, or TIC, investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our Advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our Advisor. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our Advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:

•

selling or refinancing of the property;

•

managing the property;

•

distributions of the property’s net revenues, if any; and

•

operating the property, including leasing guidelines and rent levels.

We will not acquire TIC interests in a property unless HIR Management or another affiliate of our Advisor has asset management control over the property.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Consistent with the policy adopted by our board of directors, we expect that after we have invested substantially all of the proceeds of this offering, our debt financing will be approximately 50% of the aggregate costs of our investments before non-cash reserves and depreciation. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of building our portfolio when the costs of our investments are most likely to exceed our net offering proceeds.

Our Advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is approaching maturity or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our Advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by our board of directors at least quarterly.

Disposition Policies

We intend to hold our assets for between three to seven years from the termination of this offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our Advisor after a consideration of relevant factors, including:

•

performance of the real estate investment;

•

market conditions;

•

the structure of the current financing and currently available refinancing;

•

achievement of our principal investment objectives;

•

the potential for future capital appreciation;

•

cash flow; and

•

federal income tax considerations.

In addition, with respect to refinancing properties, our Advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

For information regarding the disposition fees our Advisor will receive upon the sale of our real estate investments, see “Management Compensation.”

Liquidity Strategy

We may provide our stockholders with a transaction providing liquidity for our stockholders or a liquidity event through some combination of the following: (1) listing our shares for trading on an exchange, (2) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders or (3) a sale or merger of our company with one or more publicly-traded or privately held companies. In addition to such liquidity events, our board may also consider pursuing various other liquidity strategies, including adopting a more expansive share redemption program or engaging in a tender offer to accommodate those stockholders who desire to liquidate their investment in us (subject in all cases to the applicable federal securities laws). Our board anticipates evaluating such liquidity events within three to seven years after we terminate this primary offering, subject to then prevailing market conditions. If we have not begun the process of liquidating our assets or listing our shares within seven years of the termination of this primary offering, and our board of directors has not set a future date for such a liquidation or listing, our charter requires that we hold a stockholder meeting, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, to vote on a proposal for our orderly liquidation and dissolution. Prior to any such stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. To ensure that stockholders are adequately informed when casting their votes, each stockholder entitled to vote shall be furnished with financial information setting forth per share pro forma tax and financial projections that assume that all of our assets will be sold immediately at prices consistent with their appraised values, or such other information as we deem appropriate and informative, provided in all such cases that the furnishing of such information to stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable.

If the liquidation proposal is approved by stockholders by the affirmative vote a majority of the votes entitled to be cast thereon, we shall immediately undertake an orderly liquidation and sale of our assets and will distribute any net sale proceeds therefrom to stockholders, following which we shall terminate and dissolve. Our assets shall be fully liquidated within 30 months from the close of the voting deadline. Under no circumstances, however, shall the board of directors direct our operating partnership to make distributions “in kind” of any assets to the stockholders under any dissolution conducted.  If our stockholders do not approve the liquidation proposal, we are not required to resubmit the proposal to our stockholders upon the written request of stockholders owning 10% of our outstanding common stock more than once during every two-year period

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;

•

invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors, our Sponsor, our Advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser selected by the independent directors. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•

invest in indebtedness secured by a mortgage loan that is subordinate to any lien or other indebtedness of any of our directors, our Sponsor, our Advisor or any of our affiliates;

•

invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•

make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•

make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•

issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•

issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue options or warrants to purchase shares to our Sponsor, our Advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants, if any, are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•

issue equity securities on a deferred payment basis or under similar arrangement;

•

engage in underwriting or the agency distribution of securities issued by others; or

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940.

Section 3(a)(1)(A) of the Investment Company Act of 1940 defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act of 1940 defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act of 1940. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act of 1940 because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act of 1940 or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act of 1940 status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act of 1940, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act of 1940, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our Advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our Advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our Advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by our Sponsor and its affiliates. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, this prospectus will be supplemented to disclose the probability of acquiring the asset. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

The disclosure of any proposed acquisition should not be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

Our stockholders will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and Advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change to the terms of this offering without filing a post-effective amendment with the SEC describing such change in our investment objectives and policies.

OUR REAL ESTATE INVESTMENTS

Joint Venture Investment

As of the date of this prospectus, our investments in real estate assets consists of an interest in a retail shopping center located in San Antonio, Texas commonly known as Village Pointe, or the Village Pointe Property. We hold our interest in the Village Pointe Property through Hartman Village Pointe, LLC, or Hartman Village Pointe, a joint venture between our company and Hartman XX LP, the operating partnership of our affiliate, Hartman Short Term Income Properties, XX, Inc.

On November 14, 2016, we contributed $100,000 to Hartman Village Pointe in exchange for an initial 2.65% membership interest in Hartman Village Pointe, Hartman XX LP contributed $3,675,000 to Hartman Village Pointe in exchange for an initial 97.35% membership interest in Hartman Village Pointe, and Hartman Village Pointe acquired a fee simple interest in the Village Pointe Property from an unrelated third party seller for a purchase price of $7,050,000, exclusive of closing costs. Hartman Village Pointe financed the payment of the purchase price for the Village Pointe Property with Hartman XX LP’s and our initial capital contributions to Hartman Village Pointe and the proceeds of a mortgage loan in the principal amount of $3,525,000 from Hartman XX LP to Hartman Village Pointe, or the Village Pointe Loan. The Village Pointe Loan accrues interest at the rate of 10% per annum. The entire outstanding balance of the Village Pointe Loan, plus all accrued interest thereon, is due and payable on demand upon 10 days’ written notice from Hartman XX LP to Hartman Village Pointe.

On December 1, 2016, we raised the minimum offering amount in this offering and acquired an additional 33.11% membership interest in Hartman Village Pointe from Hartman XX LP in exchange for $1,250,000 in cash. We funded the cash purchase price for our additional membership interest in Hartman Village Pointe with proceeds from this offering. After giving effect to the additional membership interest in Hartman Village Pointe acquired by us on December 1, 2016, our total equity investment in Hartman Village Pointe was $1,350,000, representing an approximately 35.76% membership interest. Pursuant to the terms of a membership purchase agreement between us and Hartman XX LP, we may from time to time acquire up to all of Hartman XX LP’s remaining membership interest in Hartman Village Pointe at a price equal to Hartman XX LP’s investment cost.

On December 14, 2016, Hartman Village Pointe refinanced the Village Pointe Loan with a $3,525,000 mortgage loan provided by a bank.  The mortgage loan bears interest at the rate of 30-day LIBOR plus a LIBOR rate margin of 2.75%.  The interest rate as of the date of this prospectus supplement is 3.45%.  Monthly payments of interest only are payable during the initial loan term.  The initial maturity date of the mortgage loan is December 14, 2019.  The mortgage loan provides for first and second extended maturity dates of December 14, 2020 and 2021, respectively, subject to the applicable extended maturity provisions of the mortgage loan agreement.

The Village Pointe Loan provided by Hartman XX LP was repaid in full on December 14, 2016.

Description of Property

The Village Pointe Property is a 54,246 square foot shopping center located just off of US Highway 281 between Brook Hollow Boulevard and Thousand Oaks in San Antonio, Texas.  Built in 1982 and renovated in 2015, the Village Pointe Property is located within five miles of San Antonio International Airport via US Highway 281.  As of November 15, 2016, the Village Pointe Property was approximately 92% occupied by 11 tenants. The Village Pointe Property is managed by our property manager.

SA Bike World, a cycling sales and service retailer, is the largest tenant at the Village Pointe Property, occupying approximately 8,912 square feet, or approximately 16.4% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in December 2026.  Other significant tenants at the Village Pointe Property include Mattress Firm, a national mattress retailer, which occupies approximately 8,270 square feet, or approximately 15.2% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in September 2018, Top Brass, Inc., a retailer of tactical apparel and accessories, which occupies 6,669 square feet, or approximately 12.3% at the Village Pointe Property and ABDEP, LP, an optical retailer which occupies approximately 5,791 square feet, or approximately 10.7% of the rentable square feet at the Village Pointe Property, pursuant to a lease that expires in December 2020.  All of the tenant leases for the Village Pointe Property are triple-net leases.

The following table reflects lease expirations at the Village Pointe Property over the next ten years:

		Gross Leasable Area		Annualized Base Rent as December 1, 2016
Year	No. of Leases Expiring	Approximate Square Feet	Percent of Total Occupied	Amount	Percent of Total
2017	1	3,388	6.2%	$ 36,106	5.4%
2018	1	8,270	15.2%	119,915	17.9%
2019	1	1,467	2.7%	22,005	3.3%
2020	3	11,417	21.1%	154,912	23.1%
2021	4	16,450	30.4%	227,225	33.9%
2022	-	-	-	-	-
2023	-	-	-	-	-
2024	-	-	-	-	-
2025	-	-	-	-	-
2026	1	8,912	16.4%	109,911	16.4%
Total	11	49,904	92.0%	$ 670,074	100.0%

The Village Pointe Property faces competition from similar multitenant retail properties located in and around the San Antonio, Texas area.

Management currently has no material plans for capital improvements or renovations at the Village Pointe Property and believes that the Village Pointe Property is suitable for its intended purpose and adequately covered by insurance. For the fiscal year ended December 31, 2015, the Village Pointe Property paid real estate taxes of $106,590.

We face competition when attempting to make real estate investments, including competition from domestic and foreign financial institutions, other REITs, life insurance companies, pension funds, partnerships and individual investors. The leasing of real estate is highly competitive. The Village Pointe Property, and any other properties we acquire, will compete for tenants with similar properties primarily on the basis of location, total occupancy costs (including base rent and operating expenses), services provided and the design and condition of the improvements.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs, which we refer to as “prior real estate programs,” sponsored or advised by our Sponsor and its affiliates.  The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. Other than Hartman XX and Hartman Commercial Properties REIT (as discussed below), the prior real estate programs discussed below were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we are subject. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Our Sponsor, Hartman Income REIT Management, Inc., is a Texas corporation formed in March 2009.  Our Sponsor is controlled by Mr. Hartman, our chief executive officer, president and chairman of our board of directors.  Our Sponsor is a wholly owned subsidiary of Hartman Income REIT, Inc., of which Mr. Hartman owns approximately 15% of the outstanding voting equity interests.  Mr. Hartman is both a director and the chief executive Officer of our Sponsor.

Between January 1, 2006 and March 31, 2016, our Sponsor and its affiliates have, directly or indirectly, sponsored four (4)1 privately offered prior real estate programs and two public, non-listed REITs which collectively raised approximately $194.7 million during this period. The two public, non-listed REITs, are:  (1) Hartman Short Term Income Properties XX, Inc., or Hartman XX, and (2) Hartman Commercial Properties REIT (now known as Whitestone REIT, Inc.), a public, non-listed REIT which terminated all connections with our Sponsor and its affiliates in 2006. None of these prior programs disclosed a date or time period in which the program might be liquidated and none of these prior programs have liquidated.

We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by our Sponsor and its affiliates, including Hartman XX. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

The Prior Performance Tables included as Appendix A to this prospectus set forth information as of the dates indicated therein regarding certain prior real estate programs, including: Experience in Raising and Investing Funds (Table I) Compensation to Sponsor (Table II) Annual Operating Results of the Prior Real Estate Programs (Table III); Results of Completed Programs (Table IV); and Results of Sales or Disposals of Property (Table V).

Summary Information - Public Programs

Affiliates of our Sponsor have sponsored two public real estate programs, Hartman Commercial Properties REIT (now known as Whitestone REIT), and Hartman XX. Both Hartman Commercial Properties REIT and Hartman XX have investment objectives similar to our own.

Hartman Commercial Properties

The initial public offering of Hartman Commercial Properties REIT commenced on September 15, 2004. In October, 2006, the board of trustees of Hartman Commercial Properties REIT (1) suspended Hartman Commercial Properties REIT’s  public offering, (2) removed Mr. Hartman from his positions as President and director of Hartman Commercial Properties REIT and (3) terminated the contractual relationships between Hartman Commercial Properties REIT and Hartman Management, L.P., a limited partnership owned and controlled by Mr. Hartman which served as the external advisor and property manager to Hartman Commercial Properties REIT. Mr. Hartman denied that cause for such terminations existed and a lawsuit was filed regarding the termination fee due to Hartman Management L.P. under the advisory agreement with Hartman Commercial Properties REIT. Hartman Management L.P. and Hartman Commercial Properties REIT settled the lawsuit without either side admitting wrongdoing or paying any damages. Ultimately, neither Mr. Hartman nor Hartman Management L.P. received any compensation as a result of the termination of the advisory and property management agreements with Hartman Commercial Properties REIT. Since October 2006, neither Mr. Hartman nor any of his affiliates have had any contractual relationship with, or control over the business or operations of, Hartman Commercial Properties REIT.

 In the approximately two years between September 15, 2004 and September 30, 2006, Hartman Commercial Properties REIT raised gross offering proceeds from its public offering of approximately $28.9 million from the issuance of 2,886,405 shares of common stock. Together with the gross proceeds of its private placement of common shares between May 1999 and December 2000, which raised gross offering proceeds of approximately $24.8 million from the issuance of 2,481,745 common shares of common stock, Hartman Commercial Properties REIT raised a total of $53.7 million. As of the termination of its public offering two years after it was commenced, Hartman Commercial Properties REIT had approximately 1,423 investors and owned 36 commercial properties, nine of which were acquired using offering proceeds from its public offering for an aggregate acquisition cost of approximately $67.1 million. These nine properties were located in the metropolitan areas of Houston, Dallas and San Antonio, Texas. Based upon aggregate acquisition and development costs, these nine properties were approximately 54% office/warehouse and approximately 46% retail shopping centers.

Hartman XX

The initial public offering of Hartman XX commenced on February 9, 2010. As of the date of the termination of its initial public offering, Hartman XX had issued 4,455,678 shares of common stock, resulting in aggregate offering proceeds of $43,943,731.  On July 16, 2013, Hartman XX commenced a follow-on public offering of up to $200,000,000 in shares of common stock to the public at a price of $10.00 per share and up to $19,000,000 in shares of common stock to its stockholders pursuant to a distribution reinvestment plan at a price of $9.50 per share.

As of March 31, 2016, Hartman XX had accepted subscriptions for, and issued, 17,017,364 shares of common stock in its initial and follow-on public offerings, including 1,020,867 shares of our common stock issued pursuant to its distribution reinvestment plan, resulting in gross proceeds of $165,856,646.

Hartman XX closed its follow-on public offering to new investors March 31, 2016. As of March 31, 2016, Hartman XX owned 15 commercial properties comprising approximately 2.4 million square feet located in various metropolitan areas in the State of Texas. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $177.4 million, excluding acquisition costs. These properties were financed with a combination of debt and public offering proceeds. Based upon aggregate acquisition and development costs, these 15 properties consisted of approximately 83% office/warehouse properties and approximately 17% retail shopping centers.  All of these properties were existing properties as of the date of acquisition.

As March 31, 2016, Hartman XX had sold one property for an aggregate purchase price, exclusive of closing costs, of $3.4 million.

The dealer manager for Hartman XX was D.H. Hill Securities LLLP, who also served as our dealer manager through December 31, 2016. Hartman XX’s external advisor is an affiliate of our Advisor, and our executive officers and directors are also officers and directors of Hartman XX. See the section of this prospectus entitled “Conflicts of Interest.”

We will provide upon request to us, for no fee, a copy of the most recent Annual Report on Form 10-K filed with the SEC by Hartman XX and for a reasonable fee, the exhibits to such Form 10-K.

Summary Information - Private Programs

Capital Raising

During the ten-year period ended December 31, 2015, our Sponsor and its affiliates have sponsored five private prior real estate programs which collectively raised approximately $83.0 million. These private prior real estate programs included: (1) two private real estate investment funds which raised approximately $29.0 million from a total of 458 investors, (2) one private real estate investment trust which raised approximately $50.0 million from a total of 687 investors, (3) one tenant-in-common (TIC) offering which was offered and withdrawn and (4) one Delaware Statutory Trust for 1031 tax-deferred exchange investors, which raised approximately $4,021,000 from 24 investors.

The following table sets forth certain summary information on the five private prior real estate programs sponsored by affiliates of our Sponsor.

Name of Program	Type of Program	Launch Year	Program Status
Hartman Income Properties XVIII, Ltd. (1)	Private	2004	Closed
Hartman Short Term Income Properties XIX, Inc.	Private	2007	Operating
Hartman Development Fund LLC (2)	Private	2009	Closed
Hartman Garden Oaks Acquisition LLC (3)	TIC	2013	Closed
Hartman Retail I DST	DST	2014	Operating

(1)

Merged with and into Hartman Income REIT, Inc. on April 1, 2008

(2)

Merged with and into Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) in March 2013. In March 2013, the board of directors of Hartman XIX approved the merger of Hartman XIX with Hartman Development Fund LLC. The total equity capital raised by Hartman Development Fund LLC was $4,017,711.  In February 2013 an independent appraisal valued the sole property owned by the Hartman Development Fund LLC at $4,350,000. Pursuant to the merger, the investors of Hartman Development Fund LLC (holders of the equivalent of 473,373 units valued at $8.45 per share) received a total of 337,838 shares of Class B 8% cumulative preferred stock of Hartman XIX, valued at $4,000,000 or $11.84 per preferred share, (a ratio of 0.7136 shares of Hartman Development Fund LLC of each share of Hartman XIX.) in exchange for the cancellation of all of their membership units in Hartman Development Fund LLC. The $11.84 per preferred share value was based upon a valuation of Hartman XIX prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman XIX or any of its affiliates.  Because there were more outstanding membership units of Hartman Development Fund LLC than there were issued preferred shares of Hartman XIX, the estimated per share price of Hartman Development Fund LLC shown in Table III of the Prior Performance Tables included as Appendix A to this prospectus is more than the estimated per share merger consideration.

(3)

No interests were sold in the Hartman Garden Oaks Tenant in Common offering, so the registration was not extended after its initial expiration date.

Investments

Each of these private prior real estate programs had investment objectives similar to our own.

The prior private real estate programs had acquired eighteen (18) properties and disposed of one (1) development property as of December 31, 2015. Seventeen (17) of the properties were located in Texas and one (1) was located in Florida. These properties were acquired for an aggregate purchase price, inclusive of debt, of approximately $104.6 million, excluding acquisition costs. These properties were financed with a combination of debt and offering proceeds.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs, categorized by type of property, as of December 31, 2015. All of the properties were existing properties.

Investment Program	Office/Ind.	Retail	Development
Hartman Income Properties XVIII	84%	16%	0%
Hartman Short Term Income Properties XIX	50%	36%	14%
Hartman Development Fund LLC	0%	100%	0%
Hartman Garden Oaks Acquisitions LLC (TIC)	0%	100%	0%
Hartman Retail I DST	0%	100%	0%

Dispositions

As of December 31, 2015, the prior private real estate programs had sold one (1) property for an aggregate purchase price of $3.4 million, exclusive of closing costs.

Three Year Summary of Acquisitions

In the three years ended December 31, 2015, the prior real estate programs acquired a total of 12 properties located in Houston, Dallas, Arlington and San Antonio, Texas for an aggregate purchase price, inclusive of debt, of approximately $135,612,000 excluding closing costs. The acquisitions were financed with a combination of cash equity and debt financing. The following table provides additional information about these acquisitions:

Property Name	Property Location	Purchase Price

Parkway Plaza I & II	Dallas, TX	9,490,000
Gulf Plaza	Houston, TX	13,950,000
Mitchelldale Business Park	Houston, TX	19,175,000
Energy Plaza	San Antonio, TX	17,610,000
Timbercreek Atrium	Houston, TX	2,896,800
Copperfield Building	Houston, TX	2,419,200
400 North Belt	Houston, TX	10,150,000
Commerce Plaza Hillcrest	Dallas, TX	11,400,000
Ashford Crossing	Houston, TX	10,600,000
Corporate Park Place	Dallas, TX	9,500,000
Skymark Tower	Arlington, TX	8,846,000
One Technology Center	San Antonio, TX	19,575,000
Totals		$135,612,000

Table VI, which is included in Part II of the Registration Statement of which this prospectus is a part, provides more detailed information on the acquisition of these properties. We will furnish copies of Table VI to any prospective investor upon request and without charge.

Adverse Business Developments

Historically, the prior private real estate programs have experienced losses during their first several quarters of operations. Many of these losses can be attributed to initial start-up costs and lack of revenue producing activity prior to the programs’ initial property investments. Losses may also reflect the delay between the date of property acquisition and the period when revenues from such property investments exceed fixed and variable operating costs because many of the properties purchased by the prior private real estate programs have had relatively low occupancy rates at the time of their purchase and it has taken time to increase the properties’ occupancy rates and revenues. This strategy has permitted the prior private real estate programs to purchase properties at much lower prices than if the properties were more fully occupied, but continued low occupancy rates in some of the properties have had a negative impact on the revenues of the prior private real estate programs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed company and have no operating history. We are dependent upon proceeds received from this offering to conduct our proposed activities. The capital required to purchase our commercial property investments will be obtained from the offering and from any indebtedness that we may incur. We have initially been capitalized with $201,005, of which $200,005 was contributed by Hartman Advisors, LLC an affiliate of our Advisor and Sponsor in exchange for 22,100 shares of our Class A common stock and $1,000 which was contributed to our Operating Partnership by Hartman vREIT XXI SLP, LLC in exchange for the Special Limited Partnership Interest in our operating partnership. We have no commitments to acquire any investments or to make any other material capital expenditures.

Substantially all of our business will be conducted through our operating partnership. We are the sole general partner of our operating partnership and our subsidiary, Hartman vREIT XXI Holdings LLC, and Hartman vREIT XXI SLP, LLC, affiliates of our Advisor, are the initial limited partners of our operating partnership. As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

We do not anticipate establishing a general working capital reserve out of the proceeds of this offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders or as determined by our Advisor. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

To the extent that any working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any investment property, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Factors Which May Influence Results of Operations

Economic Conditions Affecting Our Targeted Portfolio

Adverse economic conditions affecting the geographic regions in which we plan to invest or real estate generally may have a material impact on our capital resources and the revenue or income to be derived from the operation of our commercial property investments.

Offering Proceeds

Our ability to make investments will depend upon the net proceeds raised in the offering and our ability to finance the acquisition of such assets. If we raise substantially less than the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, which could affect our net income and results of operations.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to pay distributions to our stockholders.

In addition, these laws, rules and regulations create new legal grounds and theories for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Critical Accounting Policies

General

Below is a discussion of the accounting policies that we believe will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation and Allocation of Real Property — Acquisition

Upon acquisition, the purchase price of real property is allocated to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their fair values. Identified intangible assets consist of above-market and below-market leases, in-place leases, in-place contracts, tenant relationships and any goodwill or gain on purchase. Acquisition costs are charged to expense as incurred. Initial valuations are subject to change during the measurement period, but the measurement period ends as soon as the information is available. The measurement period shall not exceed one year from the acquisition date.

The fair value of the tangible assets acquired consists of land, buildings, furniture, fixtures and equipment. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or our estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of thirty-nine years using the straight-line method.  The value of furniture, fixtures and equipment is based on their fair value using replacement costs less depreciation.

We determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain. Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

In allocating the purchase price of each of our properties, our Advisor makes assumptions and uses various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition as if it were vacant. Many of these estimates are obtained from independent third-party appraisals. However, we are responsible for the source and use of these estimates. These estimates are judgmental and subject to being imprecise; accordingly, if different estimates and assumptions were derived, the valuation of the various categories of our real estate assets or related intangibles could in turn result in a difference in the depreciation or amortization expense recorded in our financial statements. These variances could be material to our results of operations and financial condition.

Valuation and Allocation of Real Property — Ownership

Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for buildings and improvements.  Tenant improvements are depreciated using the straight-line method over the lesser of the life of the improvement or the remaining term of the lease.  In-place leases are amortized using the straight-line method over the weighted average years calculated on terms of all of the leases in-place when acquired.

Investment Impairments

For real estate we may wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we may own through an investment in a joint venture or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, our Advisor will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in understating or overstating the book value of our investments which could be material to our financial statements.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced operations.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•

current cash balances;

•

public offerings;

•

various forms of secured financing;

•

equity capital from joint venture partners;

•

proceeds from our DRIP; and

•

cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may also utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

If we raise substantially less funds in the offering than the maximum offering amount, we will make fewer investments resulting in less diversification and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and its affiliates and our dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for sales commissions and the dealer manager fee and payments to our Advisor for reimbursement of certain organization and offering expenses. However, our Advisor has agreed to reimburse us to the extent that sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our operating stage, we expect to make payments to our Advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our Advisor in providing services to us.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of our real estate assets in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established formal policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that a potential stockholder may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015 (the “PATH Act”), which includes a number of important provisions affecting taxation of REITs and REIT shareholders. It may be some time before the IRS issues guidance on application of these new rules.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•

a broker-dealer or a dealer in securities or currencies;

•

an S corporation;

•

a partnership or other pass-through entity;

•

a bank, thrift or other financial institution;

•

a regulated investment company or a REIT;

•

an insurance company;

•

a tax-exempt organization;

•

subject to the alternative minimum tax provisions of the Internal Revenue Code;

•

holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•

holding our common stock through a partnership or other pass-through entity;

•

a non-U.S. corporation or an individual who is not a resident or citizen of the United States;

•

a U.S. person whose “functional currency” is not the U.S. dollar; or

•

a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Hartman vREIT XXI, Inc.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2017. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders, These laws are highly technical and complex.

In connection with this offering, we have previously received an opinion from Alston & Bird LLP that we have been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to continue to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•

We may be subject to the “alternative minimum tax” on our items of tax preference.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax unless we qualify for a safe harbor exception. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). See “—Foreclosure Property” below.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income.

•

In the event of a failure of an asset test (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification-General.”

•

A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s-length pricing standard.

•

If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale.

•

The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)

which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)

that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)

the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)

which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters; and

(8)

that elects to be taxed as a REIT.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

A REIT’s taxable year must be the calendar year. We will satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging income, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging income, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments, to hedge certain foreign currency risks and that are clearly and timely identified as such for federal income tax purposes or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. The amount of rent must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. Debt obligations secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt.  Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.  Otherwise, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to residents or sub-residents, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75%

gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Prior to the making of investments in office properties or other strategic investments, we may invest our net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a DRIP) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets” (which includes personal property rented with real property if all corresponding rental income is treated as rents from real property), cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans, under some circumstances, stock or debt instruments purchased with new capital, and debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% (20% after 2017) of the value of the REIT’s total assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of “nonqualified publicly offered REIT debt instruments.”

Debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset test.

We monitor compliance with all of the asset tests on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Annual Distribution Requirements

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)

the sum of:

(1)

90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2)

90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)

the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

In certain circumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we would not be required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be treated as qualified dividends that are taxed at corporate capital gains rates and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax, unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS, although such income will be taxed to the TRS at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate (currently 35%) on any net income from foreclosure property that would otherwise be qualifying income for purposes of the 75% gross income test and any gain from the disposition of foreclosure property that is held for sale in the ordinary course of business. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions, from time to time, with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, collars, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge (i) our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, (ii) certain foreign currency risks, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests or (iii) income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Tax Aspects of Investments in Partnerships

We may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income.

Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could jeopardize our REIT status. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•

a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Stockholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income,” the maximum federal income tax rate on which is currently 20% in the case of non-corporate U.S. stockholders. As a result, our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 39.6% in the case of non-corporate U.S. stockholders. However, the lower tax rates for qualified dividend income will apply to our ordinary dividends to the extent attributable to: (i) dividends received by us from non-REIT corporations, such as TRSs; and (ii) income upon which we have paid corporate income tax. In general, to qualify for the reduced tax rate on qualified dividend income, a non-corporate U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either capital gains distributions or unrecaptured Section 1250 gains, which will be subject to a maximum federal income tax rate of 25%. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Our Common Stock. In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other substantially identical common stock within 30 days before or after the disposition.

A non-corporate U.S. stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate U.S. stockholder may carry forward unused capital losses indefinitely. A corporate stockholder must pay tax on its net capital gain at ordinary corporate rates. A corporate U.S. stockholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless such holder:

•

is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•

provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient, or covered stock. Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust and do not incur indebtedness to purchase or carry such shares. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•

the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Steadfast Apartment REIT, Inc.—Requirements for Qualification-General”); and

•

either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, similar to the manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

 a lower treaty rate applies and the non-U.S. stockholder furnishes to us an appropriate IRS Form W-8 evidencing eligibility for that reduced rate; or

•

the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns and would be taxed on such a distribution at the tax rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its U.S. federal income tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US stockholders or subject to withholding tax.

Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Taxation of Non-U.S. Stockholders on the Disposition of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we are a domestically controlled qualified investment entity. The following new rules are designed to simplify the determination of whether a REIT is a domestically controlled qualified investment entity:

•

In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person.  Our stock is not publicly traded.

•

In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies (RICs), the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled qualified investment entity, a non-U.S. shareholder’s sale of our common stock nonetheless will not be subject to tax under FIRPTA if (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury Regulation, on an established securities market, and (2) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period.  Our stock is not publicly traded, and there is no assurance it ever will be.

Even if we are not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be. If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.

There are also new rules for application of FIRPTA to distributions and dispositions in the case of certain “qualified foreign pension funds” and “qualified shareholders.”

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

FATCA Withholding

Withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a “passive non-financial foreign entity” will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Foreign Taxes

We may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or non-U.S. tax treatment of us may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•

whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•

whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—U.S. Federal Income Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•

the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•

to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•

to invest plan assets prudently;

•

to diversify the investments of the plan, unless it is clearly prudent not to do so;

•

to ensure sufficient liquidity for the plan;

•

to ensure that plan investments are made in accordance with plan documents; and

•

to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization Sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Regulations promulgated by the Department of Labor, as amended by ERISA § 3(42), provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management may be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Hartman XXI Advisors, LLC, our Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Hartman XXI Advisors, LLC of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our Advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•

part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•

“freely transferable.”

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•

any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•

any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Hartman XXI Advisors LLC, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC. This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•

you may not realize these values if you were to attempt to sell your shares; and

•

the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary of the material terms of shares of our common stock and is subject to, and qualified in its entirety by reference to our charter, our bylaws, and Maryland law. Because the following is only a summary, it may not contain all of the information that is important to you.

 Our charter authorizes us to issue 950,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of common stock, par value $0.01 per share, 850,000,000 of which are classified and designated as Class A common stock (“Class A shares”) and 50,000,000 of which are classified and designated as Class T common stock (“Class T shares”), and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock. As of the date of this prospectus, we had 22,100 shares of common stock outstanding and no Class T shares or shares of preferred stock outstanding. We are offering and selling to the public in our primary offering up to $250,000,000 of shares of common stock in any combination of Class A and Class T shares.  We are also offering up to $19,000,000 of shares of our common stock, in any combination of Class A shares or Class T shares, to be issued under our DRIP, pursuant to which our stockholders may elect to have distribution attributable to the class of shares owned reinvested in additional shares of the same class.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. Each Class A share and Class T share of common stock is entitled to participate in distributions on its respective Class of shares when and as authorized by the directors and declared by us and in the distribution of our assets upon liquidation. The per share amount of distributions on Class A and Class T shares will likely differ because of different allocations of class-specific expenses. See "— Distributions" below. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.                    Great Lakes Fund Solutions, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Great Lakes Fund Solutions, Inc.

500 Park Ave, Suite 114

Lake Villa IL 60046

Phone: 847-265-1334

Fees on Class A Shares

Each Class A share will be subject to a selling commission of 7.0% of the price per Class A share sold. In addition, we will pay a dealer manager fee of 3.0% of the price per Class A share sold. No selling commissions or dealer manager fees will be paid on Class A shares sold pursuant to our DRIP. Certain purchasers of Class A shares may be eligible for volume discounts. No distribution and shareholder servicing fees will be charged with respect to the Class A shares. See "Plan of Distribution" for additional information regarding the fees and commissions to which the Class A shares will be subject.

Fees on Class T Shares

Each Class T share will be subject to a selling commission of 3.0% of the price per Class T share sold. In addition, we will pay a dealer manager fee of 3.0% of the price per Class T share sold. No selling commissions or dealer manager fees will be paid on Class T shares sold pursuant to our DRIP.

In addition, we will pay our dealer manager an ongoing distribution and shareholder servicing fee. Each outstanding Class T share issued in the primary offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued.  The annual distribution and shareholder servicing fee will be equal to 1.0% of the Class T share purchase price per share for each Class T share. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous four years of such date and be paid monthly in arrears. The distribution and shareholder servicing fee is paid to compensate the dealer manager and participating broker-dealers for ongoing services and expenses related to the marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so, and we will not pay a distribution and stockholder servicing fee for such services. Because the distribution and shareholder servicing fees are paid out of our assets on a monthly basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of selling commissions. Class T shares purchased pursuant to our DRIP are not subject to a distribution and shareholder servicing fee, but the distribution and shareholder servicing fees payable in respect of Class T shares purchased in the primary offering will be allocated to the Class T Shares as a class expense, and therefore will impact the NAV per share of all Class T shares, including those sold under our DRIP. While the per share distribution amount declared on each of our classes of common stock will be the same, we will adjust the final amounts paid for class-specific expenses, which we expect will result in different final distribution amounts for each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, once we begin calculating our NAV, as a result of the allocation of class-specific expenses, the Class T shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See "— Plan of Distribution" For additional information regarding the fees and commissions to which the Class T shares will be subject.

Our dealer manager will be responsible for reviewing the information provided by our transfer agent with respect to the amounts paid as distribution and shareholder servicing fees and will monitor the balances applicable to each Class T share and provide notice to us and to the shareholder as to the status of each Class T share and the conversion of the Class T share into Class A shares.

We currently expect that the conversion of each T shares will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution and shareholder servicing fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share. The distribution and shareholder servicing fees are ongoing fees that are not paid at the time of purchase. To the extent the offering price increases, the amount of this fee may also increase. In the case of a Class T share purchased in the primary offering at a price equal to $9.60, the maximum distribution and shareholder servicing fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.384 per share, assuming a constant per share offering price of $9.60 per Class T share.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective net asset value per share for each class until the net asset value per share for each class has been paid. We will calculate the net asset value per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the net asset value per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Conversion of Class T Shares

Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the total gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur. Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.

Voting Rights

Class A and Class T Shares are entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our independent directors to retain its own legal and financial advisors at the expense of the Company, in connection with the issuance of such preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Reclassification of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms or conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year, beginning in 2017, on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chief executive officer, or the president and will be called by our secretary to act upon any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter (except for those amendments permitted to be made without stockholder approval under Maryland law, (2) our dissolution, (3) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets other than in the ordinary course of business and (4) the removal of directors. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our Advisor, directors, or any of their affiliates, neither the Advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the Advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our Advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our Advisor, is approved annually by our directors, including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our Advisor or to select a new Advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. To calculate the NAV for each class we will first determine our NAV and then apply class-specific fees on order to determine the respective NAV for Class A and Class T shares.  Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT.

In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. Subject to special rules for leases to our TRS-lessees, the aggregate of the rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all distributions on the shares of our capital stock in the trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive an amount equal to the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sale proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the intended transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount described above that such intended transferee was entitled to receive, such excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to qualify as a REIT or that compliance is no longer required in order for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limits upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met, and we expect to continue to make monthly distribution payments following the end of each calendar month. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription for shares of our common stock.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A and Class T Shares will likely differ because of different allocations of class specific expenses.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors and declared by us, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of our common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Our long-term policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Our organizational documents permit us to pay distributions from any source, including loans, our Advisor’s deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.

Distribution Reinvestment Plan

Pursuant to our DRIP, you may elect to have your dividends and other distributions reinvested in additional shares of the class of the common stock you hold.  The following discussion summarizes the principal terms of this plan.  Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

The purchase price for Class A shares purchased under the DRIP will initially be $9.50 per share and the purchase price for Class T shares purchased under the DRIP will initially be $9.12 per share. Our Board of Directors may periodically adjust the price of the Class A and Class T shares offered in the primary offering per share for Class A and Class T shares, respectively, plus applicable selling commissions and dealer manager fees, and we will adjust the price of the Class A and Class T shares offered in the DRIP to equal 95.0% of the new respective primary offering prices for Class A and Class T shares. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, our Board of Directors may adjust the price of Class A and Class T shares offered pursuant to our DRIP to equal 95.0% of the most recently determined NAV per share for the Class A and Class T shares, respectively. We will update our NAV at least annually following the NAV pricing date and may further adjust the per share price in our primary offering and DRIP accordingly.

You may elect to participate in the DRIP by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate, amend or suspend the DRIP for any reason at any time upon 30 days’ prior written notice to participants, which notice may take the form of a Current Report on Form 8-K or in our annual or quarterly reports, as publicly filed with the SEC, or in a separate mailing to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our DRIP, all subsequent distributions to stockholders would be made in cash.

No sales commissions, dealer manager fees, or distribution and shareholder servicing fees are payable on shares sold through our DRIP. Participants may acquire shares of our common stock pursuant to our DRIP until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our DRIP is issued, (2) this offering and any future offering pursuant to our DRIP terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRIP or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRIP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of limited partnership interests in our operating partnership may also participate in the DRIP and have cash otherwise distributable to them by our operating partnership invested in our Class A common stock at an initial price equal to $9.50 per share.

Stockholders who elect to participate in the DRIP, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRIP will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the DRIP.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the DRIP will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability (as defined below) or upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below),we will initially redeem Class A and Class T shares at a price equal to the amount by which (a) the lesser of (1) the average gross price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any distribution and shareholder servicing fees, stock dividends, combinations, splits, recapitalizations, and the like with respect to our shares of common stock) or (2) the offering price of like shares in our most recent primary offering, or (3) the net asset value per like share as determined and reported by the Board as of the date closest preceding the redemption request exceeds (b) the aggregate amount of net sales proceeds per like share if any, distributed to investors prior to the redemption date as the result of the sale of one or more of our investments.

The discount will vary based upon the length of time that a stockholder has held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price Per Share
1 year or more	90.0%
2 years or more	92.5%
3 years or more	95.0%
4 years or more	97.5%
5 years or more	100.0%

We will redeem shares of our common stock at a price as calculated above, without regard for the discount period noted above in the event of the death or qualified disability of a stockholder.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our DRIP may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Hartman vREIT XXI, Operating Partnership L.P. who exchange their limited partnership units for Class A shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Hartman vREIT XXI, Operating Partnership L.P.. For a description of the exchange rights of the limited partners of Hartman vREIT XXI, Operating Partnership L.P., see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder)  will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments. After we have established an NAV per share, the purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility will be equal to the amount by which (a) the most recently reported NAV per share for the class of shares being redeemed as determined and reported by our board as of the date closest preceding the redemption request exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be redeemed either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to redeem shares. Generally, the cash available for redemption will be limited to proceeds from our DRIP plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest. Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors – Risks Related to Our Business in General.” If those limitations prevent us from redeeming shares, those shares will remain in line to be redeemed with priority based on the date that the redemption is first requested. The redemption price will be the value of the shares as of the date of redemption. You may withdraw a request for redemption by submitting written instructions withdrawing your redemption request at any time prior to the date that we redeem your shares submitted.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our Advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the redemption of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to redeem shares from stockholders by any other legally available means for any reason that the Advisor, in its discretion, deems to be in our best interest.

Estimated Value Per Share

In addition to the information described below in “— Reports to Stockholders,” we will determine and publicly disclose an estimated net asset value, or NAV, per share of each class of our common stock based upon independent valuations of our assets no later than two years and 150 days after the date we satisfy the minimum offering requirement, which we refer to as the NAV pricing date. Commencing on the NAV pricing date, if the primary offering is ongoing, our Board of Directors may adjust the price of the Class A and Class T shares offered in the primary offering for each such class, plus applicable selling commissions and dealer manager fees, and we may adjust the price of Class A and Class T shares offered pursuant to our DRIP to equal 95.0% of our new primary offering price per share for the Class A and Class T shares, respectively. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we may adjust the price of shares offered pursuant to our DRIP to equal 95.0% of the most recently determined NAV per share.

Commencing with the NAV pricing date, our advisor will be responsible for calculating our NAV no less frequently than annually. Our Board of Directors will review our Advisor’s NAV calculation. In connection with our NAV calculation, we expect that an independent third party appraisal or valuation expert selected by our Board of Directors will provide annual appraisals of our real property portfolio for purposes of determining our NAV. The aggregate NAV per share of our common stock will then be calculated by taking the independent third party valuation of our portfolio, less the fair value of debt plus the addition of cash and other assets on the balance sheet, less other liabilities such as disposition fees and future incentive fees, if earned, and dividing that amount by the number of shares of our common stock outstanding. Adjustments may be made to the independent appraisal firm’s appraisals by management for the effects of known events of a material nature (adjustments for non-material events may also be made). Following the calculation and allocation of changes in our aggregate NAV as described above, the NAV for each class of our common stock will be adjusted for accrued dividends and, in the case of the Class T shares, the distribution and shareholder servicing fee, to determine the NAV for each class of our common stock. Selling commissions and the dealer manager fees, which are paid by purchasers of Class A shares and Class T shares in the primary offering at the time of purchase, will have no effect on the NAV of any class. We will provide an updated NAV at least annually following the NAV pricing date and we may further adjust the per share price in our primary offering and our DRIP accordingly. We expect to report our annual estimated NAV in our public filings with the SEC and on our website.

Our estimated NAV per share will be based on a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different REITs using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated net asset value per share from that determined by us.  Our estimated NAV per share may not be indicative of the price our stockholders would receive if they sold our shares in an arm’s-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated NAV per share in connection with changing the offering price of our shares.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Our board of directors may, by resolution, reverse the exemption and opt for us to again become subject to the business combination statute in the future, which may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are internal, rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our Advisor, or by hiring our Advisor’s personnel, our board of directors will form a special committee comprised entirely of our independent directors to consider and evaluate any such transaction. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor. Pursuant to the advisory agreement, we are not allowed to solicit or hire any of our Advisor’s personnel without our Advisor’s prior written consent for a one-year period following the termination of the advisory agreement.

We do not intend to pay any compensation or other remuneration to our Advisor or its affiliates in connection with any internalization transaction. Subject to the approval of our board of directors, to the extent our Advisor or our Sponsor performs substantial services or incurs costs in connection with the internalization, we intend to pay our Advisor or our Sponsor for such services and reimburse our Sponsor and its affiliates for any and all costs and expenses reasonably associated with the internalization.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved by a vote of at least two-thirds of the votes entitled to vote generally in the election of directors, excluding shares of common stock owned by interested stockholders, that is votes cast by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•

one-tenth or more but less than one-third;

•

one-third or more but less than a majority; or

•

a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future by amending our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•

a classified board of directors;

•

a two-thirds vote requirement for removing a director;

•

a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that vacancies on the board of directors be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

a majority vote requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected by a provision in our charter to provide that, at such time, if ever, as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8, and as discussed above, to do so we must have a class of equity securities registered under the Exchange Act and at least three independent directors.  While we expect to meet the first requirement, at this time we have only two independent directors, and we have no current plan to add a third, although that may change. Accordingly, our board of directors may in the future elect, at such time as we are eligible to make a Subtitle 8 election and without stockholder approval, to classify our board or to become subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Restrictions on Roll-Up Transactions

In connection with any proposed “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity as defined below that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets will be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and, if applicable, the states in which registration of such securities is sought as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•

a transaction involving securities of the REIT that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our Advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal the choice of:

(1)

accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)

one of the following:

(a)

remaining as stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

(b)

receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•

that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of a roll-up entity, except to the minimum extent necessary to preserve the tax status of such roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of our shares held by that investor;

•

in which our common stockholders’ rights to access the records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or

•

in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•

financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•

the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;

•

our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•

a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements, when applicable, and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, and annual and quarterly reports.

You may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on September 30, 2015 to own real property and other investments that will be acquired and actively managed by our Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties for limited partnership interests. If our operating partnership were to issue limited partnership interests to any person other than us or one of our subsidiaries, we likely would amend the partnership agreement to create limited partnership interests that are economically equivalent to Class A shares and which could be submitted for redemption, payable, at our option, in cash or Class A shares. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be assets and income. We are the sole general partner of our operating partnership. Our subsidiary, Hartman vREIT XXI Holdings, LLC, has contributed $1,000 to our operating partnership in exchange for limited partnership interests and Hartman vREIT XXI SLP, LLC has invested $1,000 in exchange for special limited partnership interests. Hartman vREIT XXI Holdings, LLC and Hartman vREIT XXI SLP, LLC are currently the only limited partners of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. For more detail, you should refer to the operating partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our Advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with our issuance of preferred stock or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that, except as provided below with respect to the special limited partnership interests and except upon liquidation of our operating partnership, our operating partnership will make quarterly or more frequent distributions of cash to the partners of our operating partnership in accordance with their relative percentage interests in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special limited partnership interests, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

The holder of the special limited partnership interests in our operating partnership, Hartman vREIT XXI SLP, LLC, a wholly-owned subsidiary of the parent company of our Advisor, was issued the special limited partnership interests upon its initial investment of $1,000 in our operating partnership. The special limited partnership interest holder will be entitled to receive distributions from our operating partnership equal to 15.0% of our net sales proceeds from the disposition of assets, but only after the other partners, including us, have received, in the aggregate, cumulative distributions equal to their capital contributions to the operating partnership plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special limited partnership interests.

In addition, the special limited partnership interest holder will be entitled to a separate payment upon the redemption of its special limited partnership interests, as discussed under “Redemption Rights” below. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but will not be limited to:

•

expenses relating to the formation and continuity of our existence;

•

expenses relating to our public offering and registration of securities;

•

expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•

expenses associated with compliance by us with applicable laws, rules and regulations; and

•

our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The special limited partnership interests will be redeemed by our operating partnership upon: (1) the listing of our common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreementother than by us for “cause” (as defined in our advisory agreement); or (3) the termination of our advisory agreement by us for cause. In the event the triggering event of the redemption is the listing of our shares of common stock or a termination or non-renewal of our advisory agreement other than by us for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive if our operating partnership had disposed of all of its assets at their fair market value and all liabilities of our operating partnership had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment or the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our operating partnership valued at fair market value, (ii) shares of our Class A common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of our shares on a national securities exchange only, the fair market value of the assets of our operating partnership for these purposes will be determined by our board of directors taking into account the average closing price of our listed shares or, if the average closing price is not available, the average of bid and ask prices of our listed shares, for the 30-day period beginning 120 days after such listing event. If the event triggering the redemption is an underwritten public offering of our shares, the fair market value of the assets of our operating partnership will be determined by our board of directors taking into account the valuation of our shares as determined by the initial public offering price of the shares in such offering. If the triggering event of the redemption is the termination or non-renewal of our advisory agreement for any reason other than by us for cause, the fair market value of the assets of our operating partnership will be determined by our board of directors based on an appraisal or valuation of our assets from an independent appraisal or valuation firm selected by our board of directors. The internalization of our advisor would result in the redemption of the special limited partnership interests because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special limited partnership interest holder might agree to amend or waive the redemption feature. In connection with the exercise of these redemption rights, the special limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such special limited partner owning shares in excess of the ownership limits in our charter. In the event of the termination or non-renewal of our advisory agreement by us for cause, all of the special limited partnership interests will be redeemed by our operating partnership for the aggregate price of $1.

Transferability of Operating Partnership Interests

We generally may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, except with the consent of limited partners holding more than 50% of the ownership percentage interests of the limited partners or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). With certain exceptions, the holders of limited partnership interests may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

PLAN OF DISTRIBUTION

General

We are offering up to $269,000,000 in in any combination of Class A shares and Class T shares in this offering. The two share classes are subject to differing selling commissions and the Class T shares are subject to an ongoing distribution and shareholder servicing fee as discussed below.  We are offering up to $250,000,000 in shares of our common stock to the public in our primary offering at an initial price of $10.00 per Class A share and $9.60 per Class T Share.   We are also offering up to $19,000,000 in shares of our common stock to our stockholders pursuant to our DRIP at an initial price of $9.50 per Class A share and $9.12 per Class T share. The initial offering prices of our shares of common stock were determined arbitrarily, and are not based upon an appraisal of our assets or expected earnings. Any adjustment to the offering price of the Class A or Class T shares in the primary offering or pursuant to our DRIP will be effected by a supplement to this prospectus.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our DRIP remain unsold after meeting anticipated obligations under our DRIP, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our DRIP have been purchased and we anticipate additional demand for shares of common stock under our DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to our DRIP.

We are offering shares in our primary offering until the earlier of (1) the date all the shares offered in the primary offering are sold or (2) two years from the initial effective date of the registration statement for this offering. If we decide to continue our primary offering beyond two years from the initial effective date of the registration statement, we will provide that information in a prospectus supplement. Under rules promulgated by the SEC, we may extend this offering for an additional year following this two-year period. Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the primary offering until as late as January 11, 2019. In many states, we renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Commencing on the NAV pricing date, if the primary offering is ongoing as of the NAV pricing date, our Board of Directors may adjust the price per share of our Class A and Class T shares offered in the primary offering and adjust the price of Class A and Class T shares offered in our DRIP to equal 95.0% of the new primary offering price of the Class A and Class T shares, respectively. If our primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV per share determination, we may adjust the price of shares offered pursuant to our DRIP to equal 95.0% of the most recently determined NAV per share. We will update our NAV at least annually following the NAV pricing date and further adjust the per share price in our primary offering and DRIP accordingly.

The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because of the fees and costs associated with this offering. Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our DRIP based upon changes in our estimated NAV and other factors that our board of directors deems relevant.

We are offering the shares of our common stock to the public on a best efforts basis, which generally means that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and have no firm commitment or obligation to sell any number or dollar value of our shares of common stock or purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 90 days’ written notice. On September 30, 2016, pursuant to the terms of the dealer manager agreement, we delivered written notice to our dealer manager, DH Hill Securities, LLLP, of our termination of the dealer manager agreement, effective January 1, 2017. DH Hill Securities, LLLP will continue to serve as the dealer manager until the January 1, 2017 termination date. On that date our affiliated Hartman Real Assets Securities, Inc. will serve as our dealer manager.

Minimum Offering

We commenced this offering on June 24, 2016. Pursuant to the terms of this offering, we were required to deposit all subscription proceeds in escrow until the date we received subscription proceeds aggregating at least $1,000,000 (including shares purchased by our Advisor and its affiliates and our directors and executive officers). On December 1, 2016, we received subscriptions aggregating $1,195,400, and the subscription proceeds held in escrow were released to us.  Subscription payments received from Kansas residents will continue to be held in the escrow account until we have an aggregate of $5,000,000 in subscriptions (including sales made to residents of other states).  Interest accrued on the funds in the escrow account as applicable to the short-term investments in which such funds were invested. This will continue to be the case for the Kansas escrow period. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense. If this offering reaches the minimum offering amount but terminates before reaching the maximum offering amount, participating FINRA members will refund any amount of underwriting compensation that exceeds the 10% limitation on underwriting compensation from all sources under FINRA rules.

Special Notice to Arkansas, Pennsylvania, and Washington Investors

Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not offer or sell any shares to Arkansas investors, and this offering will not be available to Arkansas investors, until we raise a minimum of $2,000,000 in gross offering proceeds from the sale of shares of our common stock to residents of all other jurisdictions.

Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not offer or sell any shares to Pennsylvania investors, and this offering will not be available to Pennsylvania investors, until we raise a minimum of $25,000,000 in gross offering proceeds from the sale of shares of our common stock to residents of all other jurisdictions.

Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not offer or sell any shares to Washington investors, and this offering will not be available to Washington investors, until we raise a minimum of $20,000,000 in gross offering proceeds from the sale of shares of our common stock to residents of all other jurisdictions.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Class A Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from the sale of Class A shares in the primary offering. Except as provided below, our dealer manager will also receive a dealer manager fee of up to 3.0% of the gross offering  proceeds from the sale of Class A shares in the primary offering as compensation for acting as our dealer manager. We will not pay any selling commissions or dealer manager fees for Class A shares sold pursuant to our DRIP.  We will not pay an annual distribution and shareholder servicing fee on our Class A shares.

Class T Shares

Except as provided below, our dealer manager will receive selling commissions of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering. The dealer manager will also receive a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of Class T shares in our primary offering as compensation for acting as the dealer manager. We will not pay any selling commissions or dealer manager fees with respect to Class T shares sold pursuant to our DRIP.

In addition, we will pay our dealer manager an ongoing distribution and shareholder servicing fee. Each outstanding Class T share issued in the primary offering is subject to an annual distribution and shareholder servicing fee for four years from the date on which such share is issued equal to 1.0% of the Class T share purchase price per share for Class T shares. The distribution and shareholder servicing fee will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary offering within the previous four years of such date and be paid monthly in arrears. The distribution and shareholder servicing fee is paid to compensate the dealer manager and participating broker-dealers for ongoing services and expenses related to the marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so, and we will not pay a stockholder servicing fee for such services. Because the distribution and shareholder servicing fees are paid out of our assets on a monthly basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of selling commissions. Class T shares purchased pursuant to our DRIP are not subject to a distribution and shareholder servicing fee, but the distribution and shareholder servicing fees payable in respect of Class T shares purchased in the primary offering will be allocated to the Class T Shares as a class expense, and therefore will impact the NAV per share of all Class T shares, including those sold under our DRIP. While the per share distribution amount declared on each of our classes of common stock will be the same, we will adjust the final amounts paid for class-specific expenses, which we expect will result in different final distribution amounts for each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, once we begin calculating our NAV, as a result of the allocation of class-specific expenses, the Class T shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

Each Class T share will automatically convert without any action on the part of the holder thereof  into a Class A share on the last calendar day of the month following the fourth anniversary of the date upon which such Class T share was issued. We will cease paying the distribution and shareholder servicing fee on an outstanding Class T share, and convert such outstanding Class T share to a Class A share, prior to the month following the fourth anniversary of its issuance on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of our company with or into another entity or the sale or other disposition of all or substantially all of our assets;  (iii) the last calendar day of the month in which we determine that the distribution and shareholder servicing fee paid with respect to the Class T shares held by a stockholder would be in excess of four percent of the aggregate gross purchase price of the Class T shares held by such stockholder (excluding Class T shares sold pursuant to our DRIP);  or (iv) the last calendar day of the month in which we determine that the total account-level underwriting compensation from whatever source paid with respect to the Class T shares held by a stockholder, including the aggregate distribution and shareholder servicing fees, equals ten percent of the total gross purchase price at the time of purchase of such Class T shares (excluding Class T shares sold pursuant to our DRIP).  We cannot predict if or when certain of the foregoing events will occur. Our transfer agent (subject to review by our dealer manager) will be responsible for determining when the foregoing underwriting compensation limits have been reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert without any action on the part of the holder thereof into a number of Class A shares equal to such Class T share multiplied by a fraction, the numerator of which is the most recent NAV per Class T share and the denominator of which is the most recent NAV per Class A share. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion.

Our dealer manager will be responsible for reviewing the information provided by our transfer agent with respect to the amounts paid as distribution and shareholder servicing fees and will monitor the balances applicable to each Class T share and provide notice to us and to the shareholder as to the status of each Class T share and the conversion of the Class T share into Class A shares.

We currently expect that the conversion of each T shares will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share. The distribution fees are ongoing fees that are not paid at the time of purchase. To the extent the offering price increases, the amount of this fee may also increase. In the case of a Class T share purchased in the primary offering at a price equal to $9.60, the maximum distribution fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.384 per share, assuming a constant per share offering price of $9.60 per Class T share.

We will also reimburse our dealer manager or participating broker-dealers for bona fide due diligence expenses supported by detailed itemized invoices. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Class T shares.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming (i) that 50% of the shares sold in the primary offering are Class A shares and that 50% are Class T shares and (ii) that we sell all of the Class T shares offered hereby in the primary offering at $9.60 per share and all Class A shares offered in the primary offering at $10.00 per share. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. This table also assumes that we pay the maximum allowable amount of the distribution and shareholder servicing fee.

					Net Proceeds (Before Organization
	Price to Public	Selling Commissions	Dealer Manager Fee	Total Distribution and Shareholder Servicing Fee (1)	and Offering Expenses)
Primary Offering
Per Class A Share	$ 10.00	$ 0.700	$ 0.300		$ 9.00
Per Class T Share (1)	$9.60	$0.288	$0.288	$0.384	$8.64
Total Maximum (assumes 50/50 split Class A shares to Class T shares (1)	$ 250,000,000	$ 12,500,000	$ 7,500,000	$5,000,000	$ 225,000,000

Distribution Reinvestment Plan
Per Class A Share	$ 9.50	$ 0.00	$ 0.00	$0.00	$ 9.50
Per Class T share (1)	$9.12	$0.00	$0.00	$0.00	$9.12
Total Distribution Reinvestment Plan	$ 19,000,000	$ 0.00	$ 0.00	$0.00	$ 19,000,000
Total Maximum and Distribution Reinvestment Plan Assumes 50/50 split Class A shares to Class T shares (1)	$ 269,000,000	$ 12,500,000	$ 7,500,000	$5,000,000	$ 244,000,000

(1) The distribution and shareholder servicing fee is only paid on Class T shares purchased in the primary offering and is an annual fee that is not paid at the time of purchase.  We will cease paying the distribution and shareholder servicing fee as described above.

Under FINRA rules, total underwriting compensation for this offering from whatever source, including selling commissions, dealer manager fees, distribution and shareholder servicing fees and any additional expense reimbursements to our dealer manager and participating broker-dealers, or affiliates thereof (excluding bona fide due diligence expenses supported by detailed itemized invoices), may not exceed 10% of our gross offering proceeds from our primary offering (excluding shares sold pursuant to our DRIP). In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses (which includes all underwriting compensation) to 15% of gross offering proceeds. In addition to amounts paid to our dealer manager for selling commissions, dealer manager fees and distribution and shareholder servicing fees, we will reimburse our Advisor for organization and offering expenses that it incurs on our behalf, provided that at no point will we reimburse expenses that would cause our total organization and offering expenses to exceed 15% of gross offering proceeds from the primary offering. Our Advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees, distribution and shareholder servicing fees and accountable due diligence expenses, exceed 15% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers, our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Sales and Discounts

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to participating broker-dealers all or a portion of its dealer manager fees. The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.

We will not pay any selling commissions in connection with: (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “Shares Purchased by Affiliates and Participating Broker-Dealers” below) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors. The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

We or an affiliate of our Advisor may provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in the applicable FINRA rules. Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), such as an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings. Such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering and will be deducted from the dealer manager fee payable to the dealer manager. In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of our Advisor and property manager and their family members (including spouses, parents, grandparents, children and siblings), may purchase Class A shares in this offering at a discount. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our Advisor and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by our Advisor and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the Advisor or any transaction between us and the Advisor or its affiliates.

We may sell Class A shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93% of the initial $10.00 public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.  That price will not be available for purchases through the dividend reinvestment plan.

Volume Discounts

In connection with sales of certain minimum numbers of Class A shares to a “single purchaser,” as defined below, through the same broker dealer, the purchaser shall receive a volume discount resulting in a reduction in selling commissions and dealer manager fees payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.

The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions and dealer manager fees we will pay will be reduced. The following table illustrates the various volume discount levels for qualifying purchases prior to the NAV pricing date:

Dollar Volume Shares Purchased	Selling commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor (1)
$0 to 249,999	7.0%	3.0%	$10.00
$250,000 to 499,999	6.5%	3.0%	$9.95
$500,000 to 749,999	6.0%	3.0%	$9.90
$750,000 to 999,999	5.5%	3.0%	$9.85
$1,000,000 to 1,999,999	5.0%	2.5%	$9.75
$2,000,000 to 2,999,999	4.0%	2.0%	$9.60
$3,000,000 to 3,999,999	3.0%	1.5%	$9.45
$4,000,000 to 4,999,999	2.0%	1.0%	$9.30
$5,000,000 and above	1.0%	1.0%	$9.20

(1) Following the NAV pricing date, the percentage discounts will be applied to any adjusted per share purchase price.

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase.  All selling commission rates and dealer manager fees are calculated assuming a Class A price per share of $10.00.  For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,400,000 ($9.60 per share), selling commissions of $96,000 and dealer manager fees of $48,000.  The net proceeds to us will not be affected by volume discounts. Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Notwithstanding the above, in connection with volume sales made to investors in our Class A common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, as part of a combined order for purposes of determining the number of Class A shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “single purchaser,” as that term is defined below, provided all such Class A shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a “single purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our Advisor that all such subscriptions were made by a “single purchaser.”

For the purpose of such volume discounts, the term “single purchaser” includes:

•

an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•

any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•

any group of entities owned or controlled by the same beneficial owner or owners;

•

any individuals or entities acquiring shares as joint purchasers;

•

an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•

all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•

all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a “single purchaser” may request in writing to aggregate subscriptions as part of a combined order for the purposes of determining the number of Class A shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager.  Any such reduction in selling commission will be prorated among the separate subscribers.

No volume discounts are available for Class T shares.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•

there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•

all purchasers of the shares must be informed of the availability of quantity discounts;

•

the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•

the minimum purchase amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•

the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•

no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Regardless of any reduction in any commissions for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to our Advisor and the dealer manager fee payable to our dealer manager, will be calculated as though the purchaser paid $10.00 per share.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of our shares of common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our Sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares of our common stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Ballard Spahr LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheets of Hartman vREIT XXI, Inc. as of March 31, 2016 and as of December 31, 2015 included in this registration statement and prospectus have been so included in reliance upon the report of Weaver and Tidwell, L.L.P., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

Upon the effectiveness of the registration statement, we will file annual, quarterly and special reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy the registration statement and the reports and other information we file with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-(800) SEC-0330 for further information about the public reference room.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Hartman vREIT XXI, Inc.

2909 Hillcroft, Suite 420

Houston TX 77057

713-467-2222

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

There is additional information about us and our affiliates at www.hartmanreits.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                       F-2

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2016 AND DECEMBER 31, 2015                                            F-3

NOTES TO CONSOLIDATED BALANCE SHEETS                                                                                                                  F-4

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2016                                                                     F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                                                                    F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Hartman vREIT XXI, Inc.

We have audited the accompanying consolidated balance sheets of Hartman vREIT XXI, Inc. (the Company) as of March 31, 2016 and December 31, 2015.  These consolidated balance sheets are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Hartman vREIT XXI, Inc. as of March 31, 2016 and
December 31, 2015, in conformity with accounting principles generally accepted in the
United States of America.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

May 20, 2016

Hartman vREIT XXI, Inc.
Consolidated Balance Sheets
	March 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$201,005	$201,005
Total assets	$201,005	$201,005

Liabilities and equity

Total liabilities	$-	$-
Commitment and contingencies
Equity	1,000	1,000

Special Limited Partnership Interests

Stockholder’s equity
Common stock, $0.01 par value per share; 900,000,000 shares authorized, 22,100 issued and outstanding	221	221
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	199,784	199,784
Retained earnings	-	-
Total stockholder’s equity	200,005	200,005
Total liabilities and equity	$201,005	$201,005

The accompanying notes are an integral part of these consolidated balance sheets.

HARTMAN vREIT XXI, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

1.

Organization

Hartman vREIT XXI, Inc. (the “Company”) was formed on September 3, 2015, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company expects to use the proceeds from its initial public offering to invest in a portfolio of commercial real estate properties that offer a blend of current and potential income based on in place occupancy plus relatively significant potential for growth in income and value from re-tenanting, repositioning or redevelopment.  The Company issued 22,100 shares of common stock, at an issue price of $9.05 per share, to Hartman Advisors, LLC on September 30, 2015.  The Company’s fiscal year end is December 31.  The Company has not yet begun operations and therefore has not presented a consolidated statement of operations.

The Company intends to offer a maximum of $250,000,000 in shares of its common stock to the public in its primary offering (the “Offering”) at $10.00 per share, with discounts available to certain purchasers, and up to $19,000,000 in shares of its common stock to its stockholders pursuant to its distribution reinvestment plan (the “DRIP”) at $9.50 per share.  The Company may reallocate the shares between the Offering and the DRIP at its discretion.  In addition, the Company’s board of directors may, from time to time, in its sole discretion, change the price at which the Company offers shares to the public in the Offering or to its stockholders pursuant to the DRIP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

The Company’s advisor is Hartman XXI Advisors, LLC (“Advisor”), a Texas limited liability company and wholly owned subsidiary of Hartman Advisors, LLC.  Hartman Income REIT Management, Inc. is the sponsor (“Sponsor”) of the Company’s public offering.  Subject to certain restrictions and limitations, Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Substantially all of the Company’s business will be conducted through Hartman vREIT XXI Operating Partnership, L.P., a Texas limited partnership (the “OP”).  The Company is the sole general partner of the OP. The initial limited partners of the OP are Hartman vREIT XXI Holdings LLC, a wholly owned subsidiary of the Company (“XXI Holdings”), and Hartman vREIT XXI SLP LLC (“SLP LLC”), a wholly owned subsidiary of Hartman Advisors, LLC.  SLP LLC, the special limited partner, has invested $1,000 in the OP in exchange for a separate class of limited partnership interests (the “Special Limited Partnership Interests”).  As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the Offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the OP being taxed as a corporation, rather than as a partnership.  In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated balance sheets as of March 31, 2016 and December 31, 2015 have been prepared by us in accordance with accounting principles generally accepted in the United States and pursuant to the rules and regulations of the Securities and Exchange Commission.

The Company’s consolidated balance sheets includes the Company’s accounts and the accounts of subsidiaries over which the Company has control, OP and XXI Holdings.  All intercompany balances and transactions are eliminated in consolidation.

Organization and Offering Costs

Organization and offering costs of the Company will be incurred by Advisor on behalf of the Company and, accordingly, are not a direct liability of the Company as of March 31, 2016 and December 31, 2015, respectively, and accordingly are not recorded in the accompanying consolidated balance sheets.  Under the terms of the advisory agreement to be executed with Advisor, upon the sale of shares of common stock to the public, the Company will be obligated to reimburse Advisor for organization and offering costs incurred by Advisor in connection with the Offering.  In the event that the minimum offering, as defined in the prospectus, is not achieved, the offering will terminate and the Company will have no obligation to reimburse Advisor for organization and offering costs incurred by Advisor on behalf of the Company. Advisor has incurred organization and offering costs of approximately $314,370 and $222,685 as of March 31, 2016 and December 31, 2015, respectively.  The amount of the reimbursement to Advisor for cumulative organization and offering costs is limited to a maximum amount of up to 15% of the aggregate gross proceeds from the sale of the shares of common stock sold in the Company’s public offerings. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of Advisor’s employees and employees of Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by Advisor.  When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds of the Offering.

Financial Instruments

      The accompanying consolidated balance sheet includes the following financial instrument: cash and cash equivalents.  The Company considers the carrying value to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing in the taxable year in which the Company raises $1,000,000 in the Offering.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  REITs are subject to a number of other organizational and operational requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  Cash and cash equivalents as of March 31, 2016 and December 31, 2015, consist of demand deposits at a commercial bank.

3.

Capitalization

Under the Company’s charter, as amended, the Company has the authority to issue 900,000,000 shares of common stock with a par value of $0.01 per share and 50,000,000 shares of preferred stock with a par value of $0.01 per share.  On September 30, 2015, the Company sold 22,100 shares of common stock to Hartman Advisors, LLC at a purchase price of $9.05 per share for an aggregate purchase price of $200,005, which was paid in cash.  The Company’s board of directors is authorized to amend its charter, without the approval of the stockholder, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

4.

Related Party Arrangements

Advisor and certain affiliates of Advisor will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.  In addition, in exchange for $1,000, the OP has issued the Advisor a separate, special limited partnership interest, in the form of Special Limited Partnership Interests.  See Note 6 (“Special Limited Partnership Interest”) below.

The dealer manager of the Offering, will receive a commission of up to 7.0% of gross offering proceeds.  The dealer manager may reallocate all or a portion of such sales commissions earned to participating broker-dealers.  In addition, the Company will pay the dealer manager fee of up to 2.5% of gross offering proceeds, a portion of which may be re-allowed to participating broker-dealers.  No selling commissions or dealer manager fee will be paid for sales under the DRIP.

Advisor will receive reimbursement for organizational and offering expenses incurred on the Company’s behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by Advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds from the sale of shares in its public offering as of the date of reimbursement.

Advisor, or its affiliates, will receive an acquisition fee equal to 2.5% of the cost of each investment we acquire, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.

Advisor, or its affiliates, will receive a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to our Advisor.

The Company will pay Hartman Income REIT Management, Inc. (“HIRM”), a wholly owned subsidiary of Hartman Income REIT, Inc. and an affiliate of Advisor, property management fees equal to 5% of effective gross revenues, as defined), for the management of retail centers, warehouse, industrial and flex properties; and 3% or 4% of the effective gross revenues for office buildings, based upon the square footage and gross property revenues of the office buildings.  The Company expects to pay HIRM leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.  HIRM may subcontract the performance of its property management and leasing duties to third parties and HIRM will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.  We will reimburse the costs and expenses incurred by HIRM on our behalf, including the wages and salaries and other employee-related expenses of all employees of HIRM or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

The Company will pay Advisor a monthly asset management fee of one-twelfth of 0.75% of all real estate investments the Company acquires.

The Company will reimburse Advisor for all expenses paid or incurred by Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (1) 2% of its average invested assets, or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.  Notwithstanding the above, the Company may reimburse Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

5.

Incentive Plans

The Company has adopted a long-term incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates’ selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 5.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.  Shares of common stock will be authorized and reserved for issuance under the Incentive Award Plan. The Company intends to adopt an independent directors compensation plan (the “Independent Directors Compensation Plan”) pursuant to which each of the Company’s independent directors will be entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 3,000 shares of restricted stock when the Company raises the minimum offering amount of $1,000,000 in its Offering.  Each new independent director that subsequently joins the Company’s board of directors will receive a grant of 3,000 shares of restricted stock upon his or her election to the Company’s board of directors.  The shares of restricted common stock granted to our independent directors fully vest upon the completion of the annual term for which the director was elected.  Subject to certain conditions, the non-vested shares of restricted stock granted pursuant to the Independent Directors Compensation Plan will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.  No awards have been granted under either plan as of March 31, 2016.

6.

Special Limited Partnership Interest

Pursuant to the limited partnership agreement for the OP approved by the Company’s initial directors, Hartman vREIT XXI SLP LLC, the holder of the Special Limited Partnership Interest, will be entitled to receive distributions equal to 15.0% of the OP’s net sales proceeds from the disposition of asset, but only after the Company’s stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the Special Limited Partnership Interest holder will be entitled to a separate payment upon the redemption of the Special Limited Partnership Interests. The Special Limited Partnership Interests may be redeemed upon: (1) the listing of the Company’s common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of the Company’s advisory agreement other than by the Company for “cause” (as defined in the advisory agreement); or (3) the termination of the advisory agreement by the Company for cause. In the event of the listing of the Company’s shares of common stock or a termination of the advisory agreement other than by the Company for cause, the special limited partnership interests will be redeemed for an aggregate amount equal to the amount that the holder of the special limited partnership interests would have been entitled to receive, as described above, if the OP had disposed of all of its assets at their fair market value and all liabilities of the OP had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment of the redemption price to the holder of the special limited partnership interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in our OP, (ii) shares of the Company’s common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of the Company’s shares on a national securities exchange only, the fair market value of the assets of the OP will be calculated taking into account the average share price of the Company’s shares for a specified period. If the event triggering the redemption is an underwritten public offering of the Company’s shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event of the redemption is the termination or non-renewal of the advisory agreement other than by the Company for cause for any other reason, the fair market value of the assets of the OP will be calculated based on an appraisal or valuation of the Company’s assets. In the event of the termination or non-renewal of the advisory agreement by the Company for cause, all of the special limited partnership interests will be redeemed by the OP for the aggregate price of $1.

HARTMAN vREIT XXI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Cash and cash equivalents	$ 201,005	$ 201,005
Escrowed investor proceeds	11,000	-
Total assets	$ 212,005	$ 201,005

LIABILITIES AND EQUITY

Subscriptions for common stock	11,000	-
Total liabilities	$ 11,000	$ -

Commitments and contingencies

Special Limited Partnership Interests	1,000	1,000

Stockholder’s equity:
Common stock, $0.01 par value per share; 800,000,000 shares authorized; 22,100 shares issued and outstanding at September 30, 2016 and December 31, 2015	221	221
Class A common stock, $0.01 par value per share; 50,000,000 shares authorized and designated; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Class T common stock, $0.01 par value per share; 50,000,000 shares authorized and designated; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at September 30, 2016 and December 31, 2015	-	-
Additional paid-in-capital	199,784	199,784
Total stockholder’s equity	200,005	200,005
Total liabilities and equity	$ 212,005	$ 201,005

The accompanying notes are an integral part of these consolidated financial statements.

HARTMAN vREIT XXI, INC. AND SUBISIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
		Nine Months Ended September 30, 2016		For the Period from September 3, 2015 (date of inception) through September 30, 2015
Cash flows from financing activities:	$		$
Issuance of common stock		-		200,005
Issuance of special limited partnership interests		-		1,000
Escrowed investor proceeds		(11,000)		-
Change in subscriptions for common stock		11,000		-
Cash provided by financing activities		-		201,005

Net change in cash and cash equivalents		-		201,005
Cash and cash equivalents at beginning of period		201,005		-
Cash and cash equivalents at end of period		$201,005		$201,005

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 — Organization

Hartman vREIT XXI, Inc. (the “Company”) was formed on September 3, 2015 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company expects to use the proceeds from its initial public offering to invest in a portfolio of commercial real estate properties that offer a blend of current and potential income based on in place occupancy plus relatively significant potential for growth in income and value from re-tenanting, repositioning or redevelopment.  As discussed in Note 3, the Company was initially capitalized by the sale of 22,100 shares of common stock, at an issue price of $9.05 per share, to Hartman Advisors, LLC, an affiliate of the Company’s Sponsor (as defined below) on September 30, 2015.  The Company’s fiscal year end is December 31.  The Company has not yet begun operations and therefore has not presented a consolidated statement of operations.

Effective June 24, 2016, the Company commenced its initial public offering (the “Offering”) of up to a maximum of $250,000,000 in shares of its common stock to the public in its primary offering at $10.00 per share, with discounts available to certain purchasers, and up to $19,000,000 in shares of its common stock to its stockholders pursuant to its distribution reinvestment plan (the “DRIP”) at $9.50 per share.  The Company may reallocate the shares between the primary offering and the DRIP at its discretion.  In addition, the Company’s board of directors may, from time to time, in its sole discretion, change the price at which the Company offers shares to the public or to its stockholders pursuant to the DRIP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

Pursuant to the terms of the Offering, subscription proceeds are held in an escrow account until the Company raises the minimum offering amount of $1,000,000. As of September 30, 2016, the Company had not raised the minimum offering amount and the subscription proceeds held in escrow had not been released to the Company.

The Company’s advisor is Hartman XXI Advisors, LLC (the “Advisor”), a Texas limited liability company and wholly owned subsidiary of Hartman Advisors, LLC.  Hartman Income REIT Management, Inc., an affiliate of the Advisor, is the Company’s sponsor (“Sponsor”).  Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Substantially all of the Company’s business will be conducted through Hartman vREIT XXI Operating Partnership, L.P., a Texas limited partnership (the “OP”).  The Company is the sole general partner of the OP. The initial limited partners of the OP are Hartman vREIT XXI Holdings LLC, a wholly owned subsidiary of the Company (“XXI Holdings”), and Hartman vREIT XXI SLP LLC (“SLP LLC”), a wholly owned subsidiary of Hartman Advisors, LLC SLP LLC has invested $1,000 in the OP in exchange for a separate class of limited partnership interests (the “Special Limited Partnership Interests”).  As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the Offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the OP being taxed as a corporation, rather than as a partnership.  In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses and such expenses will be treated as expenses of the OP.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements included in this report are unaudited; however, amounts presented in the consolidated balance sheet as of December 31, 2015 are derived from the Company’s audited consolidated balance sheet as of that date. The unaudited consolidated financial statements as of September 30, 2016 have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission, including

Form 10-Q and Regulation S-X, on a consistent basis. The consolidated financial statements presented herein reflect all adjustments (consisting of normal recurring accruals and adjustments), which are in the opinion of management, necessary to fairly present the financial position of the Company as of September 30, 2016 and the consolidated statements of cash flows for the nine months ended September 30, 2016 and for the period from inception, September 3, 2015 to September 30, 2015.

The Company’s consolidated financial statements include the Company’s accounts and the accounts of OP and XXI Holdings, the subsidiaries over which the Company has control.  All intercompany balances and transactions are eliminated in consolidation.

Organization and Offering Costs

Organization and offering costs of the Company are incurred by Advisor on behalf of the Company and, accordingly, are not a direct liability of the Company as of September 30, 2016 and December 31, 2015, respectively, and are not recorded in the accompanying consolidated balance sheets. Such costs will include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of the Advisor’s employees and employees of the Advisor’s affiliates and others. Under the terms of the advisory agreement between the Company and the Advisor, upon the satisfaction of the minimum offering amount and the release to the Company of all subscription proceeds held in escrow, the Company will be obligated to reimburse the Advisor for organization and offering costs incurred by Advisor in connection with the Offering.  In the event that the minimum offering amount is not achieved within one year of the date of the commencement of the Offering, the Offering will terminate and the Company will have no obligation to reimburse Advisor for organization and offering costs incurred by the Advisor on behalf of the Company. The Advisor has incurred organization and offering costs of $460,312 and $222,685 as of September 30, 2016 and December 31, 2015, respectively. The Advisor will not be reimbursed for organization and offering costs to the extent that such reimbursement would cause the total organizational and offering costs incurred by the Company (including selling commissions, dealer manager fees and all other underwriting compensation) to exceed 15% of the aggregate gross proceeds from the sale of the shares of common stock sold in the Offering. Any such reimbursement will not exceed the actual costs and expenses incurred by Advisor.  When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions, dealer manager fees and all other underwriting compensation, will be deferred and charged to stockholder’s equity as such amounts are reimbursed or paid to the Advisor, the dealer manager or their affiliates from the gross proceeds of the Offering.

Financial Instruments

The accompanying consolidated balance sheets include the following financial instrument: cash and cash equivalents.  The Company considers the carrying value to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing in the taxable year in which the Company raises the minimum offering amount in the Offering.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP.  REITs are subject to a number of other organizational and operational requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.  Cash and cash equivalents as of September 30, 2016 and December 31, 2015 consist of demand deposits at a commercial bank.

Note 3 — Capitalization

Under the Company’s Articles of Amendment and Restatement (as amended and restated, the “Charter”), the Company has the authority to issue 900,000,000 shares of common stock, $0.01 per share par value, classified and designated as 800,000,000 shares of common stock, 50,000,000 shares of Class A common stock, 50,000,000 shares of Class T common stock, and 50,000,000 shares of preferred stock with a par value of $0.01 per share.  On September 30, 2015, the Company sold 22,100 shares of common stock to Hartman Advisors, LLC at a purchase price of $9.05 per share for an aggregate purchase price of $200,005, which was paid in cash.  The Company’s board of directors is authorized to amend the Charter, without the approval of the Company’s stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Note 4 — Related Party Arrangements

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the Company’s real estate investments.  In addition, in exchange for $1,000, the OP has issued the Advisor a separate, special limited partnership interest, in the form of Special Limited Partnership Interests.  See Note 6 (“Special Limited Partnership Interest”) below.

The Advisor will receive reimbursement for organizational and offering expenses incurred on the Company’s behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the Advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds from the sale of shares in the Offering.

The Advisor, or its affiliates, will receive an acquisition fee equal to 2.5% of the cost of each investment the Company acquires, which includes the amount actually paid or allocated to fund the purchase, development, construction or improvement of each investment, including acquisition expenses and any debt attributable to each investment.

The Advisor, or its affiliates, will receive a debt financing fee equal to 1.0% of the amount available under any loan or line of credit originated or assumed, directly or indirectly, in connection with the acquisition, development, construction, improvement of properties or other permitted investments, which will be in addition to the acquisition fee paid to the Advisor.

The Company will pay Hartman Income REIT Management, Inc. (“HIRM”), an affiliate of the Advisor, property management fees equal to (i) 5% of the effective gross revenues of the managed properties for the management of retail centers, warehouse, industrial and flex properties and (ii) 3% or 4% of the effective gross revenues for office buildings, as applicable based upon the square footage and gross property revenues of the office buildings.  The Company also expects to pay HIRM leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property, provided that such fees will only be paid if a majority of the Company’s board of directors, including a majority of its independent directors, determines that such fees are fair and reasonable in relation to the services being performed.  HIRM may subcontract the performance of its property management and leasing duties to third parties and HIRM will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.  The Company will reimburse the costs and expenses incurred by HIRM on the Company’s behalf, including the wages and salaries and other employee-related expenses of all employees of HIRM or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Other charges, including fees and expenses of third-party professionals and consultants, will be reimbursed, subject to the limitations on fees and reimbursements contained in the Charter.

If HIRM provides construction management services related to the improvement or finishing of tenant space in the Company’s real estate properties, the Company will pay HIRM a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project;

provided, however, that the Company will only pay a construction management fee if a majority of the Company’s board of directors, including a majority of its independent directors, determines that such construction management fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

The Company will pay the Advisor a monthly asset management fee equal to one-twelfth of 0.75% of the higher of (i) the cost or (ii) the value of all real estate investments the Company acquires.

If Advisor or affiliate provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets, the Company will pay the Advisor a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that, commencing four fiscal quarters after the Company’s acquisition of its first asset, the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (1) 2% of the Company’s average invested assets (as defined in the Charter), or (2) 25% of the Company’s net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.  Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Note 5 — Incentive Plans

The Company has adopted a long-term incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of the Company and the Company’s affiliates’ selected by the board of directors for participation in the Incentive Award Plan. Stock options and shares of restricted common stock granted under the Incentive Award Plan will not, in the aggregate, exceed an amount equal to 5.0% of the outstanding shares of the Company’s common stock on the date of grant or award of any such stock options or shares of restricted stock. Stock options may not have an exercise price that is less than the fair market value of a share of the Company’s common stock on the date of grant.  Shares of common stock will be authorized and reserved for issuance under the Incentive Award Plan. The Company has adopted an independent directors’ compensation plan (the “Independent Directors Compensation Plan”) pursuant to which each of the Company’s independent directors will be entitled, subject to the plan’s conditions and restrictions, to receive an initial grant of 3,000 shares of restricted stock when the Company raises the minimum offering amount of $1,000,000 in the Offering.  Each new independent director that subsequently joins the Company’s board of directors will receive a grant of 3,000 shares of restricted stock upon his or her election to the Company’s board of directors. The shares of restricted common stock granted to independent directors fully vest upon the completion of the annual term for which the director was elected.  Subject to certain conditions, the non-vested shares of restricted stock granted pursuant to the Independent Directors Compensation Plan will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.  No awards have been granted under either the Incentive Award Plan or the Independent Directors Compensation Plan as of September 30, 2016.

Note 6 — Special Limited Partnership Interest

Pursuant to the limited partnership agreement for the OP, SLP LLC, the holder of the Special Limited Partnership Interest, will be entitled to receive distributions equal to 15.0% of the OP’s net sales proceeds from the disposition of assets, but only after the Company’s stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the holder or the Special Limited Partnership Interest is entitled to receive a payment upon the redemption of the Special Limited Partnership Interests. Pursuant to the limited partnership agreement for the OP, the Special Limited Partnership Interests will be redeemed upon: (1) the listing of the Company’s common stock on a national securities exchange; (2) the occurrence of certain events that result in the termination or non-renewal of the Company’s advisory agreement with the Advisor (“Advisory Agreement”) other than by the Company for “cause” (as defined in the Advisory Agreement); or (3) the termination of the Advisory Agreement by the Company for cause. In the event of the listing of the Company’s shares of common stock or a termination of the Advisory Agreement other than by the Company for cause, the Special Limited Partnership Interests will be redeemed for an aggregate amount equal to the amount that the holder of the Special Limited Partnership Interests would have been entitled to receive, as described above, if the OP had disposed of all of its assets at their fair market value and all liabilities of the OP had been satisfied in full according to their terms as of the date of the event triggering the redemption. Payment of the redemption price to the holder of the Special Limited Partnership Interests will be paid, at the holder’s discretion, in the form of (i) limited partnership interests in the OP, (ii) shares of the Company’s common stock, or (iii) a non-interest bearing promissory note. If the event triggering the redemption is a listing of the Company’s shares on a national securities exchange only, the fair market value of the assets of the OP will be calculated taking into account the average share price of the Company’s shares for a specified period. If the event triggering the redemption is an underwritten public offering of the Company’s shares, the fair market value will take into account the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event of the redemption is the termination or non-renewal of the Advisory Agreement other than by the Company for cause for any other reason, the fair market value of the assets of the OP will be calculated based on an appraisal or valuation of the Company’s assets. In the event of the termination or non-renewal of the Advisory Agreement by the Company for cause, all of the Special Limited Partnership Interests will be redeemed by the OP for the aggregate price of $1.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our Advisor (Prior Real Estate Programs), most of which have investment objectives similar to Hartman vREIT XXI, Inc. Each of the Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Hartman vREIT XXI, Inc. intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in the Hartman vREIT Properties XXI, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The Advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Allen R. Hartman is the CEO of our Advisor and was the general partner, owner of the general partner and/or president or manager of the general partner of the Prior Real Estate Programs and is the CEO of Hartman vREIT XXI, Inc. and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Hartman was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Results of Completed Programs (included but not applicable)

Table V - Results of Sales or Disposals of Property (included but not applicable)

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Hartman  Properties XXI, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the Sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of affiliates of Allen R. Hartman as sponsors in raising and investing funds for Prior Real Estate Programs with offerings that have closed during the three years ended December 31, 2015.  This program had similar investment objectives to Hartman vREIT XXI, Inc.  Also set forth is information pertaining to the timing and length of the offering and the time period over which the proceeds were invested in properties. All figures are as of December 31, 2015.

Hartman Development Fund LLC

Dollar amount offered	$25,000,000
Dollar amount raised	$4,017,711
Length of offering (in months)	45
Months to invest 90% of amount available for investment (measured from date of offering)	32

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table summarizes the type and amount of compensation paid to affiliates of Allen R. Hartman during the three years ended December 31, 2015.  All figures are as of December 31, 2015.

Hartman Development Fund LLC (1)
Date offering commenced	09/01/2009
Dollar amount raised	$4,017,711

Amount paid to Sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	$319,821
Organizational expenses	$120,531
Acquisition fees	$120,531
Real estate commissions	$-
Advisory fees	$-
Other fees	$-
Dollar amount cash generated from operations before deducting payments to Sponsor	$102,824
Amount paid to Sponsor from operations:
Property management fees	$15,783
Advisory/asset management fees	$3,157
Reimbursements	$20,523
Leasing commissions	$10,125
$49,588
Dollar amount of property sales and refinancing before deducting payments to Sponsor	$-
Amounts paid to Sponsor from property sales and refinancing	$-

(1)

Hartman Development Fund LLC’s private offering ended in 2013.  The fund merged with and into Hartman Short Term Income Properties XIX, Inc. effective May 30, 2013.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following two tables set forth the annual operating results of Prior Real Estate Programs the offering of which have closed during the five years ended December 31, 2015 and that have similar investment objectives to Hartman vREIT XXI, Inc. All results are as of and for the twelve months ending December 31 for the year indicated.

Hartman Short Term Income Properties XIX Inc.
In thousands of dollars except per share amounts
	2008	2009	2010	2011	2012	2013	2014	2015
Summary Operating Results
Gross revenues	$1,084	$3,219	$7,796	$13,010	$12,496	$13,697	$14,415	$14,699
Operating expenses	1,182	2,880	10,013	13,077	12,433	12,809	13,979	12,753
Operating income (loss)	-97	339	-2,217	-1,896	63	888	436	1,946
Interest expense, net	272	643	1,096	1,829	1,662	1,868	2,060	2,096
Net income (loss) – GAAP basis	-370	-304	-3,312	-842	-1,600	-953	-1,625	263
Summary Cash Flows
Net cash provided by (used in):
Operating activities	2,236	-1,677	3,042	4,200	332	3,998	4,813	2,998
Investing activities	-13,332	-11,174	-23,533	-2,826	4,103	-10,346	899	-992
Financing activities	21,700	16,035	12,203	-1,033	-5,568	6,138	-5,222	-1,756
Net change in cash	10,604	3,183	-8,288	342	-1,133	-211	490	250
Amount and Source of Distributions
Total distributions paid to preferred	$735	$1,162	$2,136	$3,277	$3,059	$3,334	$3,720	$3,764
shareholders
Total distributions paid to common	-	-	-	-	-	-
shareholders							-
Distribution data per $1,000 invested:
Total distributions paid to preferred	$42.11	$51.56	$42.72	$65.54	$61.18	$63.06	$67.62	$68.42
shareholders
From operations	$42.11	-	$42.72	$65.54	$6.64	$63.06	$67.62	$68.42
From Sales of Properties	-	-	-	-	-	-	-	-
From Financing Proceeds	-	-	-	-	-	-	-	-
From offering proceeds	-	$51.56	-	-	$54.54	-	-	-
Summary Balance Sheet
Total assets (before depreciation)	26,033	40,730	57,031	79,441	74,641	90,109	89,691	90,926
Total assets (after depreciation)	25,810	39,549	52,722	70,586	60,309	70,246	64,519	61,685
Total liabilities	11,682	13,469	35,241	38,978	34,589	45,714	46,653	47,839
Estimated value per share (1)	$ NA	$ NA	$ NA	$11.84	$12.03	$13.10	$13.01	$13.42

(1) No estimated value per share was determined for years ending December 31, 2007 through 2010 during the program’s distribution period.  The offering price per share during the distribution period was $10.00 per share.  The program closed in December 2010.  The estimated value per share for the years ending December 31, 2011, 2012, and 2013, respectively, were determined by WKW Financial Advisors, Houston, Texas and reflect a 20% marketability discount. WKW Financial Advisors is an independent valuation consultant and is not affiliated with Hartman Short Term Income Properties XIX, Inc. or any of its affiliates.  The 2014 value was determined by the Company without regard to marketability discount.  The 2015 value was determined by WKW without regard to a marketability discount.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Hartman Development Fund, LLC
In thousands of dollars except per share amounts	2009	2010	2011	2012	2013
Summary Operating Results
Gross revenues	$ -	$ 14	$ -	$ 168	$ 149
Operating expenses	-	-	4	201	210
Operating income (loss)	-	14	(4)	(34)	(61)
Interest expense, net	-	-	(34)	(52)	-
Net income (loss) – GAAP basis	-	14	30	18	(61)
Summary Cash Flows
Net cash provided by (used in):
Operating activities	-	(911)	941	139	141
Investing activities	-	-	(2,768)	(267)	(1,227)
Financing activities	399	1,052	1,388	83	1,028
Net change in cash	399	141	(429)	(45)	(58)
Amount and Source of Distributions
Total distributions paid to preferred shareholders	-	$ 42	$ 231	$ 301	$ 114
Total distributions paid to common shareholders	-	-	-	-	-
Distribution data per $1,000 invested:
Total distributions paid to preferred shareholders	-	$24.96	$64.56	$75.25	$28.50
From operations	-	-	-	$34.75	$28.50
From sales of properties	-	-	-	-	-
From financing sources	-	-	-	-	-
From offering proceeds	-	$24.96	$64.56	$40.50	-
Summary Balance Sheet
Total assets (before depreciation)	40,730	57,031	82,319	74,641	90,109
Total assets (after depreciation)	39,549	52,722	73,464	60,309	70,246
Total liabilities	13,469	35,241	39,010	34,589	45,714
Estimated value per share (1)	$ NA	$ NA	$ NA	$ NA	$8.45

(1)

No estimated value per share was determined for the years ending December 31, 2009 through 2012 during the program’s distribution period.  The offering price per equivalent share during the distribution period was $10.00 per share equivalent.  Effective May 30, 2013 Hartman Development Fund, LLC merged with and into Hartman Short Term Income Properties XIX, Inc.  The estimated value per share as of December 31, 2013 is based on the value of merger consideration received by the former Hartman Development Fund investors.  Pursuant to the merger, the investors of Hartman Development Fund LLC (holders of the equivalent of 473,373 shares valued at $8.45 per share) received a total of 337,838 preferred shares of Hartman Short Term Income Properties XIX, Inc. valued at $4,000,000 or $11.84 per preferred share (a ratio of 0.7136 shares of Hartman Development Fund for each share of Hartman Short Term Income Properties XIX, Inc.) in exchange for the cancellation of all of their membership units in Hartman Development Fund LLC.  The $11.84 per preferred share value was based on a valuation of Hartman Short Term Income Properties XIX, Inc. prepared by WKW Financial Advisors, an independent valuation consultant not affiliated with Hartman Short Term Income Properties XIX, Inc. or any of its affiliates.  There is no public market for the preferred shares and they have limited liquidity.  The per interest amount of Hartman Development Fund LLC shown in the table is as of the merger date and was calculated by dividing the $4,000,000 value of the of merger consideration by the total amount of membership units in Hartman Development Fund LLC outstanding as of the merger date. Due to the fact that there were more outstanding membership units of Hartman Development Fund LLC that there were issued preferred shares, the per share price of Hartman Development Fund LLC shown in the table is lower than the per preferred share merger consideration.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV presents information regarding the operating results of Prior Real Estate Programs that have completed operations (no longer hold properties) during the five years ended December 31, 2015. This Table IV includes the operations of Hartman Gulf Plaza LLC (Tenant-in-Common) from its inception in June 2004 to March 11, 2014, its last day before termination and sale of its sole property to Hartman Short Term Income Properties XX, Inc.

HARTMAN GULF PLAZA LLC (TENANT-IN-COMMON) (1)
Date of program closing or occurrence of liquidity event	03/11/2014
Duration of program in months	116
Aggregate dollar amount raised	$ 7,050,000
Annualized return on investment	2.1% (2)
Median annual leverage	59%
Aggregate compensation paid or reimbursed to the Sponsor or its affiliates	$ 3,031,128

(1)

Hartman Gulf Plaza LLC (Tenant-in-Common) completed its offering in June 2004.

On February 7, 2014, Hartman Short Term Income Properties XX, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Hartman Gulf Plaza Acquisitions, L.P. (“Acquisitions”) and each of the thirteen other tenant-in-common owners, relating to the acquisition of the Gulf Plaza office building (the “Gulf Plaza Property”).  On March 11, 2014, the Company completed its acquisition of the Gulf Plaza Property.

Acquisitions owned a 1% interest in the Gulf Plaza Property.  Acquisitions is an affiliate of Hartman Income REIT, Inc.  Hartman Income REIT Management, Inc., a wholly owned subsidiary of Hartman Income REIT, Inc. was the property manager of the Gulf Plaza Property.

(2)

Annualized return on investment was calculated as follows:

Calculation of annualized return on investment	Hartman Gulf Plaza LLC (Tenant-in-Common)
Periodic distributions paid to investors in cash	$ 2,570,738
Cash paid to investors at termination	5,900,064
Aggregate amount distributed to investors	$ 8,470,802
Aggregate amount invested by investors	7,050,000
Aggregate amount of investment return	$ 1,420,802
Amount of investment return divided by amount invested	20.2%
÷ 116 mos. * 12
Annualized return on investment	2.1%

.

TABLE V (UNAUDITED)

 RESULTS OF SALES OR DISPOSALS OF PROPERTY

Table V sets forth summary information on the results of the sale or disposal of properties by Prior Real Estate Programs for the three fiscal years ended December 31, 2015.  This Table provides summary information on the results of sales and / or dispositions of properties by Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) and Hartman Gulf Plaza LLC (Tenant in Common) for the three fiscal years ended December 31, 2015.

($000)			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties, Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total (2)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Costs (3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures (4)
Hartman Development Fund LLC, located in Houston, TX (1)	-	May 2013	$4,000	-	$4,000	-	$3,040	$3,040	$99
Hartman Gulf Plaza Tenant- in-Common, located in Houston, TX	June 2004	March 2014	$5,900	$7,284	$13,184	$8,000	$17,310	$25,310	$7,878

1.

Hartman Development Fund LLC owned one commercial real estate property.  Effective May 30, 2013, Hartman Development Fund LLC merged with and into Hartman Short Term Income Properties XIX, Inc., which continues to own the singe real estate asset.

2.

Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.

3.

Amounts do not include a pro rata share of the offering costs.  There were no carried interests received in lieu of commissions in connection with acquisition of property.

4.

Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property

APPENDIX B:

FORM OF SUBSCRIPTION AGREEMENT

Hartman vREIT XXI, Inc.

CURRENTLY NOT AVAILABLE TO RESIDENTS OF ARKANSAS,

PENNSYLVANIA OR WASHINGTON

If you need further assistance in completing this Subscription Agreement, please call us at: (713) 467-2222

1.

INVESTMENT INFORMATION

Amount of Subscription: $______________________

Investment Type:

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares              ☐ Class T Shares

☐   Initial Investment (Minimum Subscription: $10,000) (IRA or other qualified plan $5,000)

☐   Additional Investment (Minimum Subscription: $500. Please complete the information below regarding the previous investment)

State of Sale: _______

*Reduced purchase price could impact number of shares.

Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with Subscription Documents, completed and signed, to:

Great Lakes Fund Solutions, Inc.

500 Park Ave. Suite 114

Lake Villa, IL 60046.

2.

TYPE OF OWNERSHIP

Non-Qualified Investment Type:

☐   Tenants-in-Common(1)

☐   Joint Tenants with Right of Survivorship(1)

☐ Individual

☐   Trust(2)

☐ Partnership(2)

☐   Uniform Gift to Minors Act: State of

☐   Uniform Transfer to Minors Act: State of

☐ C Corporation(2)

☐ S Corporation(2)

☐ Community Property(1)

☐ Limited Liability Company(2)

☐ Other:

Qualified Investment Type: ☐ Traditional (Individual) IRA ☐ Simple IRA ☐ SEP IRA ☐ ROTH IRA ☐ Beneficial as Beneficiary for: ☐ Pension or Profit Sharing Plan(2) ☐ KEOGH Plan(2) ☐ Other:

(1)	All parties must sign.

(2)

Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

Custodian Information:

(To be completed by Custodian)

Name of Custodian:   ______________________________________________________________

Address:                     ______________________________________________________________

City, State, ZIP:         ______________________________________________________________

Phone:                        ______________________________________________________________

Custodian Tax ID #:  ______________________________________________________________

Custodian Account #:  _____________________________________________________________

By executing this Subscription Agreement, Custodian certifies to Hartman vREIT XXI, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

3.

INVESTOR INFORMATION

Investor Name:

_____________________                               ________________                             ____________

Investor Name/Trust/Entity                                                 SSN/ Tax ID                                                         Date of Birth

_____________________________________________             _____________________________________________

Street Address                                                                                City                                   State            Zip

_____________________________________________              _____________________________________________

Mailing Address (if different from above)                                     City                                   State           Zip

_________________________________                                      __________________________________

Phone (day)                                                                                     Phone (evening)

________________________________________________________________________

Email Address

☐  US Citizen      ☐   US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

Secondary Investor Name:

_____________________________                  ________________                             ____________

Investor Name/Trustee/Authorized Trader/ Entity                 SSN/ Tax ID                                                      Date of Birth

_____________________________________________             _____________________________________________

Street Address                                                                                City                                   State            Zip

_____________________________________________              _____________________________________________

Mailing Address (if different from above)                                     City                                   State           Zip

_________________________________                                      __________________________________

Phone (day)                                                                                     Phone (evening)

________________________________________________________________________

Email Address

☐  US Citizen      ☐   US Citizen residing outside of US      ☐  Foreign citizen, country ______________________________

__________ By initialing here, I confirm I would like to go green and no longer receive in paper any documents that Hartman can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Hartman.

4.

DISTRIBUTION INFORMATION

Choose one of the following options:

Indicate your selection by initialing next to the options provided below.

  ______ I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.

  _______ Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2)

  _______ Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).

Name:

Address:

City:                                                                        State:                                       ZIP Code:

Account No.:

_______ Direct Deposit (Attach Voided Check) By initialing here, I authorize the Company or its agent (collectively, “Hartman”) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Hartman in writing to cancel it. In the event that Hartman deposits funds erroneously into my account, Hartman vREIT XXI, Inc.is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: _______________________________________     Checking  _____   Savings _____

                ABA/Routing Number: ________________________________________________________________

Account Number:   ____________________________________________________________________

Signature of Account Owner:  ___________________________________________________________

If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

_______ Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must initial here and you must complete and return the TOD form requested from us.

5.

INVESTOR SIGNATURES

Please carefully read and separately initial each of the representations below for items 1-5. Only sign items 6-16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

To be initialed by all investors

Owner      Co-owner

1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.

2.

I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

4.	I am purchasing the shares for my own account.

5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.
6.	Alabama—If I am an Alabama investor, I must have a liquid net worth of at least 10 times my investment in this program and its affiliates.
7.

Idaho—If I am an Idaho investor, I must have either (a) $85,000 in annual income and a net worth of $85,000, or (b) a liquid net worth of $300,000. In addition, my total investment in the Company must not exceed 10% of my liquid net worth. Liquid net worth is defined as the portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities.

8.

Iowa— If I am an Iowa investor, (i) I must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) I must limit my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of my net worth. (Net worth in each case should be determined exclusive of home, auto and home furnishings.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

9.

Kansas—If I am a Kansas investor, I understand that it is recommended by the Kansas Securities Commissioner that Kansas investors limit aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10% of the investor’s liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

10.

Kentucky—If I am a Kentucky investor, I may not invest more than 10% of my liquid net worth (defined as cash, cash equivalents and readily marketable securities) in the Company’s shares or the shares of the Company’s affiliates’ non-publicly traded real estate investment trusts.

11.

Massachusetts—Massachusetts investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) limit their aggregate investment in this offering and in the securities of other illiquid direct participation programs to 10% of such investor’s liquid net worth.

12.	Missouri— If I am a Missouri investor, my investment in the Company may not exceed 10% of my liquid net worth.
13.

Nebraska—Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $300,000; and (ii) Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor’s net worth.  (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.)  Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

14.

New Jersey–If I am a New Jersey investor, I have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth

15.

New Mexico—If I am a New Mexico investor, my aggregate investment in the Company, its affiliates, and in other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.  Liquid net worth is defined as the portion of an investor’s total net worth (total assets minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.

16.	North Dakota— If I am a North Dakota investor, I represent that, in addition to the stated net income and net worth standards, I have a net worth of at least ten times their investment in the Company.
17.

Ohio—If I am an Ohio investor, my aggregate investment in the Company, the Company’s affiliates and in other non-traded REIT programs may not exceed 10% of my liquid net worth.  “Liquid net worth” is defined as that portion of an investors net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

18.

Oregon—If I am an Oregon investor, my maximum investment in the Company and its affiliates may not exceed 10% of my liquid net worth.  “Liquid net worth” is defined as that portion of an investor’s net worth consisting of cash, cash equivalents, and readily marketable securities.

19.	Tennessee— If I am a Tennessee investor, my investment in the Company may not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, (iii) he or she is a U.S. citizen unless otherwise indicated, and (iv) the FATCA code entered on this form (if any) indicating that the payer is exempt from FATCA reporting is correct. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X

                                             Date

Signature of Investor

X

                                             Date

Signature of Joint Investor or, for

Qualified Plans, of Custodian

6.

BROKER-DEALER AND/OR REGISTERED INVESTMENT ADVISOR

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Hartman vREIT XXI, Inc.

_________________________________________              ________________________

Name of Registered Representative/Authorized Representative

CRD/IARD Number (if applicable)

____________________________________________________

 ____________________________

Signature of Registered Representative/Authorized Representative

 Rep ID

Registered Representative/Authorized Representative Office Address:

_______________________________________________________________________________________

Phone Number: _______________________________________    Facsimile Number: __________________

Email Address: _______________________________________

Name of Broker-Dealer/RIA: _____________________________________________   Branch ID: _________

For purchases with reduced selling commissions, please designate below:

☐    RIA purchase    ☐   Registered Representative purchase    ☐   Hartman employee or affiliate purchase*  ☐ Other (explain) _________________________________________________

*  Reduced purchase price could impact number of shares.

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.

Kansas investors should follow the instructions in the Prospectus under “How to Subscribe.”

Checks should be made payable to “Hartman vREIT XXI, Inc.” and sent, together with the completed Subscription Agreement (with all signatures) to:

Great Lakes Fund Solutions, Inc.

500 Park Ave, Suite 114

Lake Villa, IL 60046

To contact us by phone, please call

1-800-880-2212 – Investor Relations

If this is a custodial investment, please mail completed, original Subscription Agreement (with all signatures) and any additional required documents to the Custodian. Custodian will forward to Hartman’s transfer agent, Great Lakes Fund Solutions, Inc. at the address noted above.

Wiring Instructions:

Bank Name:

ABA #

Account

Account Name: Great Lakes Fund Solutions, Inc. in re:  Hartman vREIT XXI

Reference: [investor name]

Hartman vREIT XXI, Inc.

APPENDIX C:

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

HARTMAN VREIT XXI, INC.

Hartman vREIT XXI, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”), has adopted this Distribution Reinvestment Plan (this “DRIP”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

Distribution Reinvestment. As agent for the stockholders (“Stockholders”) who purchase shares of the Company’s common stock, par value $0.01 per share (“Shares”) from the Company pursuant to the Company’s public offering of its Shares (the “Offering”) or any future offering of the Shares (“Future Offering”), and elect to participate in the DRIP (the “Participants”), the  Company will apply all distributions, paid with respect to the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of additional Shares of the same class (i.e. Distributions paid on Class A shares will be used to purchase additional Class A shares, and Distributions paid on Class T Shares will be used to purchase additional Class T Shares) for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRIP.

Effective Date. The effective date of this DRIP shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Offering) are met in connection with the Offering.

Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company’s Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRIP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRIP will be paid at the same time as Distributions are paid on Shares purchased outside the DRIP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, Participant fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, Participant will promptly so notify the Company in writing. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s Sponsor, or any other person selling Shares on behalf of the Company, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

Purchase of Shares. Until the Company establishes an estimated value per share that is not based on the price to acquire an Share in the Company’s primary offering, participants will acquire Shares from the Company under the DRIP (the “Plan Shares”) at a purchase price of $9.50 per Class A share and  $9.12 per Class T share; provided, however, that the Company’s board of directors (“Board of Directors”) may, in its sole discretion, from time to time, change the class share price based upon changes in the Company’s estimated value per share and other factors that the Board of Directors deems relevant. Participants may acquire Shares from the Company under the DRIP until the earliest of (a) all the Plan Shares registered in the Offering or any Future Offering are issued, (b) the Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or (c) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available will be sold at a price equal to the fair market value of the Shares, as determined by the Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

C-1

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Offering.

If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

Taxes. It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

Reports. Within 90 days after the end of the Company’s fiscal year, the Company will provide each Participant with an individualized report on such stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal-year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant’s participation in the DRIP including the tax consequences relative thereto.

Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. If a Participant terminates DRIP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of DRIP participation, Distributions will be distributed to the Stockholder in cash.

Amendment, Suspension or Termination of DRIP by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the DRIP for any reason upon 30 days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the DRIP to restrict or remove the right of Participants to terminate participation in the DRIP at any time without penalty.

Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including; without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

Governing Law.  This DRIP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this choice of law provision.

C-2

HARTMAN VREIT XXI, INC.

Maximum Offering of $269,000,000 of Shares of Common Stock

Minimum Offering of $1,000,000 of Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until        , 201_ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS
(UNAUDITED)

In the three years ended December 31, 2015, the prior real estate programs acquired a total of 12 properties located in Houston and Dallas, Texas for an aggregate purchase price, inclusive of debt, of approximately $135,612,000 excluding closing costs. The acquisitions were financed with a combination of cash equity and debt financing. The following table provides additional information about these acquisitions:

Property Name/Location	Property Type	Rentable SF	Annualized Base Rent (1)	Percent Leased	Date Acquired	Acquisition Cost	Mortgage Debt Outstanding (2)

Parkway Plaza I & II Dallas, TX	Office	136,506	$ 989,334	44%	3/15/2013	$ 9,490,000	$ -
Gulf Plaza Houston, TX (2)	Office	120,651	$ 2,402,338	100%	3/11/2014	$ 13,950,000	$ -
Mitchelldale Business Houston, TX	Ind./Flex	377,752	$ 2,008,774	85%	6/13/2014	$ 19,175,000	$ 12,355,924
Energy Plaza I&II San Antonio, TX	Office	180,119	$ 3,437,273	90%	12/30/2014	$ 17,610,000	$ 10,188,818
Timbercreek Atrium Houston, TX (2)	Office	51,035	$ 678,730	82%	12/30/2014	$ 2,896,800	$ -
Copperfield Building Houston, TX (2)	Office	42,621	$ 573,583	74%	12/30/2014	$ 2,419,200	$ -
Commerce Plaza Hillcrest Dallas, TX (2)	Office	203,688	$ 2,021,954	74%	5/1/2015	$ 11,400,000	$ -
400 North Belt Houston, TX (2)	Office	230,872	$ 2,837,539	63%	5/8/2015	$ 10,150,000	$ -
Ashford Crossing Houston, TX (2)	Office	158,451	$ 2,553,758	86%	7/31/2015	$ 10,600,000	$ -
Corporate Park Place Dallas, TX (2)	Office	113,429	$ 1,209,059	71%	8/24/2015	$ 9,500,000	$ -
Skymark Tower Arlington, TX (2)	Office	115,700	$ 1,564,300	74%	9/2/2015	$ 8,846,000	$ -
One Technology Center San Antonio, TX	Office	196,348	$3,830,439	85%	11/10/2015	19,575,000
Total			$24,107,081			$ 135,612,000	$ 22,514,742

(1)

Annualized base rent is based upon occupancy as of December 31, 2015 for tenants paying rent as of that date.

(2)

Gulf Plaza, Timbercreek Atrium, Copperfield Building and One Technology Center are collateral for a revolving credit facility with Texas Capital Bank.  Corporate Park Place, Commerce Plaza Hillcrest, 400 North Belt, Ashford Crossing and Skymark Tower are collateral for a revolving credit facility with East West Bank.  See “Information Regarding Our Indebtedness.”

Item 31. Other Expenses of Issuance and Distribution

Item	Amount
SEC registration fee	$27,088
FINRA filing fee	53,388
Legal fees and expenses	253,879
Blue sky fees and expenses	82,425
Accounting fees and expenses	43,532
Advertising & sales literature expenses	-
Printing expenses	-
Miscellaneous	-
Total	$460,312

Item 32. Sales to Special Parties

Our executive officers and directors and their immediate family members, as well as officers and employees of our Advisor and our Advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our Class A common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our Class A common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our Class A common stock that may be sold to such persons. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our Advisor and its affiliates will be expected to hold their shares of our Class A common stock purchased as stockholders for investment and not with a view towards distribution.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of $250,000 or more of our Class A common stock to a qualifying purchaser, a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Investors may agree with their participating brokers to reduce the amount of sales commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the sales commissions payable in connection with such transaction.

Item 33. Recent Sales of Unregistered Securities

On September 30, 2015, we issued 22,100 shares of Class A common stock at $9.05 per share to Hartman Advisors LLC, the parent company of our Advisor and an affiliate of our Sponsor, in exchange for $200,005 in cash. We relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our Sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On September 30, 2015, our operating partnership issued limited partnership interests to Hartman vREIT XXI Holdings, LLC, the initial limited partner, for $1,000 and issued special limited partnership interests to Hartman vREIT SLP, LLC, the special limited partnership interest holder, for $1,000. Our operating partnership relied on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. We, the limited partner and the special limited partnership interest holder, by virtue of our affiliation with our operating partnership, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established.

•

An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•

The director or officer actually received an improper personal benefit in money, property or services; or

•

With respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expense in advance of final disposition of a proceeding to our directors, our officers, our Advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our Advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met: (i) the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the indemnified person was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders.

Notwithstanding the foregoing, our charter further provides that an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, or the SEC, and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of Company funds to our directors and to our Advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the person seeking indemnification provides the Company with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and (iv) the person seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)

Financial Statements. See Index to the Consolidated Balance Sheet and Prior Performance Tables.

(b)

Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings

The registrant undertakes:

(1)

to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4)

to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5)

that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6)

that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)

any other communication that is an offer in the offering made by the registrant to the purchaser;

(7)

to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s Advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8)

to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9)

to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, for each significant property acquired and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 11th day of January, 2017

Hartman vREIT XXI, Inc.

/s/ Allen R. Hartman
Allen R. Hartman
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Allen R. Hartman Allen R. Hartman	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2017

/s/ Louis T. Fox III Louis T. Fox III	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 11 2017

/s/ James A. Cardwell James A. Cardwell	Independent Director	January 11, 2017

/s/ John G. Ostroot John G. Ostroot	Independent Director	January 11, 2017

EXHIBIT INDEX

Exhibit	Description
1.1	Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)
1.2

Form of Soliciting Dealer Agreement (included as Exhibit A to Exhibit 1.1) (incorporated by reference to Exhibit 1.2 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

1.3	Form of Selected Investment Advisor Agreement (incorporated by reference to Exhibit B to Exhibit 1.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

3.1*	Third Articles of Amendment and Restatement

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 5)

4.1

Form of Subscription Agreement (included as Appendix B to the prospectus) (incorporated by reference to Exhibit 4.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

4.2

Amended and Restated Distribution Reinvestment Plan (included as Appendix C to the prospectus) (incorporated by reference to Exhibit 4.2 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

4.3	Escrow Agreement (incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 5)

5.1*	Opinion of Ballard Spahr LLP regarding legality of the securities being registered

8.1

Opinion of Alston & Bird, LLP regarding certain federal income tax matters (incorporated by reference to Exhibit 8.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

10.1	Amended and Restated Advisory Agreement (incorporated by reference to Exhibit 10.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

10.2	Agreement of Limited Partnership of Hartman vREIT XXI Operating Partnership, LP (incorporated by reference to Exhibit 10.2 to the Pre-Effective Amendment No. 5)

10.3

Hartman vREIT XXI, Inc. Amended & Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-effective Amendment No. 1 to this Post-Effective Amendment No. 1 filed on November 22, 2016)

10.4

 Hartman vREIT XXI, Inc. Amended & Restated Independent Directors Compensation Plan  (incorporated by reference to Exhibit 10.4 to Pre-effective Amendment No. 1 to this Post-Effective Amendment No. 1 filed on November 22, 2016)

10.5

Contract of Sale dated October 14, 2016 by Hartman XX Limited Partnership and Village Pointe Investors, L.P. (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed on November 14, 2016)

10.6

First Amendment to Contract of Sale dated October 14, 2016 by Hartman XX Limited Partnership and Village Pointe Investors, L.P. (incorporated by reference to Exhibit 10.2 to the Current report on Form 8-K filed on November 14, 2016)

10.7

Promissory Note dated November 14, 2016 by Hartman Village Pointe, LLC in favor of Hartman XX Limited Partnership (incorporated by reference to Exhibit 10.3 to the Current report on Form 8-K filed on November 14, 2016)

10.8

Deed of Trust, Security Agreement and Assignment of Rents dated November 14, 2016 by Hartman Village Pointe, LLC in favor of Hartman XX Limited Partnership (incorporated by reference to Exhibit 10.4 to the Current report on Form 8-K filed on November 14, 2016)

21.1*	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Preeffective Amendment No. 2 to the Post-Effective Amendment No. 1 filed on December 22, 2016.)

23.1	Consents of Ballard Spahr LLP and Alston & Bird LLP (included in Exhibits 5.1 and 8.1, respectively)

23.2*	Consent of Weaver and Tidwell, L.L.P.

*	Filed herewith.